Filed with the Securities and Exchange Commission on December 4, 2025
REGISTRATION NO. 333-288504

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PRUCO LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in its Charter)
ARIZONA
(State or other jurisdiction of incorporation or organization)
22-1944557
(I.R.S. Employer Identification Number)
C/O PRUCO LIFE INSURANCE COMPANY
213 WASHINGTON STREET
NEWARK, NEW JERSEY 07102-2992
(973) 802-7333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
CT CORPORATION SYSTEM
3800 NORTH CENTRAL AVENUE, SUITE 460
PHOENIX, ARIZONA 85012
(602) 248-1145
(Name, address, including zip code, and telephone number, including area code, of agent for service)
COPIES TO:
RICHARD H. KIRK
VICE PRESIDENT
PRUCO LIFE INSURANCE COMPANY
ONE CORPORATE DRIVE
SHELTON, CONNECTICUT 06484
(203) 925-3707

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer

Non-accelerated filer	x	Smaller reporting company

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

PRUCO LIFE INSURANCE COMPANY
A Prudential Financial Company
751 Broad Street, Newark, NJ 07102-3777
PRUDENTIAL FLEXGUARD 2.0
Flexible Premium Deferred Registered Index-Linked Annuity (“B SERIES”)

PROSPECTUS: December 15, 2025
This prospectus describes the Index Strategy crediting options available with Prudential FlexGuard 2.0 (hereinafter referred to as “FlexGuard”) B Series, a flexible premium deferred registered index-linked annuity (“Annuity”) offered by Pruco Life Insurance Company (“Pruco Life”, “we”, “our”, "the Company", or “us”). The Annuity provides for the potential accumulation of retirement savings through investment in certain Index Strategies and a Fixed Account and retirement income through annuitization. The Annuity is intended for retirement or other long-term investment purposes.
The Annuity is offered as an individual annuity contract ("Contract") and has features and benefits that may be appropriate for you based on your financial situation, your age, and how you intend to use the Annuity. This prospectus is not your Contract, although this prospectus provides a description of the material features under your Contract. The description of the material features of the Contract is current as of the date of this prospectus. If certain material provisions of the Index Strategies are changed after the date of this prospectus, those changes will be described in a supplement to this prospectus and the supplement will become a part of this prospectus.
Clients seeking information regarding their particular investment needs should contact a Financial Professional. Financial Professionals may be compensated for the sale of the B Series. Selling broker-dealer firms may not make available or may not recommend the B Series of the Annuity and/or benefits described in this prospectus. Please speak to your Financial Professional for further details.
We hold the assets for each Index Strategy and Fixed Account in a non-insulated, non-unitized separate account we have established to support our obligations with respect to the Annuity.

PLAZFG20PROS-INDEX

The Index Strategies currently available are:

Cap Rate Index Strategy	Enhanced Cap Rate Index Strategy	Step Rate Plus Index Strategy	Tiered Participation Rate Index Strategy	Dual Directional Index Strategy	Participation Rate with Cap Strategy
1-year S&P 500®, 10% Buffer
1-year MSCI EAFE, 10% Buffer
1-year Invesco QQQ ETF, 10% Buffer
1-year iShares® Russell 2000 ETF, 10% Buffer
1-year S&P 500®, 15% Buffer
1-year MSCI EAFE, 15% Buffer
1-year Invesco QQQ ETF, 15% Buffer
1-year iShares® Russell 2000 ETF, 15% Buffer
1-year S&P 500®, 30% Buffer
1-year MSCI EAFE, 30% Buffer
1-year Invesco QQQ ETF, 30% Buffer
1-year iShares® Russell 2000 ETF, 30% Buffer
1-year S&P 500®, 100% Buffer
3-year S&P 500®, 10% Buffer
3-year MSCI EAFE, 10% Buffer
3-year iShares® Russell 2000 ETF, 10% Buffer
3-year AB 500 Plus IndexSM 10% Buffer
3-year Invesco QQQ ETF 10% Buffer
3-year S&P 500®, 20% Buffer
3-year iShares® Russell 2000 ETF, 20% Buffer
3-year MSCI EAFE, 20% Buffer
3-year AB 500 Plus IndexSM 20% Buffer
3-year Invesco QQQ ETF 20% Buffer
6-year S&P 500®, 20% Buffer
6-year MSCI EAFE, 20% Buffer
6-year iShares® Russell 2000 ETF, 20% Buffer
6-year AB 500 Plus IndexSM 20% Buffer
6-year Dimensional International Equity Focus Index 20% Buffer
6-year Invesco QQQ ETF 20% Buffer
6-year S&P 500®, 30% Buffer
6-year MSCI EAFE, 30% Buffer
6-year iShares® Russell 2000 ETF, 30% Buffer
6-year AB 500 Plus IndexSM 30% Buffer
6-year Dimensional International Equity Focus Index 30% Buffer
6-year Invesco QQQ ETF 30% Buffer
6-year S&P 500®, 100% Buffer

1-year S&P 500®, Spread A, 10% Buffer
1-year S&P 500®, Spread B, 10% Buffer
1-year MSCI EAFE, Spread A, 10% Buffer
1-year MSCI EAFE, Spread B, 10% Buffer
1-year S&P 500®, Spread A, 15% Buffer
1-year S&P 500®, Spread B, 15% Buffer
1-year MSCI EAFE, Spread A, 15% Buffer
1-year MSCI EAFE, Spread B, 15% Buffer
1-year S&P 500®, 5% Buffer 1-year MSCI EAFE, 5% Buffer 1-year S&P 500®, 10% Buffer
6-year S&P 500®, 5% Buffer
6-year MSCI EAFE, 5% Buffer
6-year iShares® Russell 2000 ETF, 5% Buffer
6-year AB 500 Plus IndexSM 5% Buffer
6-year Dimensional International Equity Focus Index 5% Buffer
6-year S&P 500®, 10% Buffer
6-year MSCI EAFE, 10% Buffer
6-year AB 500 Plus IndexSM 10% Buffer
6-year Dimensional International Equity Focus index 10% Buffer
1-year S&P 500®, 10% Buffer 1-year S&P 500®, 15% Buffer 6-year S&P 500®, 10% Buffer 6-year S&P 500®, 15% Buffer 6-year S&P 500®, 20% Buffer
6-year S&P 500®, 10% Buffer
6-year MSCI EAFE, 10% Buffer
6-year iShares® Russell 2000 ETF, 10% Buffer
6-year AB 500 Plus IndexSM 10% Buffer
6-year Dimensional International Equity Focus Index 10% Buffer
6-year Invesco QQQ ETF 10% Buffer
6-year S&P 500®, 20% Buffer
6-year MSCI EAFE, 20% Buffer
6-year iShares® Russell 2000 ETF, 20% Buffer
6-year AB 500 Plus IndexSM 20% Buffer
6-year Dimensional International Equity Focus Index 20% Buffer
6-year Invesco QQQ ETF 20% Buffer

Certain features of the Index Strategies – Cap Rates, Participation Rates, Step Rates, Spreads and Tier Levels – may limit the Index Credit you receive.
•If you allocate to the Cap Rate, Enhanced Cap Rate or Participation Rate with Cap Index Strategies, the Index Credit is limited by any applicable Cap Rate. Cap Rates will never be less than the Guaranteed Minimum Cap Rates. The Guaranteed Minimum Cap Rate equals 1.00% for a one-year Index Strategy Term, 5.00% for a three-year Index Strategy Term and 10.00% for a six-year Index Strategy Term.
•If you allocate to an Index Strategy with a Participation Rate, your Index Credit may be limited if the applicable Participation Rate is less than 100%. Participation Rates will never be less than the Guaranteed Minimum Participation Rate. The Guaranteed Minimum Participation Rate equals 100% for the Tiered Participation Rate and Participation Rate with Cap Index Strategies and equals 60% for the Step Rate Plus Index Strategy.
•The Step Rate is the declared rate that may be credited to amounts allocated to the applicable Index Strategies for any given Index Strategy Term if the Index Return is zero or positive and less than or equal to the declared Step Rate. The Guaranteed Minimum Step Rate equals 1.00% for the Step Rate Plus Index Strategy.
•If you allocate to the Enhanced Cap Rate Index Strategy and the Index Return is positive and greater than the Spread, the Index Return will be reduced by the Spread, and subject to the Cap Rate to arrive at the Index Credit. The Spread will never be greater than the Guaranteed Maximum Spread, which equals 3.00% for a one-year Index Strategy Term.
• The Tier Level is the declared rate that is used to determine which Participation Rate tier applies in the calculation of Index Credit in the Tiered Participation Rate Index Strategy. The Guaranteed Maximum Tier Level equals 35%.
The guarantees provided by the Annuity Contracts and payments Pruco Life makes under the Annuity Contracts are the obligations of, and subject to the creditworthiness and claims paying ability of, Pruco Life. Certain terms are capitalized in this prospectus. Those terms are defined either in the "Glossary of Terms" section or in the context of the particular section.
The Annuity or certain Index Strategies, and/or benefits and features may not be available in all states. Please see Appendix C, “Special Contract Provisions for Annuities Issued in Certain States” for information on all material state contract variations.
Index returns for Indexes offered under the Annuity are based on the closing share price (i.e., price return) of each respective Index and do not include dividends and other distributions declared by the Index.
A selling broker-dealer firm may elect to make available only certain Index Strategies, features or benefits to its clients. For example, a firm may choose to not make one or more of the Index Strategies available that are described in the prospectus. You should ask your Financial Professional for details about the Index Strategies and features available through their firm.  The prospectus describes all the Index Strategies, features, and benefits that Prudential makes available under the Contract.
We reserve the right to add and remove an Index at any time. If an Index is discontinued or substantially changes, we reserve the right to select an alternative Index and we will notify you of any such changes. For these purposes, an Index would be substantially changed if an index sponsor announces that it will make a material change in the formula for the Index or the method of calculating the Index or in any other way materially modifies the Index. We would attempt to choose a substitute Index that has a similar investment objective and risk profile to the replaced Index.
As a result of economic market conditions, or utilization of the Index Strategies, we reserve the right to add and remove Index Strategies at any time, subject to regulatory requirements and approvals. Additions or removals would be effective for any newly issued contracts or upon reallocation for any existing contract holders. Removals would not impact existing contract holders currently allocated to an Index Strategy prior to the Index Strategy End Date.
We reserve the right to change Cap Rates, Participation Rates and Step Rates (collectively, “Rates”), Tier Levels, Spreads and Buffers at any time, subject to Guaranteed Minimum Rates, Guaranteed Maximum Tier Levels, Guaranteed Maximum Spreads and minimum Buffer levels. Renewal Rates and Spreads will be set for Index Strategy Terms upon Index Anniversary Dates. Flexible Allocation Rates and Spreads will be set for Index Strategy Terms on a –periodic basis. Rates and Spreads applicable to Renewals and those applicable to Flexible Allocation may be different than Rates and Spreads previously applied to your Annuity and from the Rates and Spreads that we are offering for newly issued contracts. New Buffers may be offered as new Index Strategy options.
The Buffer limits the amount of negative Index Credit that may be applied to the Account Value allocated to an Index Strategy. We will declare Buffers that will be available on the Index Strategy Start Date for each Index Strategy. The Buffer level for an Index Strategy will not change during the Index Strategy Term. The minimum Buffer level offered under the Annuity is 5%. The Annuity offers Index Strategies with 5%, 10%, 15%, 20%, 30% and 100% Buffer levels. Refer to the “Index Strategies” section of the Prospectus for more information.
You take the investment risk for amounts allocated to the Index Strategies since the Index Credit, which can be positive, zero or negative, is based upon the performance of the associated Index. The Buffer is the amount of protection from negative Index Return. Any negative Index Credit in excess of the Buffer reduces the Account Value allocated to the Index Strategy. You bear the risk of any negative Index Return in excess of the Buffer you choose except for any 100% Buffer Index Strategy where there is no risk of loss to you, should you stay allocated to the end of the Index Strategy Term. Under an Index Strategy, the maximum amount of loss that you could experience due to negative index performance at the end of an Index Strategy Term, after taking into account the Buffer protection from negative index performance currently provided under the Contract, would be 95% loss for a 5% Buffer level; 90% loss for a 10% Buffer level; 85% loss for a 15% Buffer level; 80% loss for a 20% Buffer level; 70% loss for a 30% Buffer level; and 0% loss for a 100% Buffer level. Refer to the “Index Strategies” section of the Prospectus for more information.
If you take a withdrawal (including partial withdrawals and systematic withdrawals), reallocate out of, implement a Performance Lock, Surrender, annuitize, or we pay a death claim between an Index Strategy Start Date and Index Strategy End Date, we will use an Interim Value to determine the value of each Index Strategy at the time of the transaction. The Interim Value is designed to represent the value of the Index Strategy on each Valuation Day, taking into account the potential gain or loss of the applicable Index at the end of the Index Strategy Term. The Interim Value reflects the change in value due to economic factors of the investment instruments (including derivatives) supporting the Index Strategies. The Interim Value may result in a loss even if the Index Value at the time the Interim Value is calculated is higher than the Index Value on the Index Strategy Start Date. Because the end-of-term downside protection provided by a Buffer normally does not apply to the Interim Value, it is theoretically possible that you could lose most of your investment, potentially up to 100% of your investment, in extreme scenarios such as an unprecedented complete market collapse. Refer to the “Interim Value of Index Strategies” section of the Prospectus for more information.
Registered index-linked annuity contracts are complex insurance and investment vehicles. There is a risk of substantial loss of your principal. The risk of loss may be greater in the case of an early withdrawal due to any charges and adjustments applied to such withdrawals. These charges and adjustments may result in loss even when the value of an Index has increased. Withdrawals may also be subject to surrender charges, and taxes , if applicable. In addition, Rates associated with the Index Strategies upon renewal and for Flexible Allocation may be higher or lower than initial rates and may differ from the rates used for new Annuity contracts or for other Annuity contracts issued at different times. Refer to the Principal Risks of Investing in the Annuity section of this prospectus for more information. Investors should speak with a Financial Professional about the Annuity’s features, benefits, risks and fees, and whether the Annuity is appropriate for the investor based upon his or her financial situation and objectives. Taking withdrawals, especially repetitive withdrawals, can negatively impact your investment in the Annuity.
PLEASE READ THIS PROSPECTUS AND RETAIN IT FOR FUTURE REFERENCE
This prospectus sets forth information about the Annuity that you should know before investing. Please read this prospectus and keep it for future reference. If you are purchasing the Annuity as a replacement for an existing variable annuity, variable life insurance policy, fixed annuity or fixed life insurance policy, you should consider any surrender or penalty charges you may incur and any benefits you may also be forfeiting when replacing your existing coverage and that the Annuity may be subject to a Surrender Charge if you elect to Surrender the Annuity or take a Partial Withdrawal. You should consider your need to access the Annuity’s Account Value and whether the Annuity’s liquidity features will satisfy that need. This Annuity is not a short-term investment and is not appropriate if an investor needs ready access to cash. Taking withdrawals, especially repetitive withdrawals, can negatively impact your investment in the Annuity.
For currently available Index Strategies, please refer to www.prudential.com/flexguard2-rates .
OTHER CONTRACTS
We offer a variety of annuity contracts. They may offer features, including investment options, and have fees and charges, that are different from the Annuity offered by this prospectus. Not every annuity contract we issue is offered through every selling broker-dealer firm. Upon request, your Financial Professional can show you information regarding other Pruco Life annuity contracts that he or she sells. You can also contact us to find out more about the availability of any of the Pruco Life annuity contracts. You should work with your Financial Professional to decide whether the Annuity contract is appropriate for you based on a thorough analysis of your particular needs, financial objectives, investment goals, time horizons and risk tolerance.
AVAILABLE INFORMATION

This prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you by contacting us. These documents, as well as documents incorporated by reference, which means it is legally part of this prospectus may also be obtained at www.prudential.com/PLAZ-FlexGuard2.0-S3 . Please see “How to Contact Us” later in this prospectus for our Service Center address.
In compliance with U.S. law, we deliver this prospectus to Annuity Owners that currently reside outside of the United States. However, we may not market or offer benefits, features or enhancements to prospective or current Annuity Owners while outside of the United States.
These Annuities are NOT deposits or obligations of, or issued, guaranteed or endorsed by, any bank, and are NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in an annuity involves investment risks, including possible loss of value.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
PRUDENTIAL, PRUDENTIAL FINANCIAL, PRUCO LIFE AND THE ROCK LOGO ARE SERVICEMARKS OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ITS AFFILIATES. OTHER PROPRIETARY PRUDENTIAL MARKS MAY BE DESIGNATED AS SUCH THROUGH USE OF THE SM OR ® SYMBOLS.
FOR FURTHER INFORMATION CALL: 1-888-PRU-2888 OR VISIT: WWW.PRUDENTIAL.COM/ANNUITIES

GLOSSARY OF TERMS
We set forth here definitions of some of the key terms used throughout this prospectus. In addition to the definitions here, we also define certain terms in the section of the prospectus that uses such terms.
Account Value: The Interim Value for each Index Strategy on any Valuation Day other than the Index Strategy Start Date and Index Strategy End Date, plus the Fixed Account Value and any applicable Transfer Account value. The Interim Value does not apply to an Index Strategy on the Index Strategy Start Date and the Index Strategy End Date. On an Index Strategy Start Date, the Index Strategy Base applicable to that Index Strategy would be used instead of the Interim Value. On an Index Strategy End Date, the Index Strategy Base plus the Index Credit applicable to that Index Strategy would be used instead of the Interim Value.
Allocation Option: An Index Strategy, Fixed Account or other option we make available as of any given time to which Account Value may be allocated.
Annuitant/Joint Annuitant: The natural person upon whose life annuity payments made to the Owner are based.
Annuitization: The process by which you direct us to apply the Account Value to one of the available annuity options to begin making periodic payments to the Owner.
Annuity Date: The date on which we apply your Account Value to the applicable annuity option and begin the Payout Stage. As discussed in the “Annuity Options” section, there is a date by which you must begin receiving annuity payments, which we call the “Maximum Annuity Date.”
Annuity Year: The twelve-month period beginning on the Issue Date and continuing through and including the day immediately preceding the first anniversary of the Issue Date. Subsequent Annuity Years begin on the anniversary of the Issue Date and continue through and include the day immediately preceding the next anniversary of the Issue Date.
Application Sign Date: The date that you sign your application. For applications transmitted through electronic order entry, the Application Sign Date is the initial submission date prior to a wet signature, and the wet signature would not be used to determine the Application Sign Date. Please speak to your Financial Professional regarding exceptions that may apply.
Beneficiary(ies): The natural person(s) or entity(ies) designated as the recipient(s) of the Death Benefit or to whom any remaining period certain payments may be paid in accordance with the “Annuity Options” section of the Annuity.
Beneficiary Annuity: An Annuity purchased by a Beneficiary with the Beneficiary’s share of an account owned by a decedent to continue receiving the distributions that are required by the tax laws.
Buffer: The Buffer limits the amount of negative Index Credit that may be applied to the Index Strategy Base on any Index Strategy End Date. Any negative Index Return in excess of the Buffer reduces the Account Value. The Buffer may vary by Index and Index Strategy Term subject to the minimum Buffer level of 5%. Buffers do not apply to the Fixed Account.
Cap Rate: The Cap Rate limits the amount of Index Credit that may be credited to the Index Strategy Base on any Index Strategy End Date when the Index Return is positive. A different Cap Rate may be declared for different Indices, Buffers, and Index Strategy Terms. Cap Rates, upon renewal, may be higher or lower than the initial Cap Rate but will never be less than the Guaranteed Minimum Cap Rate. Renewal Cap Rates may differ from the Cap Rates used for new Annuity contracts or for other Annuity contracts issued at different times. The Guaranteed Minimum Cap Rate equals 1.00% for a one-year Index Strategy Term, 5.00% for a three-year Index Strategy Term and 10.00% for a six-year Index Strategy Term.
Code: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.
Contingent Annuitant: The natural person named to become the Annuitant upon the death of Annuitant prior to the Annuity Date.
Decedent: The person upon whose death the Death Benefit is payable.
Due Proof of Death: Due Proof of Death is satisfied when we receive all of the following in Good Order: (a) a death certificate or similar documentation acceptable to us; (b) all representations we require or which are mandated by applicable law or regulation in relation to the death claim and the payment of death proceeds (representations may include, but are not limited to, trust or estate paperwork (if needed); consent forms (if applicable); and claims forms from at least one beneficiary); and (c) any applicable election of the method of payment of the death benefit, if not previously elected by the Owner, by at least one Beneficiary.
Fixed Account: An interest-bearing account that credits a fixed rate compounded and credited daily at an annual effective interest rate declared by us. We will declare an interest rate at least annually for the Fixed Account that will be no less than the Guaranteed Minimum Interest Rate of 0.25% for any amounts in or transferred to the Fixed Account.
Fixed Account Value: The initial Fixed Account Value is the amount initially allocated to the Fixed Account. Thereafter, the Fixed Account Value equals (a) the initial Fixed Account Value plus (b) any interest credited by us plus (c) additional purchase payments or transfers into the Fixed Account and less (d) transfers from the Fixed Account (e) any withdrawals taken including any Surrender Charges and/or MVA, if applicable, and, if any, Premium Tax or other Tax Charges.
Flexible Allocation: A feature that allows you to reallocate Index Strategy Interim Value or Fixed Account Value to a new Index Strategy more than 15 days prior to any Index Anniversary Date.

Free Look: The right to examine your Annuity, during a limited period of time, to decide if you want to keep it or cancel it. The length of this time period, and the amount of refund, depends on applicable law and thus may vary by state. In addition, there is a different Free Look period that applies if your Annuity was sold to you as a replacement of a life insurance policy or another annuity contract. In your Annuity contract, your Free Look right is referred to as your “Right to Cancel.”
Free Withdrawals: Each Annuity Year, you may withdraw a limited amount of Account Value without application of a Surrender Charge and/or MVA. Free Withdrawal Amounts are not available upon Surrender and are not cumulative.
Good Order: Good Order is the standard that we apply when we determine whether an instruction is satisfactory. An instruction will be considered in Good Order if it is received at our Service Center: (a) in a manner that is satisfactory to us such that it is sufficiently complete and clear that we do not need to exercise any discretion to follow such instruction and complies with all relevant laws and regulations; (b) on specific forms, or by other means we then permit (such as via telephone or electronic submission); and/or (c) with any signatures and dates as we may require. We will notify you if an instruction is not in Good Order.
Index (Indices): The underlying Index or exchange traded fund associated with an Index Strategy and used to determine the Index Return in determining the Index Credit. You do not directly participate in an Index.
Index Anniversary Date: The same day, each calendar year, as the day of the initial allocation to an Index Strategy or the Fixed Account (Index Effective Date). You may reallocate available Account Value to a new Index Strategy(ies) or to the Fixed Account or other options we make available on this date.
Index Credit: The percent of Index Return used to calculate the amount credited to an Index Strategy on an Index Strategy End Date. The Index Credit can be positive, negative, or zero and may be expressed as a dollar amount or percentage. On each Index Strategy End Date, we will calculate the Index Credit, if any, to be credited to the Index Strategy Base.
Index Effective Date: The first day of the first allocation to an Index Strategy and/or the Fixed Account.
Index Return: The percentage change in the Index Value from the Index Strategy Start Date to the Index Strategy End Date, which is used to determine the Index Credit for an Index Strategy. An Index Return is calculated by taking the Index Value on the Index Strategy End Date, minus the Index Value on the Index Strategy Start Date and then dividing the result by the Index Value on the Index Strategy Start Date.
Index Strategy(ies): Any index linked Allocation Option we make available in the Annuity for crediting interest based on the underlying Index associated with the Index Strategy, Buffer, and Index Strategy Term. We may offer other Index Strategies from time to time, subject to our rules. You do not invest directly in an Index.
Index Strategy Base: The amount of Account Value allocated to an Index Strategy on an Index Strategy Start Date. The Index Strategy Base is used in the calculation of any Index Credit and in the calculation of the Interim Value. The Index Strategy Base is reduced for any reallocations or withdrawals that occur between an Index Strategy Start Date and Index Strategy End Date in the same proportion that the total withdrawal or reallocation amount reduced the Interim Value.
Index Strategy End Date: The last day of an Index Strategy Term. This is the day any applicable Index Credit would be credited to the Index Strategy.
Index Strategy Start Date: The first day of an Index Strategy Term.
Index Strategy Term: The time period allocated to each Index Strategy. The term begins on the Index Strategy Start Date and ends on the Index Strategy End Date.
Index Value: The value of the Index that is published by the Index provider at the close of each day that the Index is calculated. If an Index Value is not published for a particular Valuation Day, the closing Index Value of the next published Valuation Day will be used.
Index Year: A twelve-month period beginning on the Index Effective Date or a subsequent Index Anniversary Date
Interim Value: The value of an Index Strategy on any Valuation Day during an Index Strategy Term other than the Index Strategy Start Date and Index Strategy End Date. It is a calculated value (as described in the "Interim Value of Index Strategies" section) and is used when a withdrawal, death benefit payment, annuitization, Flexible Allocation, Performance Lock, reallocation or Surrender occurs between an Index Strategy Start Date and Index Strategy End Date. During an Index Strategy Term, the Interim Value is included in the Account Value and Surrender Value. Interim Value does not apply to the Fixed Account.
Issue Date: The effective date of your Annuity.
Key Life: Under the Beneficiary Annuity, the person whose life expectancy is used to determine the required distributions.
Market Value Adjustment (MVA): An adjustment (positive or negative) that applies to any withdrawals taken from the Index Strategies and/or Fixed Account that exceeds the Free Withdrawal Amount, or upon Surrender during a MVA Period.
Maximum Annuity Date: The Maximum Annuity Date is equal to the first day of the calendar month following the oldest of the Owner(s)’ and Annuitant(s)’ 95th birthday. You may not reallocate to an Index Strategy where the Index Strategy End Date is after your Maximum Annuity Date.

Minimum Guaranteed Surrender Value (MGSV): On or before the Annuity Date, we calculate the Minimum Guaranteed Surrender Value for any amount allocated to the Fixed Account. The amount payable or reallocated from the Fixed Account will not be less than the MGSV on the date any of the following events occur: 1) the Annuity is surrendered; 2) the death benefit is determined; 3) the entire Fixed Account Value is reallocated; or, 4) the Contract is annuitized.
MVA Period: A 6-year period beginning at Index Effective Date that renews every 6 years in which a MVA will apply to Partial Withdrawal amounts above the Free Withdrawal Amount and Surrenders. For a period of 30 days prior to and including the MVA Period end date, the MVA will be waived for any Partial Withdrawal or Surrender above the Free Withdrawal Amount. For an additional period of 60 days following the end of each MVA Period, Partial Withdrawal amounts above the Free Withdrawal Amount and Surrenders can be taken from the Fixed Account only without being subject to a MVA.
Owner: The Owner is either an eligible entity or natural person named as having ownership rights in relation to the Annuity.
Payout Stage: The period starting on the Annuity Date and during which annuity payments are made.
Participation Rate: The percentage of any Index increase that will be used in calculating the Index Credit to the Index Strategy Base at the end of an Index Strategy Term for applicable Index Strategies. A different Participation Rate may be declared for different Index Strategies, Indices, Index Strategy Terms and Buffers. Participation Rates, upon renewal, may be higher or lower than the initial Participation Rate but will never be less than the Guaranteed Minimum Participation Rate. Renewal Participation Rates may differ from the Participation Rates used for new Annuity contracts or for other Annuity contracts issued at different times. The Guaranteed Minimum Participation Rate equals 100% for the Tiered Participation Rate and Participation Rate with Cap Index Strategies. The Guaranteed Minimum Participation Rate equals 60% for the Step Rate Plus Index Strategy.
Performance Lock: A feature that allows you to capture the current Interim Value of an Index Strategy prior to the Index Strategy End Date. A Performance Lock Request may be submitted on any Valuation Day prior to the Index Strategy End Date. Only one Performance Lock may be active for any given Index Strategy during a respective Index Strategy Term. Performance Locks may not be applied retroactively and must be for the full amount of the Index Strategy Interim Value. Once “locked”, Index Credits will not apply on the Index Strategy End Date. Performance Lock is not available for the Fixed Account. Please see the “Performance Lock” section for additional information.
Performance Lock Date: The Valuation Date on which we process the Performance Lock transaction.
Performance Lock Request: You may request a Performance Lock by contacting us and providing in Good Order instructions. Instructions received in Good Order after the close of any Valuation Day will be applied on the next Valuation Day.
Purchase Payment: A cash consideration in currency of the United States of America given to us in exchange for the rights, privileges, and benefits of the Annuity. We will deduct any fees, charges or Tax Charges prior to allocation to the Allocation Options you select or the Fixed Account for Purchase Payments received between Index Anniversary Dates.
Savings Stage: The period of time from the Issue Date through the last Valuation Day immediately preceding the Annuity Date.
Separate Account: Refers to the Separate Account, which hold assets to support our obligations with respect to the Annuity. The Separate Account is not registered with the SEC and assets in the Separate Account are not insulated from the creditors of Pruco Life.
Service Center: The place to which all requests and payments regarding the Annuity are to be sent. We may change the address of the Service Center at any time and will notify you in advance of any such change of address. Please see “How to Contact Us” later in this prospectus for the Service Center address.
Spread: On the Index Strategy End Date, the Spread reduces the value of positive Index Returns used in the calculation of Index Credits that may be applied to the Index Strategy Base on any Index Strategy End Date for the Enhanced Cap Rate Index Strategy. The Spread percentage may vary by Index, Index Strategy Term, Cap Rate and Buffer. Multiple Spread options (known as Spread A and Spread B) with different Cap Rates may be offered with the same level of Buffer. Spreads, upon renewal, may be higher or lower than the initial Spread but will never be greater than the Guaranteed Maximum Spread. Renewal Spreads may differ from the Spreads used for new Annuity contracts or for other Annuity contracts issued at different times. The Guaranteed Maximum Spread equals 3.00% for a one-year Index Strategy Term.
Step Rate: The Step Rate is the declared rate that may be credited to the Index Strategy Base on any Index Strategy End Date for the Step Rate Plus Index Strategy for any given Index Strategy Term if the Index Return is zero or positive and less than or equal to the declared Step Rate. A different Step Rate may be declared for different Indices, Index Strategy Terms and Buffers. Step Rates, upon renewal, may be higher or lower than the initial Step Rate but will never be less than the Guaranteed Minimum Step Rate. Renewal Step Rates may differ from the Step Rates used for new Annuity contracts or for other Annuity contracts issued at different times. The Guaranteed Minimum Step Rate equals 1.00%. for a one-year Index Strategy Term.
Surrender Charge: A charge assessed upon a Partial Withdrawal over and above your Free Withdrawal Amount or upon a Surrender during any applicable Surrender Charge Period.
Surrender Charge Period: The period of time during which we impose a Surrender Charge as described in the Annuity.
Surrender Value: The Account Value less any applicable Surrender Charge, any applicable Tax Charges, and any other applicable charges assessable as a deduction from the Account Value and adjusted for any applicable MVA.
Term Adjustment: The amount of time remaining in the current Index Year at the time of a Flexible Allocation Request.

Tier Level: The declared Index Return that is used to determine which Participation Rate tier applies in the calculation of Index Credit in the Tiered Participation Rate Index Strategy. The Guaranteed Maximum Tier Level equals 35%.
Transfer Account: An account we make available and designate as such for use with the allocation of the Initial Purchase Payment(s) and any Purchase Payments received within the Transfer Account Period. The Transfer Account is available for a period of time beginning on the date your application is signed and ending the earlier of your Index Effective Date and 90 calendar days after your Application Sign Date (the "Transfer Account Period"). No interest accrues or is paid on funds in the Transfer Account.
Transfer Account Period: A time period beginning on the date your application is signed and ending the earlier of Index Effective Date and 90 calendar days after Application Sign Date.
Valuation Day: Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued, and an Index Strategy Index Value is published, not including any day: (1) trading on the NYSE is restricted; (2) an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or (3) the SEC, by order, permits the suspension or postponement for the protection of security holders.

SUMMARY
This Summary describes key features of the Annuity offered in this prospectus. It is intended to give you an overview, and to point you to sections of the prospectus that provide greater detail. You should not rely on the Summary alone for all the information you need to know before purchasing the Annuity. You should read the entire prospectus for a complete description of the Annuity. Although this prospectus describes key features of the Annuity Contract, the prospectus is a distinct document and is not part of the Contract. Your Financial Professional can also help you if you have questions.
The Annuity: The Prudential FlexGuard registered index-linked annuity Contract issued by Pruco Life is a contract between you, the Owner, and Pruco Life Insurance Company, an insurance company. It is designed for retirement purposes, or other long-term investing, to help you save money for retirement, on a tax deferred basis, and provide income during your retirement.
The Annuity offers various Index Strategy Allocation Options and a Fixed Account.
• Index Strategies: The Index Strategies provide an Index Credit based on the Index Return of the underlying Index associated with the Index Strategy. The Index Strategies provide a level of protection against negative Index Returns through a Buffer; however, negative Index Returns in excess of the Buffer will result in a loss of principal and any prior earnings, which could also result in a significant amount of loss. Assets supporting the Index Strategies are held in a non-insulated, non-unitized Separate Account and are subject to the claims of the creditors of Pruco Life and the benefits provided are subject to the claims paying ability of Pruco Life.
• Fixed Account: In addition to Index Strategies, you can allocate to a Fixed Account. We will credit compound interest daily based on an annual interest rate we declare, subject to a Guaranteed Minimum Interest Rate (GMIR) of 0.25%. Fixed Account funds can be reallocated to Index Strategies on an Index Anniversary Date or as provided pursuant to the Flexible Allocation feature. Assets supporting the Fixed Account are held in a non-insulated, non-unitized Separate Account and are subject to the claims of creditors of Pruco Life and the benefits provided are subject to the claims paying ability of Pruco Life.
With the help of your Financial Professional, you choose how to allocate your money within your Annuity (subject to certain restrictions; see “Index Strategies”). Investing in Index Strategies involves risk and you can lose your money. On the other hand, investing in the Annuity can provide you with the opportunity to grow your money through participation in Index Strategies and the Fixed Account.
GENERALLY SPEAKING, REGISTERED INDEX-LINKED ANNUITIES ARE INVESTMENTS DESIGNED TO BE HELD FOR THE LONG TERM. WORKING WITH YOUR FINANCIAL PROFESSIONAL, YOU SHOULD CAREFULLY CONSIDER WHETHER A REGISTERED INDEX-LINKED ANNUITY IS APPROPRIATE FOR YOU GIVEN YOUR LIFE EXPECTANCY, NEED FOR INCOME, AND OTHER PERTINENT FACTORS.
You and your Financial Professional may want to discuss and consider the following factors when deciding whether the Annuity is appropriate for your individual needs: your age; the amount of your initial Purchase Payment and any planned future Purchase Payments into the Annuity; how long you intend to hold the Annuity (also referred to as “investment time horizon”); your desire to make withdrawals from the Annuity and the timing of those withdrawals; your investment objectives; and your desire to minimize costs and/or maximize returns associated with the Annuity.
Risks: Registered index-linked annuity contracts are complex insurance and investment vehicles. There is a risk of substantial loss of your principal. The risk of loss can be greater in the case of an early withdrawal due to any applicable early withdrawal charges and adjustments. Please see “Principal Risks of Investing in the Annuity” for additional information.
Purchase: In order to purchase an Annuity, you must be no older than age 85. Also, we require a minimum initial Purchase Payment of $25,000. See your Financial Professional to complete an application.
The Maximum Age for Initial Purchase applies to the oldest Owner as of the day we would issue the Annuity. If the Annuity is to be owned by an entity, the maximum age applies to the oldest Annuitant as of the day we would issue the Annuity. For an Annuity purchased as a Beneficiary Annuity, the maximum issue age is 85 and applies to the Key Life.
After you purchase your Annuity, you will have a limited period of time during which you may cancel (or “Free Look”) the purchase of your Annuity. Your request for a Free Look must be received in Good Order within the applicable time period.
You may allocate your initial Purchase Payment to the Index Strategies and/or the Fixed Account. Please see “Purchasing Your Annuity” for additional information.
Index Strategies: The Annuity offers multiple Index Strategies which provide an Index Credit based on the Index Return of the Index associated with the Index Strategy. The Index Credit is the amount credited on an Index Strategy End Date based on the Index Return and the type of Index Strategy. The Index Credit may be positive, negative or zero, which means you can lose principal and prior earnings. You may allocate all or a portion of your Purchase Payments into one or more Index Strategies. We currently offer the following Index Strategies: Cap Rate, Enhanced Cap Rate, Tiered Participation Rate, Step Rate Plus, Dual Directional and Participation Rate with Cap.
The Cap Rate Index Strategy provides an Index Credit equal to the Index Return up to a Cap Rate.
1.If the Index Return is positive and equal to or greater than the Cap Rate, then the Index Credit is equal to the Cap Rate. If the Index Return is positive, but less than the Cap Rate, the Index Credit is equal to the Index Return.

2.If the Index Return is zero or negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
3.Offers the greatest level of protection with the most options for term lengths, but limited upside potential.
The Enhanced Cap Rate Index Strategy provides an Index Credit up to a Cap Rate.
1.If the Index Return is positive and greater than or equal to the Cap Rate plus the Spread, the Index Credit is equal to the Cap Rate. If the Index Return is positive and greater than the Spread, but less than the Cap Rate plus the Spread, the Index Credit is equal to the Index Return minus the Spread. If the Index Return is greater than or equal to zero, and less than or equal to the Spread, the Index Credit is zero.
2.If the Index Return is negative, but less than or equal to the Buffer, the Index Credit is zero. If the Index Return is negative and greater than the Buffer, the Index Credit is equal to the negative Index Return in excess of the Buffer.
3.Offers a level of protection with higher upside potential and higher Cap Rates when compared to the Cap Rate Index Strategy, in exchange for a Spread reduction on positive returns.
The Tiered Participation Rate Index Strategy provides an Index Credit equal to the Index Return multiplied by one or two Participation Rates.
1.If the Index Return is between zero and the declared Tier Level, then the Index Credit is equal to the Index Return multiplied by the Participation Rate for the 1st tier. If the Index Return is greater than or equal to the declared Tier Level, the Index Credit is the sum of the Tier Level multiplied by the Participation Rate for the 1st tier and the remaining Index Return multiplied by the Participation Rate for the 2nd tier.
2.If the Index Return is zero or negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
3.Offers a level of protection with an upside potential with no maximum or limitations, but only available in longer term lengths.
The Step Rate Plus Index Strategy provides an Index Credit equal to the greater of the Index Return multiplied by a Participation Rate or the Step Rate.
1.If the Index Return is zero or positive and less than or equal to the declared Step Rate, then the Index Credit is equal to the Step Rate. If the Index Return is greater than the Step Rate, the Index Credit is equal to the greater of the Index Return multiplied by the Participation Rate and the Step Rate.
2.If the Index Return is negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
3.Offers a level of protection with an upside potential with no maximum but only available in shorter term lengths.
The Dual Directional Index Strategy provides (i) an Index Credit equal to the Index Return up to a Cap Rate when the Index Return is positive and (ii) an Index Credit equal to the absolute value of the Index Return, not limited by a Cap Rate, when the Index Return is negative and within or equal to the Buffer.
1.If the Index Return is positive and equal to or greater than the Cap Rate, then the Index Credit is equal to the Cap Rate. If the Index Return is zero or positive, but less than the Cap Rate, the Index Credit is equal to the Index Return.
2.If the Index Return is negative and is within or equal to the Buffer, then the Index Credit will be the absolute value (without regard to the mathematical sign (positive or negative)) of the Index Return, not limited by the Cap Rate. Otherwise, if the Index Return is negative and exceeds the Buffer, then the Index Credit is equal to the Index Return in excess of the Buffer.
3.Offers a level of protection with growth potential in certain cases when the Index Return is negative.
The Participation Rate with Cap Index Strategy provides an Index Credit equal to the Index Return multiplied by the Participation Rate up to the Cap Rate.
1.If the Index Return is positive, the Index Credit is equal to the Index Return multiplied by the Participation Rate up to the Cap Rate.
2.If the Index Return is zero or negative, but less than or equal to the Buffer, the Index Credit is zero. If the Index Return is negative, and is greater than the Buffer, the Index Credit is equal to the negative Index Return in excess of the Buffer.
3.Offers a level of protection with upside potential equal to or greater than 100% of the Index Return, subject to a Cap Rate; but is only available in longer Index Strategy Term lengths.
Not all Index Strategies will be available with all Indices, in all available Index Strategy Terms, and in all available Buffers. As a result of economic market conditions, or utilization of the Index Strategies, we reserve the right to add and remove Index Strategies at any time, subject to regulatory requirements and approvals. Additions or removals would be effective with any newly issued contracts or upon reallocation for any existing contract holders. Removals would not impact existing contract holders currently allocated to an Index Strategy prior to the Index Strategy End Date.

For currently available Index Strategies, Rates and Spreads, please refer to our website at www.prudential.com/flexguard2-rates . Rates and Spreads will be set for renewals of Index Strategy Terms upon Index Anniversary Dates (“Renewal Rates and Spreads”) and, separately, Rates and Spreads will be set pursuant to the Flexible Allocation feature (“Flexible Allocation Rates and Spreads”). Renewal Rates and Spreads and Flexible Allocation Rates and Spreads may be different than Rates and Spreads previously applied to your Annuity and from the current Rates and Spreads that we are offering for newly issued contracts. New Buffers may be offered as new Index Strategy Options. We currently offer one-year, three-year and six-year Index Strategy Terms. We currently offer Index Strategies based on the S&P 500 Index, MSCI EAFE Index, Invesco QQQ ETF, iShares ® Russell 2000 ETF, AB 500 Plus Index SM and Dimensional International Equity Focus Index. The Annuity offers Index Strategies with 5%, 10%, 15%, 20%, 30% and 100% Buffers. The Buffer is the amount of protected negative return. Any loss beyond the Buffer level reduces the Account Value allocated to the Index Strategy. Please see “ Index Strategies ” for more information.
Indices: We reserve the right to add and remove an Index at any time subject to regulatory requirements and approvals. If an Index is discontinued or changed in a manner that results in a material change in the formula or method of calculating the Index, we reserve the right to substitute it with an alternative Index and will notify you of any such substitution. Upon substitution of an Index, we will calculate your Index Return on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Index Strategy End Date. An Index substitution will not change your Index Strategy. A substitution of an Index between the Index Strategy Start Date and Index Strategy End Date may impact the calculation of your Index Credit on the Index Strategy End Date. When we notify you of any substitution of an Index, we will also inform you of the potential impacts to your Index Credit. You may transfer your allocation in the impacted Index Strategy, at Interim Value, to the Fixed Account on the next Index Anniversary Date, or to a new Index Strategy on the next Index Anniversary Date or sooner as provided pursuant to the Flexible Allocation feature.
Performance Lock: You can capture the Interim Value of an Index Strategy at the end of any Valuation Day during the Index Strategy Term through our Performance Lock feature.
If you exercise a Performance Lock, you will no longer participate in the Index Strategy performance for the remainder of the current Index Strategy Term and you may receive less than the full Index Credit, or less than the full protection of the Buffer, than you would have received if you waited for us to apply the Index Credit on the Index Strategy End Date. Once a Performance Lock has been executed, the locked Interim Value will immediately begin earning fixed interest daily until a reallocation occurs. The amount of interest credited to locked Interim Value will equal the same rate as available on the Fixed Account for such Contract.
We will exercise a manual Performance Lock at the end of any Valuation Day if you provide a Performance Lock Request in Good Order before the end of such Valuation Day. You may also request an automatic Performance Lock based on targets you set. Please see the “Performance Lock” section for additional information.
We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.
Flexible Allocation: Flexible Allocation is a feature that allows you to reallocate Index Strategy Interim Value or Fixed Account Value during the Index Year anytime more than 15 days prior to an Index Anniversary Date. Although not required, Flexible Allocation can be used in conjunction with Performance Lock to reallocate locked Interim Value back into Index Strategies without waiting until an Index Anniversary Date. For Index Strategies, you can request a Flexible Allocation for full or partial Interim Value to Index Strategy(ies) as long as dollar minimums are met for each Index Strategy allocation. For the Fixed Account, you can request a Flexible Allocation for full or partial Fixed Account Value to Index Strategy(ies) provided allocation rules are met. All Index Strategy(ies) Interim Values and the Fixed Account Value are eligible for Flexible Allocation more than 15 days prior to an Index Anniversary Date. However, Flexible Allocation cannot be used to reallocate to the Fixed Account. If you want to reallocate Account Value to the Fixed Account, you must wait until the next Index Anniversary Date to do so upon either reaching the Index Strategy End Date or having exercised a Performance Lock.
Interim Value: If you take a withdrawal (including partial withdrawals and systematic withdrawals), Surrender, reallocate out of an Index Strategy, execute a Performance Lock, annuitize, or we pay a death claim between an Index Strategy Start Date and Index Strategy End Date, we will use an Interim Value calculation to determine the value of each Index Strategy at the time of the transaction. The Interim Value is also used to determine how much the Index Strategy Base will be reduced after a reallocation or withdrawal. If you withdraw or reallocate a portion out of the Account Value allocated to an Index Strategy, the withdrawal or reallocation will cause an immediate reduction to your Index Strategy Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal or reallocation. Reductions to your Index Strategy Base will negatively impact your Interim Value for the remainder of the Index Strategy Term and will result in a lower Index Credit on the Index Strategy End Date. Once your Index Strategy Base is reduced due to a withdrawal or reallocation during any Index Strategy Term, it will not increase for the remainder of the Index Strategy Term.
The Interim Value calculation is designed to represent the value of the Index Strategy on each Valuation Day, taking into account the potential gain or loss of the applicable Index at the end of the Index Strategy Term. The Interim Value reflects the change in value due to economic factors of the investment instruments (including derivatives) supporting the Index Strategies. The Interim Value may result in a loss even if the Index Value at the time the Interim Value is calculated is higher than the Index Value on the Index Strategy Start Date. See “Interim Value of the Index Strategies” and “Access to Account Value” for more information.

Market Value Adjustment: The Market Value Adjustment (MVA) is a separate and distinct adjustment (positive or negative) that applies to any Surrender and partial withdrawal amounts within the MVA Period that exceed the Free Withdrawal Amount for the MVA. The MVA Period is a 6-year period beginning on the Index Effective Date that renews every 6 years for the life of the Contract. For a period of 30 days prior to and including the MVA Period end date, the MVA will be waived for any Partial Withdrawal or Surrender above the Free Withdrawal Amount. For an additional period of 60 days following the end of each MVA Period, partial withdrawal amounts above the Free Withdrawal Amount and Surrenders can be taken from the Fixed Account only without being subject to an MVA. The MVA does not apply to the Transfer Account.
Access To Your Money: You can access your money by taking withdrawals or electing annuity payments. Please note that withdrawals may be subject to tax and may be subject to a Surrender Charge and/or a MVA. Withdrawals taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. Please see “Interim Value of the Index Strategies” for more information. In addition, any time a partial withdrawal occurs before the Index Strategy End Date, the Index Strategy Base will be reduced in the same proportion that the total withdrawal reduced the Interim Value. Please see “Access to Account Value” for more information. You may withdraw up to 10% of your total Purchase Payments each year as a Free Withdrawal Amount without being subject to MVA, and up to 10% of Purchase Payments within Surrender Charge Period without being subject to Surrender Charge.
You may elect to receive income through fixed annuity payments over your lifetime, also called “Annuitization”. If you elect to receive annuity payments, you convert your Account Value into a stream of future payments. In this case, you no longer have an Account Value and therefore cannot make withdrawals or Surrender. We offer different types of annuity options to meet your needs. Please see “Annuity Options” for more information.
Reallocations/Transfers: Full and partial reallocations are allowed subject to the guidelines below. Please see “Managing Your Account Value” for more information.
From Index Strategy(ies) to Index Strategy(ies)
•You may transfer Account Value among Index Strategy(ies) on an Index Strategy End Date
• You may transfer Interim Value among Index Strategy(ies) on an Index Anniversary Date following Performance Lock
• You may transfer Interim Value among Index Strategy(ies) anytime more than 15 days prior to an Index Anniversary Date as provided pursuant to the Flexible Allocation feature
From Index Strategy(ies) to the Fixed Account
•You may transfer Account Value from Index Strategy(ies) to the Fixed Account on an Index Strategy End Date
•You may transfer Interim Value from Index Strategy(ies) to the Fixed Account on an Index Anniversary Date following Performance Lock
From the Fixed Account to Index Strategy(ies)
•You may transfer Fixed Account Value from the Fixed Account to the Index Strategy(ies) on an Index Anniversary Date
•You may transfer Fixed Account Value from the Fixed Account to the Index Strategy(ies) anytime more than 15 days prior to an Index Anniversary Date as provided pursuant to the Flexible Allocation feature
Death Benefits: You may name a Beneficiary to receive the proceeds of your Annuity upon your death. Your Death Benefit must be distributed within the time period required by the tax laws. The Death Benefit is the Return of Purchase Payments Death Benefit. Please see “Death Benefits” for more information.
Fees and Charges: The Annuity is subject to certain fees and charges, as discussed in the “Fees, Charges, and Deductions” section. While no fees or charges are deducted from the amounts held in the Index Strategies or Fixed Account, applicable Rates and Spreads reflect the expenses related to the Index Strategies.
What does it mean that my Annuity is “tax deferred”? The Annuity is “tax deferred”, meaning you pay no taxes on any earnings from your Annuity until a distribution is taken from your Annuity. You may also transfer among the Index Strategies and the Fixed Account without paying a tax at the time of the transfer. When you take your money out of the Annuity, however, you will be taxed on the earnings at ordinary income tax rates. If you take a distribution before you reach age 59 1/2, you also may be subject to a 10% additional tax.
Please note that if you purchase the Annuity within a tax advantaged retirement plan, such as an IRA, SEP-IRA, or Roth IRA, you will get no additional tax advantage through the Annuity itself. Because there is no additional tax advantage when a registered index-linked annuity is purchased through one of these plans, the reasons for purchasing the Annuity inside a tax-qualified plan are limited to the ability to allocate to the various Index Strategies and a Fixed Account, and the opportunity to annuitize the Contract, which might make the Annuity an appropriate investment for you. You should consult your tax and Financial Professional regarding such features and benefits prior to purchasing the Annuity for use with a tax-qualified plan.
Other Information: Please see “ Information About the Insurance Company and Separate Account ” and “ Additional Information ” for more information about the Annuity, including legal information about Pruco Life and the Separate Account.

PRINCIPAL RISKS OF INVESTING IN THE ANNUITY
Risk of Loss – Index Strategies and Buffers
You take the investment risk for amounts allocated to one or more Index Strategies since the Index Credit is based upon the performance of the associated Index. The Buffer is the amount of protected negative Index Return. Any negative Index Credit in excess of the Buffer reduces the Account Value allocated to the Index Strategy. You bear the risk of the negative Index Return in excess of the Buffer you choose, except for any 100% Buffer Index Strategy where there is no risk of loss to you, should you stay allocated to the end of the Index Strategy Term. In the case of a multi-year Index Strategy Term, losses are measured over the entire Index Strategy Term from the Index Strategy Start Date to the Index Strategy End Date and may exceed the Buffer levels associated with the Index Strategy. Sustained negative Index Returns may result in zero or negative Index Credits over multiple Index Strategy Terms.
Limitation on Index Strategy Returns – Cap Rate
If you allocate to the Cap Rate, Enhanced Cap Rate or Participation Rate with Cap Index Strategies, the Index Credit is limited by any applicable Cap Rate, which means that your Index Credit could be lower than if you had invested directly in a fund based on the applicable Index. The Cap Rate does not guarantee any level of Index Return. The Cap Rate exists for the full term of the Index Strategy. The Enhanced Cap Rate Index Strategy offers higher Cap Rates when compared to the Cap Rate Index Strategy, in exchange for a Spread reduction on positive returns.
If you allocate to the Dual Directional Index Strategy and your Index Return is positive, then your Index Credit is limited by the applicable Cap Rate. However, if you allocate to the Dual Directional Index Strategy and your Index Return is negative and is within or equal to the Buffer, then your Index Credit is not limited by the applicable Cap Rate. The Cap Rate for the Dual Directional Index Strategy will be equal to or lower than the Cap Rate in the Cap Rate Index Strategy.
Cap Rates will never be less than the Guaranteed Minimum Cap Rates. The Guaranteed Minimum Cap Rate equals 1.00% for a one-year Index Strategy Term, 5.00% for a three-year Index Strategy Term and 10.00% for a six-year Index Strategy Term.
Index Strategy Returns – Participation Rates
If you allocate to an Index Strategy with a Participation Rate, your Index Credit may be limited if the applicable Participation Rate is less than 100%, which means that your Index Credit may be lower than if you had invested directly in a fund based on the applicable Index. If you elect an Index Strategy with applicable Participation Rates equal to 100%, your Index Credit will be equal to the Index Return. If applicable Participation Rates are greater than 100%, your Index Credit will exceed the Index Return. The Participation Rate does not guarantee any level of Index Return. Participation Rates apply for the full Index Strategy Term. Participation Rates are determined at our discretion. Participation Rates will never be less than the Guaranteed Minimum Participation Rate. The Guaranteed Minimum Participation Rate equals 100% for the Tiered Participation Rate and Participation Rate with Cap Index Strategies and equals 60% for the Step Rate Plus Index Strategy.
Index Strategy Returns – Spread
If you allocate to the Enhanced Cap Rate Index Strategy and the Index Return is positive and greater than the Spread, the Index Return will be reduced by the Spread, and subject to the Cap Rate to arrive at the Index Credit. If the Index Return is positive but less than or equal to the Spread, your Index Credit would be zero. As a result, your Index Credit could be lower than if you had invested directly in a fund based on the applicable Index or allocated to the Cap Rate Index Strategy. The Spread exists for the full term of the Index Strategy. The Spread will never be greater than the Guaranteed Maximum Spread, which equals 3.00% for a one-year Index Strategy Term.
Risks Associated with the Indices
Because the S&P 500® Index, MSCI EAFE Index, Invesco QQQ ETF, iShares® Russell 2000 ETF, AB 500 Plus IndexSM and Dimensional International Equity Focus Index are each comprised of a collection of equity securities, in each case the value of the component securities is subject to market risk, or the risk that market ups and downs may cause the value of the component securities to go up or down, sometimes rapidly and unpredictably. Market ups and downs can result from disasters and other events, such as storms, earthquakes, fires, outbreaks of infectious diseases (such as COVID-19), utility failures, terrorist acts, political and social developments, and military and governmental actions. In addition, the value of equity securities may increase or decline for reasons directly related to the issuers of the securities. Equity markets are subject to the risk that the value of the securities may fall due to general market and economic conditions. Market ups and downs may exist with these Indices, which means that the value of the Indices can change dramatically over a short period of time in either direction. When you allocate to an Index Strategy that is linked to the performance of one of the Indices, you are not investing in the Index.
With respect to the MSCI EAFE Index, AB 500 Plus IndexSM and Dimensional International Equity Focus Index, international investing involves special risks not found in domestic investing, including political and social differences and currency fluctuations due to economic decisions. Emerging markets can be riskier than investing in well-established foreign markets. The risks associated with investing on a worldwide basis include differences in the regulation of financial data and reporting, currency exchange differences, as well as economic and political systems differences.
When you allocate to an Index Strategy that is linked to the performance of an ETF you are not investing in the ETF. Index-based ETFs seek to track the investment results of a specific market index. Due to a variety of factors, including the fees and expenses associated with an ETF, an ETF’s performance may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index. This potential divergence between the ETF and the specific market index is known as tracking error. Although we believe that we will be viewed as the owner of the Index Strategy for tax purposes, there is no legal guidance to indicate how the IRS might view access to an ETF linked Index Strategy coupled with frequent transfers among investment options.
When you allocate to an Index Strategy that is linked to the performance of one of the Indices, you will not have voting rights or rights to receive dividends or other distributions that direct holders of the securities comprising the Indices have.
Effect of Interim Value
To determine the Interim Value, we apply a formula which does not reflect the actual performance of the applicable Index, but rather a determination of the value of hypothetical underlying investments at the time of the Interim Value calculation. This amount could be more or less than if you had held the Index Strategy for the full Index Strategy Term. It also means that you could have a negative performance, even if the value of the Index has increased at the time of the calculation. If you take a withdrawal (including partial withdrawals and systematic withdrawals), Surrender, reallocate out of an Index Strategy, execute a Performance Lock, annuitize, or we pay a death claim between an Index Strategy Start Date and Index Strategy End Date, we will use an Interim Value calculation to determine the value of each Index Strategy at the time of the transaction. Withdrawals and partial reallocations before an Index Strategy End Date could have adverse impacts even if the value of the Index has increased at the time of the calculation because an early withdrawal will not allow you to participate in the Index Return for the Index Strategy Term with your entire Index Strategy Base. If you withdraw or reallocate Account Value allocated to an Index Strategy, the withdrawal or reallocation will cause an immediate reduction to your Index Strategy Base in a proportion equal to the reduction in your Interim Value. A proportional reduction may be larger than the dollar amount of your withdrawal or reallocation even if the value of the Index has increased. See “Impact of Withdrawals” directly below for additional information.
Impact of Withdrawals
If you withdraw Account Value allocated to an Index Strategy, the withdrawal will cause an immediate reduction to your Index Strategy Base in a proportion equal to the reduction in your Interim Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Index Strategy Base will negatively impact your Interim Value for the remainder of the Index Strategy Term and will result in a lower Index Credit on the Index Strategy End Date. Once your Index Strategy Base is reduced due to a withdrawal during any Index Strategy Term, it will not increase for the remainder of the Index Strategy Term.
Availability of Index Strategies will vary over time
Before allocating to an Index Strategy, you should determine the Index Strategies, Buffers, Cap Rates, Spreads, Participation Rates and Step Rates available to you. We reserve the right to change Cap Rates, Spreads, Participation Rates, Step Rates and Buffers at any time, subject to Guaranteed Minimum Rates, Guaranteed Maximum Spread, and minimum Buffer level. Guaranteed Minimum Rates for each Index Strategy, Guaranteed Maximum Spread for the Enhanced Cap Rate Index Strategy, and the minimum Buffer level are disclosed in the “Glossary of Terms” section under the definitions of Cap Rate, Spread, Participation Rate, Step Rate and Buffer. There is no guarantee that an Index Strategy will be available in the future. You should make sure the Index Strategies you select are appropriate for your investment goals. A change in Rates and/or Spreads may limit the Index Credit you receive. A change in Buffers may impact the amount of negative Index Credit applied to your Account Value.
Reallocation/Renewal of Index Strategies at Index Strategy End Date
At the end of an Index Strategy Term, the amount allocated to that Index Strategy will be reallocated based upon your instructions we received in Good Order prior to the end of the Index Strategy Term; or if no instructions have been received in Good Order prior to the end of the Index Strategy Term, the amount allocated to that Index Strategy will automatically renew into the same Index Strategy unless the Index Strategy End Date would be after the Maximum Annuity Date. If the same Index Strategy is no longer available, the amount will be transferred into the Fixed Account, and the amount may be transferred into another Index Strategy on the next Index Anniversary Date or sooner as permitted under the Flexible Allocation feature. You must provide instructions for reallocation in Good Order no later than the Index Strategy End Date. Failure to provide timely instructions may result in amounts being automatically transferred into the Fixed Account (if the existing Index Strategy no longer is available).
Rates and Spreads
Renewal Rates and Flexible Allocation Rates may be higher or lower than the initial Rates but will never be less than the Guaranteed Minimum Rates. Guaranteed Minimum Rates for each Index Strategy are disclosed in the “Glossary of Terms” section under the definitions of Cap Rate, Participation Rate and Step Rate. Renewal Rates and Flexible Allocation Rates may differ from the Rates used for new Annuity contracts or for other Annuity contracts issued at different times. We will determine new Rates on a basis that does not discriminate unfairly within any class of contracts. Tier Levels, upon renewals and Flexible Allocation, may be higher or lower than the initial Tier Level but will never be greater than the Guaranteed Maximum Tier Level. Guaranteed Maximum Tier Levels are disclosed in the “Glossary of Terms” section under the definition of Tier Level. Renewal Tier Levels and Flexible Allocation Tier Levels may differ from the Tier Levels used for new Annuity contracts or for other Annuity contracts issued at different times. We will determine new Tier Levels on a basis that does not discriminate unfairly within any class of contracts.
Spreads, upon renewals and Flexible Allocation, may be higher or lower than the initial Spread but will never be greater than the Guaranteed Maximum Spread. Guaranteed Maximum Spreads are disclosed in the “Glossary of Terms” section under the definition of Spread. Renewal Spreads and Flexible Allocation Spreads may differ from the Spreads used for new Annuity contracts or for other Annuity contracts issued at different times. We will determine new Spreads on a basis that does not discriminate unfairly within any class of contracts.

Substitution of an Index
We have the right to substitute a comparable index prior to the Index Strategy End Date if any Index is discontinued or if the calculation of an Index is substantially changed (such as a material change in the formula or method of calculating the Index). We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index and would notify you of any such substitutions. Upon substitution of an Index, we will calculate your Index Return on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Index Strategy End Date. An Index substitution will not change the parameters of your Index Strategy (e.g., Buffer level, Rates, Spreads and Tier Levels). The performance of the new Index may not be as good as the one that it substituted and as a result your Index Return may have been better if there had been no substitution. When we notify you of any substitution of an Index, we will also inform you of the potential impacts to your Index Credit. You may transfer your allocation in the impacted Index Strategy, at Interim Value, to a new Index Strategy on the next Index Anniversary Date or sooner as provided under the Flexible Allocation feature.
Issuing Company
No company other than Pruco Life has any legal responsibility to pay amounts that Pruco Life owes under the Annuity. You should look to the financial strength of Pruco Life for its claims-paying ability. Amounts allocated to the Index Strategies and Fixed Account are held in a non-unitized, non-insulated separate account. These assets are subject to the claims of the creditors of Pruco Life and the benefits provided under the Index Strategies and Fixed Account are subject to the claims paying ability of Pruco Life.
The Company is also subject to risks related to disasters and other events, such as storms, earthquakes, fires, outbreaks of infectious diseases (such as COVID-19), utility failures, terrorist acts, political and social developments, and military and governmental actions. These risks are often collectively referred to as “business continuity” risks. These events could adversely affect the Company and our ability to conduct business and process transactions. Although the Company has business continuity plans, it is possible that the plans may not operate as intended or required and that the Company may not be able to provide required services, process transactions, deliver documents or calculate values. It is also possible that service levels may decline as a result of such events.
Risks Associated with a Performance Lock
If a Performance Lock is executed:
•You will no longer participate in Index Strategy performance, positive or negative, for the remainder of the existing Index Strategy Term for the “locked” Index Strategy.
•Once a Performance Lock has been executed, the locked Interim Value will begin earning fixed interest daily until a reallocation occurs. The amount of interest credited to locked Interim Value will equal the same rate as available on the Fixed Account for such Contract. You will not participate in positive Index Strategy performance during the time your Interim Value is locked and thus may earn less than if you had not executed a Performance Lock.
•You will not receive Index Credit on any locked Index Strategy on the Index Strategy End Date. As a result, you may receive less than the full Index Credit, or less than the full protection of the Buffer, than you would have received if you waited for us to apply the Index Credit on the Index Strategy End Date.
•We use the Interim Value calculated at the end of the current Valuation Day on the Performance Lock Date to execute your Performance Lock. This means you will not be able to determine, in advance, your locked Interim Value, and it may be higher or lower than it was at the point in time you requested a manual Performance Lock, or that your Index Strategy reached its target for an automatic Performance Lock.
•If a Performance Lock is executed when your Interim Value has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if the Performance Lock occurred at a later time, or if the Index Strategy was not locked.
•We will not provide advice or notify you regarding whether you should exercise a Performance Lock or the optimal time for doing so. We will not warn you if you exercise a Performance Lock at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise a Performance Lock.
Risks Associated with the Flexible Allocation Feature
There are restrictions applicable to the Flexible Allocation feature.
•We do not accept Flexible Allocation requests within 15 days of an Index Anniversary Date
•You are limited to 20 Flexible Allocation requests each Index Year, but each request can involve multiple Index Strategies and/or the Fixed Account. After the 20th Flexible Allocation request in an Index Year, locked Index Strategies will remain locked until the next Index Anniversary Date and unlocked Index Strategies and Fixed Account Value cannot be reallocated until the number of Flexible Allocation requests resets. These limitations mean you may not be able to take advantage of any increases to Flexible Allocation Rates, or any advantageous changes to Index Values that may become available at the optimal time. This may limit your return potential.
•Flexible Allocation Rates you receive may be less than the Flexible Allocation Rates that become available later in an Index Year or the Renewal Rates available on the next Index Anniversary Date. This may limit your return potential.

•We will not provide advice or notify you regarding whether you should execute a Flexible Allocation or the optimal time for doing so. We will not warn you if you execute a Flexible Allocation at a sub-optimal time.
•We are not responsible for any losses related to your decision whether or not to execute a Flexible Allocation.
Risks Associated with the Market Value Adjustment
The Market Value Adjustment (MVA) is a separate and distinct adjustment (positive or negative) that applies to any partial withdrawal amounts that exceed the Free Withdrawal Amount for MVAs and surrenders within the MVA Period. The MVA is based on a formula designed to respond to interest rate movements. Generally, if interest rates have risen since the beginning of the MVA Period, the MVA can reduce the amount distributed. If interest rates have fallen, the MVA can increase the amount distributed. Losses related to the Fixed Account are limited due to the Minimum Guaranteed Surrender Value (MGSV) feature. The MGSV feature applies only to funds allocated to the Fixed Account (see " Fixed Account - Minimum Guaranteed Surrender Value " below). Losses related to investment in Index Strategies could be significant, up to 100% of your investment in extreme scenarios. The MVA is not applied to reallocations between the Index Strategies and the Fixed Account. The MVA also does not apply to amounts: (i) withdrawn up to the maximum Free Withdrawal Amount for partial withdrawals; (ii) withdrawn as Required Minimum Distributions that we calculate; (iii) paid as a Death Benefit; (iv) withdrawn from the Fixed Account for a period of 60 days following the end of each 6-year MVA Period; (v) withdrawn from the Index Strategies on the Index Anniversary Date that falls at the end of each MVA Period; (vi) upon Annuitization; or (vii) withdrawn upon occurrence of a Medically Related Withdrawal (see " Surrenders - Medically-Related Withdrawals " below.

FEES, CHARGES, AND DEDUCTIONS
The following tables describe the fees and expenses that you will pay related to the Index Strategies and the Fixed Account offered with this Annuity. The first table describes the fees and expenses that you may pay at the time you surrender the Annuity or make a partial withdrawal exceeding the Free Withdrawal Amount. State premium taxes may also be deducted.

ANNUITY OWNER TRANSACTION EXPENSES
Age of Purchase Payment Being Withdrawn	Percentage Applied Against Purchase Payment being Withdrawn
B SERIES
Less than 1 year old	8.0%
1 year old or older, but not yet 2 years old	8.0%
2 years old or older, but not yet 3 years old	7.0%
3 years old or older, but not yet 4 years old	6.0%
4 years old or older, but not yet 5 years old	5.0%
5 years old or older, but not yet 6 years old	4.0%
6 years old or older	0.0%
The years referenced in the Surrender Charge table above refer to the length of time since a Purchase Payment was made (i.e. the age of the Purchase Payment). Surrender Charges are applied against the Purchase Payment(s) being withdrawn. The appropriate percentage is multiplied by the Purchase Payment(s) being withdrawn. Purchase Payments are withdrawn on a “first-in, first-out” basis.

Tax Charge:
0% - 3.5%
The Tax Charge is designed to approximate the taxes that we are required to pay and is assessed as a percentage of Purchase Payments, Surrender Value, or Account Value as applicable. The Tax Charge currently ranges up to 3.5%. These taxes apply only in certain states.

INDEX STRATEGIES
The Annuity offers multiple Index Strategies which provide an Index Credit based on the Index Return of the underlying Index associated with the Index Strategy. The Index Credit is the amount you receive on an Index Strategy End Date based on the Index Return and the type of Index Strategy. The Index Credit may be positive, zero or negative, which means you can lose Purchase Payments and prior earnings. You may allocate, all or a portion of your Purchase Payments into one or more Index Strategies. The Index Strategies are not invested in any underlying Index. We do not guarantee the Index Credits for the Index Strategies. There is a risk of loss of your investment because the Index Strategy will be credited the negative Index Return in excess of the level of protection you selected through the Buffers.
We currently offer the following Index Strategies: Cap Rate, Enhanced Cap Rate, Tiered Participation Rate, Step Rate Plus, Dual Directional and Participation Rate with Cap. These Index Strategies are explained below. Not all Index Strategies will be available with all Indices, Buffers, and in all available Index Strategy Terms. As a result of economic market conditions, or utilization of the Index Strategies, we reserve the right to add and remove Index Strategies at any time, subject to regulatory requirements and approvals. Additions or removals would be effective with any newly issued contracts or upon reallocation for any existing contract holders. Removals would not impact existing contract holders currently allocated to an Index Strategy prior to the Index Strategy End Date. You will receive a Reallocation Notice 30 days prior to your Index Anniversary Date. To change your allocations, for Index Strategies that are eligible for reallocation, you must provide new instructions in Good Order (by any method allowable) no later than the Index Anniversary Date. Unless Performance Lock or Flexible Allocation is requested, the reallocation will be processed on the Index Strategy End Date. For additional information, see “ Managing Your Account Value ”. You will be able to make reallocation selections via mail, phone, or through online access. For currently available Index Strategies please see our website at www.prudential.com/flexguard2-rates .
The minimum amount required to allocate to any Index Strategy, upon the Index Effective Date or at the time of renewal into a new Index Strategy is $2,000. In the event that the Account Value allocated to an Index Strategy falls below $2,000 and is not combined with subsequent Purchase Payments or reallocations from other Index Strategies or the Fixed Account on an Index Anniversary Date to meet the $2,000 minimum, these funds will automatically be renewed into the same Index Strategy. There is no maximum amount that can be allocated to an Index Strategy. If you are allocating to an Index Strategy with a subsequent Purchase Payment, please note that we reserve the right to limit, suspend or reject any subsequent Purchase Payment at any time, but would do so only on a non-discriminatory basis. If the same Index Strategy is no longer available at the time of renewal, and no new reallocation instructions are received in Good Order, the funds associated with the closed Index Strategy will be transferred to the Fixed Account, where they may be allocated among Index Strategies on the next Index Anniversary Date or sooner as provided under the Flexible Allocation feature.
Index Strategy Term
The Index Strategy Term is the time period allocated to each Index Strategy. The term begins on the Index Strategy Start Date and ends on the Index Strategy End Date. Index Strategy Terms of 1, 3, and 6 years are available and may vary based on the Index Strategy. The Index Strategy Start Date begins on the day you allocate funds to any Index Strategy. The annual anniversary of this date is the Index Anniversary Date and will not change for the life of your Contract. You may only allocate to an Index Strategy on an Index Anniversary Date or as provided under the Flexible Allocation feature.
Indices
Each Index Strategy references an Index that determines the Index Return used to compute the Index Credit. When you allocate to an Index Strategy that is linked to the performance of one of the Indices, you are not investing in the Index. We currently offer Index Strategies based on the following securities Indices:
S&P 500® Index, Price Return (SPX): The S&P 500® Index is comprised of 500 stocks considered representative of the overall market. An index is unmanaged and not available for direct investment.
MSCI EAFE Index, Price Return (MXEA): The MSCI EAFE Index measures the equity market performance of 22 developed market country indices located in Europe, Australasia and the Far East. An index is unmanaged and not available for direct investment.
Invesco QQQ ETF, Price Return (QQQ): The Invesco QQQ ETF is an exchange-traded fund that seeks to track the investment results of the NASDAQ-100 Index®. The Index includes the 100 largest non-financial companies listed on the Nasdaq® based on market cap.
iShares® Russell 2000 ETF, Price Return (IWM): The iShares® Russell 2000 ETF seeks to track the investment results of the Russell® 2000 Index, an index composed of small-capitalization U.S. equities. The Russell® 2000 Index measures the performance of the small capitalization sector of the U.S. equity market, as defined by FTSE Russell.
AB 500 Plus IndexSM, Price Return (ABUSPLS): The AB 500 Plus IndexSM is a rules based, allocation index that utilizes the SPDR® S&P 500® ETF Trust as its default allocation. The Index will tactically reallocate to additional US listed equity index ETFs: Invesco QQQ TrustSM, SERIES 1 ETF, iShares® Russell 2000 ETF, Shares® MSCI EAFE ETF, and iShares® MSCI Emerging Markets ETF when our proprietary positioning signals indicate that those other equity index ETFs have a higher expected return potential than the default allocation. At all times, the Index is fully allocated to equity index ETFs, with a significant allocation to equity index ETFs that track US listed companies. By following proprietary positioning signals, the Index aims to maintain significant exposure to the SPDR® S&P 500® ETF Trust, while providing differentiated returns through a tactical reallocation process.

The rules for calculating the AB 500 Plus IndexSM include an annual 0.75% reduction, which accrues daily, meaning that a small portion of that reduction is included in the published Index Value each day. The reduction is included to aid in setting the cap and participation rates and/or buffer levels of the Index Strategy with which the Index is used.
Dimensional International Equity Focus Index: The Dimensional International Equity Focus Index is a rules-based index that pursues size, value, and profitability premiums within Developed ex US and Canada markets in an integrated and diversified manner, leveraging Dimensional's decades of experience in applying financial research into robust investment strategies.
When you allocate to an Index Strategy that is linked to the performance of an ETF you are not investing in the ETF. Index-based ETFs seek to track the investment results of a specific market index. Due to a variety of factors, including the fees and expenses associated with an ETF, an ETF’s performance may not fully replicate or may, in certain circumstances, diverge significantly from the performance of the underlying index. This potential divergence between the ETF and the specific market index is known as tracking error. Although we believe that we will be viewed as the owner of the Index Strategy for tax purposes, there is no legal guidance to indicate how the IRS might view access to an ETF linked Index Strategy coupled with frequent transfers among investment options.
Index Returns for Index Strategies linked to an ETF are based on the closing share price (price return) of each respective Index. Index Strategies linked to an ETF do not include dividends and other distributions declared by the Index.
If an Index is discontinued or substantially changes, we reserve the right to select an alternative Index and we will notify you of any such changes. For these purposes, an Index would be substantially changed if an index sponsor announces that it will make a material change in the formula for the Index or the method of calculating the Index or in any other way materially modifies the Index. We would attempt to choose a substitute Index that has a similar investment objective and risk profile to the replaced Index. Upon substitution of an Index, we will calculate your Index Return on the replaced Index up until the date of substitution and the substitute Index from the date of substitution to the Index Strategy End Date. An Index substitution will not change your Index Strategy. The performance of the new Index may not be as good as the one that it substituted and as a result your Index Return may have been better if there had been no substitution. When we notify you of any substitution of an Index, we will also inform you of the potential impacts to your Index Credit. You may transfer your allocation in the impacted Index Strategy, at Interim Value, to a new Index Strategy on the next Index Anniversary Date or sooner as provided under the Flexible Allocation feature.
See Appendix B for important information about the Indices.
Withdrawals may be subject to tax charges, a Surrender Charge and a Market Value Adjustment. Withdrawals taken or reallocations from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. In the case of a partial withdrawal or reallocation before the Index Strategy End Date, the Index Strategy Base will be reduced in the same proportion that the total withdrawal or reallocation reduced the Interim Value.
NOTE REGARDING EXAMPLES
The Examples set forth below, as well as other Examples found throughout this prospectus, are intended to illustrate how various features of the Annuity work. These Examples should not be considered a representation of past or future performance of any Index Strategies. Actual performance may be greater or less than those shown in the Examples. Similarly, the Index Returns in the Examples are not an estimate or guarantee of future Index performance. The Caps, Spreads, Participation Rates, Step Rates, Tier Levels and Buffers for the Index Strategies shown in the following Examples are for illustrative purposes only and may not reflect actual declared rates. In addition, values may be rounded for display purposes only.
BUFFERS
The Buffer limits the amount of negative Index Credit that may be applied to the Account Value allocated to an Index Strategy. We will declare Buffers that will be available on the Index Strategy Start Date for each Index Strategy. The minimum Buffer level offered under the Annuity is 5%.
The Annuity offers Index Strategies with 5%, 10%, 15%, 20%, 30% and 100% Buffers. The Buffer is the amount of the protected negative return. Any negative Index Credits in excess of the Buffer reduces the Account Value allocated to the Index Strategy.
EXAMPLE
Index Strategy Start Date = 1/6/2026
Index Strategy = 1-Year Cap Rate and a 10% Buffer
Index Value at Index Strategy Start Date = 1569
Index Strategy Base = $100,000
Index Strategy End Date = 1/6/2027
Index Value at Index Strategy End Date = 1333
Index Return = -15% ((1333-1569)/1569)
Index Strategy Base upon Index Strategy End Date = $95,000 ($100,000-$5,000)

Because the Buffer protects the first 10% of the loss, the Index Strategy only experiences a 5% loss (-15% Index Return + 10% Buffer = -5% Loss) or $100,000 x (-5.00%) = -$5,000.
The following year, assuming the same Index Strategy:
Index Strategy End Date = 1/6/2028
Index Value at Index Strategy End Date = 1298
Index Return = -3%
Index Strategy Base upon Index Strategy End Date = $95,000
Because the Buffer protects against the first 10% of the loss, the Index Strategy experiences no loss of Account Value because the loss in the Index Return was less than the 10% Buffer.
CAP RATE INDEX STRATEGY
The Cap Rate is the maximum rate that may be credited to an Index Strategy for any given Index Strategy Term. A different Cap Rate may be declared for different Indices, Buffers and Index Strategy Terms. The Cap Rate Index Strategy is available in 1, 3, and 6-year Terms.
If the Index Return is positive and equal to or greater than the Cap Rate, then the Index Credit is equal to the Cap Rate. If the Index Return is positive, but less than the Cap Rate, the Index Credit is equal to the Index Return.
If the Index Return is zero or negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
EXAMPLES 1, 2, 3 AND 4
These examples are based on 1-year Index Strategy Terms.
Cap: 12%; Buffer: 10%
•Upside potential equals 100% of the Index Return up to a Cap of 12%
◦Example 1: if the Index increased by 4%, an amount that is less than the Cap, the Index Credit would be 4%.
◦Example 2: if the Index increased by 20%, which is greater than the Cap, the Index Credit would be 12%, which is equal to the Cap Rate.
•Partial downside protection is provided through the Buffer where Index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of Account Value.
◦Example 3: if the Index decreased by 4%, an amount within the Buffer, the Index Credit would be 0%, with no loss of Account Value.
◦Example 4: if the Index decreased by 12%, which is greater than the 10% Buffer, there would be a loss of Account Value because the Index Credit would be -2%.
The initial Cap Rate applies to the initial Index Strategy Term. We will declare a Cap Rate for each subsequent Index Strategy Term. In some cases, we may declare a Cap Rate for an Index Strategy as “uncapped” in which case the maximum Index Credit you may receive is equal to the Index Return.
Subsequent Cap Rates may be higher or lower than the initial Cap Rate but will never be less than the Guaranteed Minimum Cap Rate. Subsequent Cap Rates may differ from the Cap Rates used for new contracts or for other contracts issued at different times. We will determine new Cap Rates on a basis that does not discriminate unfairly within any class of contracts. The Guaranteed Minimum Cap Rate may vary by Index Strategy Term. The Guaranteed Minimum Cap Rate equals 1.00% for a one-year Index Strategy Term, 5.00% for a three-year Index Strategy Term and 10.00% for a six-year Index Strategy Term.
ENHANCED CAP RATE INDEX STRATEGY
The Cap Rate is the maximum rate that may be credited to an Index Strategy for any given Index Strategy Term. The Spread reduces the value of positive Index Returns used in the calculation of Index Credits that may be applied to the Index Strategy Base on any Index Strategy End Date, allowing for a higher Cap Rate than the Cap Rate Index Strategy. A higher Cap Rate does not guarantee you will receive a higher Index Credit, because interest crediting for the Enhanced Cap Rate Index Strategy depends on the applicable Cap Rate, Spread and Index Return. There is no guarantee that the Enhanced Cap Rate Index Strategy will outperform any other available Index Strategy and may underperform available Index Strategies due to the application of the Spread.
Cap Rates and Spreads may vary by Index, Index Strategy Term, Cap Rate and Buffer. Multiple Spread options with different Cap Rates may be offered with the same level of Buffer. The Enhanced Cap Rate Index Strategy is available in 1-year Terms. We will not offer the Enhanced Cap Rate Strategy where the Spread exceeds the Cap Rate.

If the Index Return is positive and greater than or equal to the Cap Rate plus the Spread, the Index Credit is equal to the Cap Rate. If the Index Return is positive and greater than the Spread, but less than the Cap Rate plus the Spread, the Index Credit is equal to the Index Return minus the Spread. If the Index Return is greater than or equal to zero, and less than or equal to the Spread, the Index Credit is zero.
The Spread does not apply when Index Return is zero or negative. If the Index Return is negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
EXAMPLES 1, 2, 3, 4 and 5
These examples are based on 1-year Index Strategy Terms.
Cap: 17%; Spread: 2%; Buffer: 10%
•Upside potential equals 100% of the Index Return minus 2% Spread up to a Cap of 17%
◦Example 1: if the Index increased by 20%, which is greater than the Cap plus Spread, the Index Credit would be 17%, which is equal to the Cap Rate.
◦Example 2: if the Index increased by 10%, an amount that is less than the Cap plus Spread, the Index Credit would be the Index Return minus the 2% Spread which is 8%.
◦Example 3: If the Index increased by 1%, an amount that is greater than zero but less than the Spread, the Index Credit would be 0%.
•Partial downside protection is provided through the Buffer where Index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of Account Value.
◦Example 4: if the Index decreased by 4%, an amount within the Buffer, the Index Credit would be 0%, with no loss of Account Value.
◦Example 5: if the Index decreased by 12%, which is greater than the 10% Buffer, there would be a loss of Account Value because the Index Credit would be -2%.
Each Buffer Level may offer multiple Spread options – known as Spread A and Spread B. For example, the 10% Buffer Level may offer both 2% (Spread A) and 3% (Spread B) options – higher Spreads will result in higher Cap Rates for the Index Strategy.
The initial Cap Rate and Spread applies to the initial Index Strategy Term. We will declare a Cap Rate and Spread for each subsequent Index Strategy Term. In some cases, we may declare a Cap Rate for an Index Strategy as “uncapped” in which case the maximum Index Credit you may receive is equal to the Index Return minus the Spread.
Subsequent Cap Rates and/or Spreads may be higher or lower than the initial Cap Rate and/or Spread but will never be less than the Guaranteed Minimum Cap Rate or greater than the Guaranteed Maximum Spread. Subsequent Cap Rates and/or Spreads may differ from the Cap Rates and/or Spreads used for new contracts or for other contracts issued at different times. We will determine new Cap Rates and Spreads on a basis that does not discriminate unfairly within any class of contracts. The Guaranteed Minimum Cap Rate may vary by Index Strategy Term. The Guaranteed Minimum Cap Rate equals 1.00% for a one-year Index Strategy Term. The Guaranteed Maximum Spread equals 3.00% for a one-year Index Strategy Term.
STEP RATE PLUS INDEX STRATEGY
The Step Rate is the declared rate that will be credited to an Index Strategy for any given Index Strategy Term if the Index Return is between zero (including zero) and the declared Step Rate. When the Index Return is zero or positive, the Step Rate is the minimum amount of Index Credit that would be applied. The Participation Rate used in the Step Rate Plus Index Strategy is the percentage of an Index Return that may be credited if the Index Return exceeds the Step Rate. A Participation Rate only applies when the Index Return is positive and greater than the Step Rate.
If the Index Return is between zero (including zero) and the declared Step Rate, then the Index Credit is equal to the Step Rate. If the Index Return is greater than the Step Rate, the Index Credit is equal to the greater of the Index Return multiplied by the Participation Rate or the Step Rate. If the Index Return is negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
A different Step Rate and Participation Rate may be declared for different Indices, Buffers, and Index Strategy Terms.
EXAMPLES 1, 2, 3, 4 AND 5
These examples are based on 1-year Index Strategy Terms.
Step Rate: 6%; Participation Rate: 90%; Buffer: 5%
•Upside potential equals the Step Rate if the Index Return is between 0% (including zero) and the Step Rate. If greater than the Step Rate, the Index Credit is equal to the greater of the Index Return multiplied by the Participation Rate or the Step Rate.

◦Example 1: if the Index increased by 4%, an amount that is less than the Step Rate, the Index Credit would be 6% (the Step Rate).
◦Example 2: if the Index increased by 20%, which is greater than the Step Rate, the Index Credit would be the greater of 90% (the Participation Rate) of 20%, which is 18% or the Step Rate, which is 6%. In this Example, the Index Credit would be 18% as it is the greater value.
◦Example 3: if the Index increased by 6.50%, which is greater than the Step Rate, the Index Credit would be the greater of 90% (the Participation Rate) of 6.50%, which is 5.85% or the Step Rate, which is 6%. In this Example, the Index Credit would be 6% as it is the greater value.
•Partial downside is provided through the Buffer where Index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of Account Value.
◦Example 4: if the Index decreased by 4%, an amount within the Buffer, the Index Credit would be 0%, with no loss of Account Value.
◦Example 5: if the Index decreased by 12%, which is greater than the 5% Buffer, there would be a loss of Account Value because the Index Credit would be -7%.
There is no maximum amount of Index Credit with the Step Rate Plus Index Strategy.
The initial Step Rate and Participation Rate applies to the initial Index Strategy Term. We will declare a new Step Rate and Participation Rate for each subsequent Index Strategy Term.
Subsequent Step Rates and Participation Rates may be higher or lower than the initial Step Rate and Participation Rate but will never be less than the Guaranteed Minimum Step Rate and Guaranteed Minimum Participation Rate. Subsequent Step Rates and Participation Rates may differ from the Step Rates and Participation Rates used for new contracts or for other contracts issued at different times. We will determine new Step Rates and Participation Rates on a basis that does not discriminate unfairly within any class of contracts. The Guaranteed Minimum Step Rate equals 1.00%. The Guaranteed Minimum Participation Rate equals 60.00%.
TIERED PARTICIPATION RATE INDEX STRATEGY
The Participation Rate is the percentage of an Index Return that may be credited to an Index Strategy for any given Index Strategy Term. We will declare a 1st Tier Participation Rate, 2nd Tier Participation Rate, and a Tier Level at the start of each Index Strategy Term. The 1st Tier Participation Rate is used to calculate the Index Credit associated with any Index Return less than or equal to the declared Tier Level. The 2nd Tier Participation Rate is used to calculate the Index Credit associated with any Index Return greater than the declared Tier Level. If the Index Return is between zero and the declared Tier Level, then the Index Credit is equal to the Index Return multiplied by the Participation Rate for the 1st tier. If the Index Return is greater than or equal to the declared Tier Level, the Index Credit is the sum of the Tier Level Index Return multiplied by the Participation Rate for the 1st tier and the remaining Index Return multiplied by the Participation Rate for the 2nd tier. If the Index Return is zero or negative, but less than or equal to the Buffer, the Index Credit is zero. Otherwise, the Index Credit is equal to the negative Index Return in excess of the Buffer.
A different Participation Rate and Tier Level may be declared for different Indices, Buffers, and Index Strategy Terms. Participation Rates only apply when the Index Return is positive.
EXAMPLES 1, 2, 3 AND 4
These examples are based on 6-year Index Strategy Terms.
1st Tier Participation Rate: 100%; 2nd Tier Participation Rate: 140%; Tier Level: 30%; Buffer: 10%
•Upside potential equals the Index Return multiplied by the Participation Rate(s) based on the Tier Level of 30%.
◦Example 1: if the Index increased by 28%, which is less than the Tier Level, the Index Credit would be 100% of the 28% increase, which would be 28%.
◦Example 2: if the Index increased by 68%, which is above the Tier Level, the Index Credit would be 100% of the first 30% increase plus 140% of the remaining 38% increase, which equals 83.2%.
•Partial downside protection is provided through the Buffer where index losses within the Buffer are protected. Index losses that exceed the Buffer will result in a loss of Account Value.
◦Example 3: if the Index decreased by 4%, an amount within the Buffer, the Index Credit would be 0%, with no loss of Account Value.
◦Example 4: if the Index decreased by 12%, which is greater than the 10% Buffer, there would be a loss of Account Value because the Index Credit would be -2%.
There is no maximum amount of Index Credit with a Tiered Participation Rate Index Strategy.

The initial Participation Rates and Tier Levels apply to the initial Index Strategy Term. We will declare new Participation Rates and Tier Levels for each subsequent Index Strategy Term.
Subsequent Participation Rates may be higher or lower than the initial Participation Rates but will never be less than the Guaranteed Minimum Participation Rate. Subsequent Tier Levels may be higher or lower than the initial Tier Level but will never exceed the Guaranteed Maximum Tier Level. Subsequent Participation Rates and Tier Levels may differ from the Participation Rates and Tier Levels used for new contracts or for other contracts issued at different times. We will determine new Participation Rates and Tier Levels on a basis that does not discriminate unfairly within any class of contracts.
The Guaranteed Minimum Participation Rate equals 100%. The Guaranteed Maximum Tier Level equals 35%.
DUAL DIRECTIONAL INDEX STRATEGY
The Dual Directional Index Strategy provides (i) an Index Credit equal to the Index Return up to a Cap Rate when the Index Return is positive and (ii) an Index Credit equal to the absolute value of the Index Return, not limited by a Cap Rate, when the Index Return is negative and equal to or within the Buffer. The absolute value of the Index Return is the value without regard to the mathematical sign (positive or negative) of the Index Return.
If the Index Return is positive and equal to or greater than the Cap Rate, then the Index Credit is equal to the Cap Rate. If the Index Return is zero or positive, but less than the Cap Rate, the Index Credit is equal to the Index Return.
If the Index Return is negative and is within or equal to the Buffer, then the Index Credit will be the absolute value (without regard to the mathematical sign (positive or negative)) of the Index Return, not limited by the Cap Rate. Otherwise, if the Index Return is negative and exceeds the Buffer, then the Index Credit is equal to the Index Return in excess of the Buffer.
The Cap Rate may vary by Index, Index Strategy Term and Buffer. The Dual Directional Index Strategy is available in 1 and 6-year Terms.
EXAMPLES 1, 2, 3, 4 AND 5
These examples are based on 1-year Index Strategy Terms.
Cap: 7%; Buffer: 10%
•Upside Potential: If the Index Return is positive: the Index Credit is equal to the Index Return up to the Cap Rate.
•Example 1: If the Index increased by 6%, which is less than the Cap Rate, the Index Credit would be 6%.
•Example 2: If the Index increased by 9%, which is greater than the Cap Rate, the Index Credit would be 7%, which is equal to the Cap Rate.
•Growth Potential with Negative Index Return: If the Index Return is negative and within or equal to the Buffer, the absolute value of the Index Return will be used for the Index Credit.
•Example 3: If the Index decreased by 4%, an amount within the Buffer, the Index Credit would be 4%.
•Example 4: If the Index decreased by 10%, an amount equal to the Buffer, the Index Credit would be 10%.
•Partial Downside Protection: If the Index Return is negative and exceeds the Buffer: Index losses that exceed the Buffer will result in a loss of Account Value.
•Example 5: If the Index decreased by 12%, which is greater than the 10% Buffer, the Index Credit would be -2%.
The initial Cap Rate applies to the initial Index Strategy Term. We will declare a Cap Rate for each subsequent Index Strategy Term. In some cases, we may declare a Cap Rate for an Index Strategy as “uncapped” in which case the maximum Index Credit you may receive is equal to the positive Index Return.
Subsequent Cap Rates may be higher or lower than the initial Cap Rate but will never be less than the Guaranteed Minimum Cap Rate. Subsequent Cap Rates may differ from the Cap Rates used for new contracts or for other contracts issued at different times. We will determine new Cap Rates on a basis that does not discriminate unfairly within any class of contracts. The Guaranteed Minimum Cap Rate may vary by Index Strategy Term.
The Guaranteed Minimum Cap Rate equals 1.00% for a one-year Index Strategy Term; and 10.00% for a six-year Index Strategy Term.
PARTICIPATION RATE WITH CAP INDEX STRATEGY
The Participation Rate with Cap Index Strategy applies a percentage to any positive Index Return, subject to a maximum level of the Cap Rate, that may be credited to the Index Strategy at the Index Strategy End Date for any given Index Strategy Term. A different Cap Rate and Participation Rate may be declared for different Indices, Buffers and Index Strategy Terms. The Participation Rate with Cap Index Strategy is available in 6-year Terms.
If the Index Return is positive, the Index Credit is equal to the Index Return multiplied by the Participation Rate up to the Cap Rate. If the Index Return is zero or negative, but less than or equal to the Buffer, the Index Credit is zero. If the Index Return is negative, and is greater than the Buffer, the Index Credit is equal to the Index Return in excess of the Buffer.

A different Cap Rate and Participation Rate may be declared for different Indices, Buffers and Index Strategy Terms.
EXAMPLES 1, 2, 3 and 4
These examples are based on 6-year Index Strategy Terms.
Cap Rate: 100%; Participation Rate: 130%; Buffer: 10%
•Upside potential equals 130% of the Index Return up to a Cap of 100%
•Example 1: If the index increases by 75%, the Index Credit would be calculated by first multiplying the Index Return of 75% by the Participation Rate of 130%, which results in 97.5%. This amount is less than the 100% Cap Rate, so the Index Credit equals 97.5%.
•Example 2: If the index increases by 125%, the Index Credit would be calculated by first multiplying the Index Return of 125% by the Participation Rate of 130%, which results in 162.5%. This amount is greater than the 100% Cap Rate, so the Index Credit would be the 100% Cap Rate.
•Partial downside protection is provided via the Buffer where index losses within the Buffer are protected. Index losses in excess of the Buffer will result in a loss of Account Value.
•Example 3: if the index decreased by 4%, an amount within the Buffer, the Index Credit would be 0.00%, with no loss in Account Value.
•Example 4: if the index decreased by 12%, which is greater than the 10% Buffer, the Index Credit would be -2.00%.
The initial Participation and Cap Rates apply to the initial Index Strategy Term. We will declare a Participation and Cap Rate for each subsequent Index Strategy Term. In some cases, we may declare a Cap Rate for an Index Strategy as “uncapped” in which case the maximum Index Credit you may receive is equal to the Index Return multiplied by the Participation Rate.
Subsequent Cap Rates and/or Participation Rates may be higher or lower than the initial Cap Rate and/or Participation Rate but will never be less than the Guaranteed Minimum Cap Rate or Guaranteed Minimum Participation Rate. Subsequent Cap Rates and/or Participation Rates may differ from the Cap Rates and/or Participation Rates used for new contracts or for other contracts issued at different times. We will determine new Cap Rates and/or Participation Rates on a basis that does not discriminate unfairly within any class of contracts. The Guaranteed Minimum Cap Rate and/or Guaranteed Minimum Participation Rate may vary by Index Strategy Term. The Guaranteed Minimum Cap Rate equals 10.00% for a six-year Index Strategy Term. The Guaranteed Minimum Participation Rate equals 100% for a six-year Index Strategy Term.

FIXED ACCOUNT
In addition to Index Strategies, you can allocate to a Fixed Account. We will credit compound interest daily based on an annual interest rate we declare, subject to a Guaranteed Minimum Interest Rate (GMIR) of 0.25%. State variations may apply to the GMIR. Fixed Account Value can be reallocated to Index Strategies on any Index Anniversary Date or sooner as provided pursuant to the Flexible Allocation feature. Assets supporting the Fixed Account are held in a non-insulated, non-unitized Separate Account and are subject to the claims of creditors of Pruco Life and the benefits provided are subject to the claims paying ability of Pruco Life. Surrender Charges and MVA may apply to funds distributed from the Fixed Account.
The Fixed Account is also used for certain default allocations, including (1) additional purchase payments received after the Index Effective Date and between Index Anniversary Dates; (2) if you do not respond to a Reallocation Notice with new instructions and the same Index Strategy is no longer available; (3) if you do not respond to a Reallocation Notice with new instructions, and your current Index Strategy extends beyond your Maximum Annuity Date; and (4) if a death claim is received without payment instructions for any additional beneficiaries.
Fixed Account Interest is credited to the Fixed Account daily based on an annualized rate. The Fixed Account rate will be determined annually, and the current rate will be available on our website at www.prudential.com/flexguard2-rates . We reserve the right to increase the Fixed Account rate at any time in a nondiscriminatory manner. The GMIR will be declared at issue and apply for the life of your Contract
Minimum Guaranteed Surrender Value
The Minimum Guaranteed Surrender Value (MGSV) applies only to funds allocated to the Fixed Account. The MGSV is the minimum value that you will receive on the date any of following events occur: (1) the Annuity is surrendered; (2) the Death Benefit is determined; (3) the entire Fixed Account Value is reallocated; or (4) Annuitization. The MGSV will be reduced by the amount of any withdrawals taken from or reallocations out of the Fixed Account.
The MGSV is equal to 87.5% multiplied by your net purchase payments and reallocations into the Fixed Account since the date(s) those allocations were applied, less the total amount of any prior withdrawals (excluding Surrender Charges and MVA) or reallocations out of the Fixed Account, plus interest accumulated at the minimum Nonforfeiture Rate applicable to each Contract (minimum annual effective yield of at least the state required minimum (0.15% - 1.00%)). The Nonforfeiture Rate is capped at 3.00%. The Nonforfeiture Rate for the initial MVA Period is set at issue and will apply to all Purchase Payments received and allocated to the Fixed Account for the length of the MVA Period. The Nonforfeiture Rate will be redetermined upon the start of each new 6-year MVA Period.
Example:

Contract Issue Date:	12/1/2026
Initial Premium Deposited in Fixed Account:	$100,000.00
Initial Minimum Guaranteed Surrender Value (MGSV):	$87,500.00 ($100,000.00 x 87.5%)
Fixed Account Crediting Rate:	2.00%
Nonforfeiture Rate:	1.00%

Net Withdrawal Requested Date:	1/4/2027
Number of days elapsed since issue:	34
Next Index Anniversary Date:	12/1/2027
Number of days between issue date and next Index Anniversary Date:	365
Fixed Account Value (FAV) immediately before withdrawal:	$100,184.63 ($100,000.00 x (1 + 2.00%) ^ (34/365))
MGSV immediately before withdrawal:	$87,581.14 ($87,500.00 x (1 + 1.00%) ^ (34/365))
Net Withdrawal Requested Amount (WD):	$11,000.00
Market Value Adjustment (MVA) for Withdrawal:	-$35.00
Surrender Charge (SC) for Withdrawal:	$90.00
Total WD Reduction for AV:	$11,125 .00 ($11,000.00 - (-$35.00) + $90.00)
Total WD Reduction for MGSV:	$11,000.00

FAV immediately after withdrawal:	$89,059.63 ($100,184.63 - $11,125.00)
MGSV immediately after withdrawal:	$76,581.14 ($87,581.14 - $11,000.00)

Additional Purchase Payment (PP) Date:	2/7/2027
Number of days elapsed since 1/4/2027 WD	34
Next Index Anniversary Date:	12/1/2027
Number of days between issue date and next Index Anniversary Date:	365

FAV immediately before PP:	$89,224.07 ($89,059.63 x (1+2.00%) ^ (34/365))
MGSV immediately before PP:	$76,652.15 ($76,581.14 x (1+1.00%) ^ (34/365))
PP Amount Deposited:	$10,000.00
FAV after PP:	$99,224.07 ($89,224.07 + $10,000.00)
MGSV after PP:	$85,402.15 ($76,652.15 + $10,000.00 x 87.5%)

PERFORMANCE LOCK
You can lock in the Interim Value of an Index Strategy on any Valuation Day during the Index Strategy Term through our Performance Lock feature. A Performance Lock may be requested on any Valuation Day prior to the Index Strategy End Date. We will use the Interim Value at the end of the Valuation Day that we receive your Performance Lock Request. If you exercise a Performance Lock, you will no longer participate in the Index Strategy performance for the current Index Strategy Term and you may receive less than the full Index Credit, or less than the full protection of the Buffer, than you would have received if you waited for us to apply the Index Credit on the Index Strategy End Date. Once a Performance Lock has been executed, the locked Interim Value will immediately begin earning fixed interest daily until a reallocation occurs. The interest rate used to calculate the amount of interest credited to the locked Interim Value will equal the same rate as available on the Fixed Account for such Contract.
Only one Performance Lock may occur for any given Index Strategy during a respective Index Strategy Term. Performance Locks may not be applied retroactively and must be for the full amount of the Interim Value. Performance Lock requests for less than the full amount of the Interim Value are not permitted.
Once a Performance Lock has been executed it cannot be reversed and the locked Interim Value will not fluctuate for the rest of the Index Strategy Term, with the exception of being reduced for withdrawals and reallocations to different Index Strategies that are for an amount less than the full locked Interim Value (partial reallocations) and increased for any applicable fixed interest credits. The locked Interim Value is reduced for any withdrawals and partial reallocations that occur between an Index Strategy Start Date and Index Strategy End Date in the same proportion that the total withdrawal or reallocation amount reduced the Interim Value. The Valuation Day upon which the Performance Lock is executed is known as the Performance Lock Date.
Upon executing a Performance Lock, the locked Interim Value will remain in the Index Strategy. You will be able to reallocate any portion of the locked Interim Value to any available Index Strategy on the next Index Anniversary Date or sooner as provided pursuant to the Flexible Allocation feature. The locked Interim Value is reduced for any withdrawals and partial reallocations as outlined above. On the next Index Anniversary Date, any remaining locked Interim Value can be reallocated to any new Index Strategy or the Fixed Account, or sooner pursuant to the Flexible Allocation feature. In the absence of reallocation instructions, at the next Index Anniversary Date following Performance Lock, any remaining locked Interim Value will automatically renew to the same Index Strategy for a new Index Term, subject to renewal rates. Please see the “Managing Your Account Value” section for additional information.
A Performance Lock may be implemented in two ways, (1) a manual Performance Lock or (2) an automatic Performance Lock. We must receive a manual Performance Lock Request in Good Order before the end of the current Valuation Day to lock an Index Strategy’s Interim Value on that day. Otherwise, the Performance Lock Date will occur on the next Valuation Day that your Request is in Good Order. For an automatic Performance Lock, you set a target at which you would like the Performance Lock to take effect automatically. Targets are established as a percentage and reflect the change in your Interim Value, known as the Interim Value return. We calculate the Interim Value return, and determine if a target is reached, by comparing the Interim Value as of the close of business on the current Valuation Day to the Index Strategy Base. If the Interim Value return is greater than or equal to the established target percentage, the automatic Performance Lock will be executed at the end of that same Valuation Day at the closing Interim Value. You can change or cancel targets at any time before we execute a Performance Lock. You can also cancel an Automatic Performance Lock by requesting a manual Performance Lock before the target is reached. Each Index Strategy’s targets automatically expire on the earlier of the Performance Lock Date or the last Valuation Day before the Index Strategy End Date. By setting targets you are authorizing us to automatically execute a Performance Lock at the end of the Valuation Day on the Performance Lock Date upon which the target is reached. You may establish and manage automatic Performance Lock targets by contacting us at our Service Center. Your Financial Professional, if authorized, can establish and manage the automatic Performance Lock targets through your account on our website.
For the Cap Rate, Enhanced Cap Rate, Participation Rate with Cap and Tiered Participation Rate Index Strategies, automatic Performance Lock targets less than or equal to 0% are not permitted. Only positive target percentages greater than 0% are allowed. Additionally, targets must be greater than your current Interim Value return and be at least 0.25% less than the stated Cap Rate, if applicable. Automatic Performance Lock targets may not be established for Step Rate Plus or Dual Directional Index Strategies, or for any Index Strategy that has a 100% Buffer option; however, you can still request a manual Performance Lock for these Index Strategies For automatic Performance Lock, setting a target close to the current Interim Value return may cause a Performance Lock to occur soon after establishing. Performance Lock is not available for the Fixed Account.
We reserve the right to limit the use of the Performance Lock feature for certain Index Strategies. Additionally, we may discontinue the use of this feature for future Performance Lock requests at any time.
A Performance Lock can help eliminate doubt about future Index Strategy performance and potentially limit the impact of a negative Index Credit you would otherwise receive. The disadvantage of executing a Performance Lock is that the relevant Index Value could increase by the Index Strategy End Date, and you will not participate in that increase. In addition, if you execute a Performance Lock, you may receive less than the full protection of the Buffer, than you would have received if you waited for us to apply the Index Credit on the Index Strategy End Date.

EXAMPLE (assumes no withdrawals on or after Performance Lock Date):

Contract Issue Date:	12/1/2026
Performance Lock Date (PLD):	6/1/2027
Interim Value on PLD:	$100,000.00
Crediting Rate (Same rate as Fixed Account):	2.00%
Next Index Anniversary Date:	12/1/2027
Number of Days Elapsed from PLD (6/1/2027) to next Index Anniversary Date (12/1/2027):	183
Number of Days Between Previous Index Anniversary Date (12/1/2026) to Next Index Anniversary Date (12/1/2027):	365

Locked Interim Value as of 12/1/2027:	$100,997.79 ($100,000.00 x (1 + 2.00%)^(183/365))

FLEXIBLE ALLOCATION
Flexible Allocation is a feature that allows you to reallocate Index Strategy Interim Value or Fixed Account Value during the Index Year anytime more than 15 days prior to an Index Anniversary Date. Although not required, Flexible Allocation can be used in conjunction with Performance Lock to reallocate locked Interim Value back into Index Strategies without waiting until the next Index Anniversary Date.
For Index Strategies, you can fully or partially reallocate the Interim Value to Index Strategy(ies) as long as dollar minimums are met for each Index Strategy allocation. You may find minimum dollar amounts for transfers and reallocations in the " Managing Your Account Value - Transfer and Reallocation Guidelines " section of the prospectus. For the Fixed Account, you can fully or partially reallocate Fixed Account Value to Index Strategy(ies) provided dollar minimums are met. All Index Strategy(ies) Interim Values and Fixed Account Values are eligible for Flexible Allocation. However, Flexible Allocation cannot be used to reallocate to the Fixed Account. If you want to reallocate Index Strategy Account Value to the Fixed Account, you must wait until the Index Anniversary Date to do so upon either reaching the Index Strategy End Date or having exercised a Performance Lock.
Flexible Allocation Date and Value: Although not required, a Flexible Allocation may be processed on the same Business Day as a Performance Lock (one day process). For locked Index Strategies, we will reallocate the locked Interim Value plus any applicable fixed interest credited to the Index Strategy less any withdrawals at the end of the Valuation Day we receive your Flexible Allocation request in Good Order. For unlocked Index Strategies, we will reallocate the Interim Value less any withdrawals at the end of the Valuation Day we receive your Flexible Allocation request in Good Order. For the Fixed Account, we will reallocate the Fixed Account Value at the end of the Valuation Day we receive your Flexible Allocation request in Good Order. The Valuation Day upon which the Flexible Allocation occurs is known as the Flexible Allocation Date. The Flexible Allocation Date will align with the new Index Strategy Start Date for the new Index Strategy.
Flexible Allocation Index Strategy Term: Interim Values or Fixed Account Value can be transferred to new Index Strategy(ies) anytime more than 15 days prior to any Index Anniversary Date. Upon execution of a Flexible Allocation, you will begin a new Index Strategy Term which will be aligned with the original Index Effective Date and Index Anniversary Date. Upon execution of a Flexible Allocation, the resulting Index Term will equal the Index Term you elect, plus a Term Adjustment which is equal to the amount of time remaining in the current Index Year as of the Flexible Allocation Date.
For example, you are allocated to an Index Strategy with a 3-year Index Term, and eight months into the Index Strategy Term you request a Flexible Allocation with reallocation to a new Index Strategy with a 1-year Index Term. The remaining four months of the Index Year (Term Adjustment) related to your original 3-year Index Term will be added to the new 1-year Term for the Index Strategy to which you reallocate under the Flexible Allocation feature resulting in a new Index Strategy Term length of 16 months, which allows you to maintain a consistent Index Anniversary Date.
Flexible Allocation Rates: Rates will be set on a regular periodic basis. We reserve the right to change rates at any time. Flexible Allocations Rates are available by contacting your Financial Professional or our Annuities Service Center at 1-888-PRU-2888. Flexible Allocation Rates at the time of a Flexible Allocation may be different than the Flexible Allocation Rates that become available later in the Index Year, or the renewal Rates available on an Index Strategy End Date. We can change Flexible Allocation Rates at our discretion, subject to our Guaranteed Minimum Rates.
Flexible Allocation Restrictions and Limitations: We will not accept Flexible Allocation requests within 15 calendar days before any Index Anniversary Date. You are limited to 20 Flexible Allocation requests each Index Year, but each request can involve multiple Index Strategies and/or the Fixed Account. After the 20th Flexible Allocation request in an Index Year, locked Index Strategies will remain locked until the next Index Anniversary Date, and unlocked Index Strategies and Fixed Account Value cannot be reallocated until the number of Flexible Allocation requests resets. We reserve the right to restrict the use of the Flexible Allocation feature for any Index Strategy or the Fixed Account at any time. In addition, we may discontinue the use of the Flexible Allocation feature for future Flexible Allocation requests at any time.

INFORMATION ABOUT THE INSURANCE COMPANY AND SEPARATE ACCOUNT
PRUCO LIFE INSURANCE COMPANY
Pruco Life Insurance Company ("Pruco Life") is a stock life insurance company organized in 1971 under the laws of the State of Arizona. It is licensed to sell life insurance and annuities in the District of Columbia, Guam and in all states except New York. Pruco Life is a wholly owned subsidiary of The Prudential Insurance Company of America ("Prudential"), a New Jersey stock life insurance company that has been doing business since 1875. Prudential is a direct wholly owned subsidiary of Prudential Financial, Inc. ("Prudential Financial"), a New Jersey insurance holding company. No company other than Pruco Life has any legal responsibility to pay amounts that Pruco Life owes under its annuity contracts. Among other things, this means that where you participate in an optional living benefit or death benefit and the value of that benefit exceeds your current Account Value, you would rely solely on the ability of Pruco Life to make payments under the benefit out of its own assets. As Pruco Life's ultimate parent, Prudential Financial, however, exercises significant influence over the operations and capital structure of Pruco Life.
Pursuant to the delivery obligations under Section 5 of the Securities Act of 1933 and Rule 159 thereunder, we deliver this prospectus to current contract owners that reside outside of the United States. In addition, we may not market or offer benefits, features or enhancements to prospective or current contract owners while outside of the United States.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
Pruco Life Insurance Company incorporates by reference into the prospectus its latest annual report on Form 10-K as of December 31, 2024 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 , June 30, 2025 , and September 30, 2025 , filed pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”). In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act also are incorporated into the prospectus by reference. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Pruco Life Insurance Company, 751 Broad Street, Newark, NJ 07102-3777 or by calling 1-888-PRU-2888. We file periodic reports as required under the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC ( www.sec.gov ). Our internet address is www.prudential.com/annuities .
SEPARATE ACCOUNT
The Separate Account is where Pruco Life sets aside and invests the assets supporting the Annuity. The assets of the Separate Account are held in the name of Pruco Life and legally belong to us. We will maintain assets in the Separate Account with a total market value at least equal to the cash surrender value and other liabilities we must maintain related to the Annuity obligations supported by such assets. The obligations under the Annuity are those of Pruco Life, which is the issuer of the Annuity and legal owner of the assets held in the Separate Account.
The Separate Account is a non-insulated, non-unitized separate account established under Arizona law. The assets are subject to the claims of our creditors and the benefits provided under the Annuity are subject to our claims paying ability. Neither the Separate Account nor the assets therein are registered with the SEC.
You do not have any interest in or claim on the assets in the Separate Account. In addition, neither you nor amounts allocated to the Index Strategies or Fixed Account participate in the performance of the assets held in the Separate Account.
We are not obligated to invest according to specific guidelines or strategies except as may be required by Arizona and other state insurance laws.
The General Account: Our general obligations and any guaranteed benefits under the Annuity are supported by our General Account and are subject to our claims paying ability. Transfer Account assets are held in Pruco Life’s General Account. In the Payout Stage, assets supporting annuity payments are held in the General Account. Assets in the General Account are not segregated for the exclusive benefit of any particular contract or obligation. General Account assets are also available to our general creditors and for conducting routine business activities, such as the payment of salaries, rent and other ordinary business expenses. The General Account is subject to regulation and supervision by the Arizona Department of Insurance and to the insurance laws and regulations of all jurisdictions where we are authorized to do business.

VALUING YOUR INVESTMENT AND INTERIM VALUE OF INDEX STRATEGIES
PROCESSING AND VALUING TRANSACTIONS
Pruco Life is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m. Eastern Time). Generally, financial transactions received in Good Order before the close of regular trading on the NYSE will be processed according to the value next determined following the close of business. Financial transactions received on a non-business day or after the close of regular trading on the NYSE will be processed based on the value next computed on the next Valuation Day.
We will not process any financial transactions involving purchase or redemption orders on days that the NYSE is closed. Pruco Life will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
•trading on the NYSE is restricted;
•an emergency, as determined by the SEC, exists making redemption or valuation of securities held in the Separate Account impractical; or
•the SEC, by order, permits the suspension or postponement for the protection of security holders.
In certain circumstances, we may need to correct the processing of an order. In such circumstances, we may incur a loss or receive a gain depending upon the price of the security when the order was executed and the price of the security when the order is corrected. With respect to any gain that may result from such order correction, we will retain any such gain as additional compensation for these correction services.
MARKET VALUE ADJUSTMENT
The Market Value Adjustment (MVA) is a separate and distinct adjustment (positive or negative) that applies to any partial withdrawal amounts that exceed the Free Withdrawal Amount for MVAs and surrenders within the MVA Period. The MVA Period is a 6-year period beginning on the Index Effective Date that renews every 6 years for the life of the Contract. For a period of 30 days prior to and including the MVA Period end date, the MVA will be waived for any Partial Withdrawal or Surrender above the Free Withdrawal Amount. For an additional period of 60 days following the end of each MVA Period, partial withdrawal amounts above the maximum Free Withdrawal Amount and surrenders can be taken from the Fixed Account only without being subject to a MVA. The MVA does not apply to the Transfer Account.
The MVA is based on a formula designed to respond to interest rate movements. Generally, if interest rates have risen since the beginning of the MVA Period, the MVA can reduce the amount distributed. If interest rates have fallen, the MVA can increase the amount distributed. Losses related to the Fixed Account are limited. Losses related to investment in Index Strategies could be significant, up to 100% of your investment in extreme scenarios. For Account Value distributed from the Fixed Account, the MVA will never cause the Surrender Value from the Fixed Account to be less than the Minimum Guaranteed Surrender Value. The MVA is based on the Bloomberg U.S. Intermediate Credit Index. See Appendix D or more information on the MVA calculation.
The MVA is not applied to transfers between the Index Strategies and the Fixed Account. The MVA also does not apply to amounts: (i) withdrawn up to the maximum Free Withdrawal Amount for partial withdrawals; (ii) withdrawn as Required Minimum Distributions that we calculate; (iii) paid as a Death Benefit; (iv) withdrawn from the Fixed Account as described in the MVA Period; (v) withdrawn from the Index Strategies on the Index Anniversary Date that falls at the end of each MVA Period; (vi) upon Annuitization; or (vii) Medically Related Withdrawals.
INTERIM VALUE OF INDEX STRATEGIES
On each Valuation Day during the year, other than the Index Strategy Start Date and Index Strategy End Date, each Index Strategy is valued using an Interim Value formula. The Interim Value formula is used to calculate amounts available for withdrawal (including systematic withdrawals), surrender, reallocation, Performance Lock, annuitization or payment of a death claim. The Interim Value also is used to determine how much the Index Strategy Base will be reduced after a transfer or withdrawal.
The Interim Value is included in the Account Value and Surrender Value to reflect the amount in the applicable Index Strategy prior to the Index Strategy End Date. The Interim Value reflects the value of each Index Strategy taking into account the current price of the underlying Index, the time remaining until the Index Strategy End Date, and the current value of the investments we have made to fund our obligations under the Index Strategy. The Interim Value is an estimate of the current value of fixed income and derivative instruments we could purchase to assure our ability to meet our obligations to you at an Index Strategy End Date. We use a portfolio of fixed income instruments and derivatives to replicate our obligations to calculate Index Credit for the Index Strategies. These derivatives are valued using the Black-Scholes Model. There are many external factors that may impact the Interim Value including changes in the Indices, changes in the interest rate environment, and volatility.
The Interim Value assesses the value of the assets allocated to the Index Strategy (Index Strategy Base) plus the current value of the portfolio of options utilized to replicate the performance of these Index Strategies.
The Interim Value for the applicable Index Strategy is equal to the sum of (1) and (2) where:

(1)The Fixed Income Asset Proxy, or book value of the hypothetical fixed income assets backing an Index Strategy, calculated as:
Fixed Income Asset Proxy = A × (1 - B) × (1 + C)D where:
A = The Index Strategy Base on the Valuation Day of the calculation;
B = The initial cost of the replicating portfolio of options, expressed as a percentage of the Index Base on the Index Strategy Start Date;
C = The annual yield that allows the Fixed Income Asset Proxy to accrue to the Index Strategy Base at the end of the Index Strategy Term.
D = The time elapsed since the Index Strategy Start Date; and
(2) The Derivative Asset Proxy, or the current value of the replicating portfolio of options
The Fixed Income Asset Proxy tracks the book value of the hypothetical fixed income assets backing an Index Strategy. The value of the Derivative Asset Proxy is designated by us and used to estimate the market value of the possibility of gain or loss on the Index Strategy End Date. The value may be positive or negative.
When we calculate the Interim Value, we obtain market data for option pricing each business day from outside vendors. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s market data for option pricing to calculate the Interim Value.
See Appendix A for examples and additional information regarding the Interim Value calculation.

PURCHASING YOUR ANNUITY
REQUIREMENTS FOR PURCHASING THE ANNUITY
We may apply certain limitations, restrictions, and/or underwriting standards as a condition of our issuance of an Annuity and/or acceptance of Purchase Payments. The current limitations, restrictions and standards are described below. We may change these limitations, restrictions and standards in the future.
Initial Purchase Payment: An initial Purchase Payment is considered the first Purchase Payment received by us in Good Order and in an amount sufficient to issue your Annuity. This is the payment that issues your Annuity. All subsequent Purchase Payments allocated to the Annuity will be considered subsequent Purchase Payments. Unless we agree otherwise and subject to our rules, the Annuity has a required minimum initial Purchase Payment of $25,000.
Any initial and subsequent Purchase Payments where the total amount of Purchase Payments equals $1,000,000 or more with respect to the Annuity including any other Annuity you are purchasing from us (or that you already own) and/or our affiliates requires prior approval from us. To the extent allowed by state law, that required approval also will apply to a proposed change of owner of the Annuity, if as a result of the ownership change, total Purchase Payments with respect to the Annuity and all other Annuity owned by the new Owner would equal or exceed that $1,000,000 threshold. We may limit subsequent Purchase Payments under other circumstances, as explained in “Subsequent Purchase Payments”.
Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block your ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, surrenders, total withdrawals, death benefits, or Annuity payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.
Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Pruco Life. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Pruco Life by wiring funds through your Financial Professional’s broker-dealer firm. Subsequent Purchase Payments may also be applied to your Annuity under an electronic funds transfer, an arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.
Once we accept your application, we allocate your Purchase Payment, upon receipt, in your Annuity according to your instructions. You can allocate Purchase Payments to one or more available Index Strategies and the Fixed Account.
We are required to allocate your initial Purchase Payment within two (2) Valuation Days after we receive the Purchase Payment in Good Order at our Service Center. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) Valuation Days.
With respect to your initial Purchase Payment that is pending investment in the Annuity, we may hold the amount temporarily in the Transfer Account, a suspense account and we may earn interest on such amount. You will not be credited with interest during that period. The monies held in the Transfer Account are held in Pruco Life’s General Account and may be subject to claims of our general creditors. Also, the Purchase Payment will not be reduced nor increased due to market ups and downs during that period.
As permitted by applicable law, the broker-dealer firm through which you purchase your Annuity may forward your initial Purchase Payment to us prior to approval of your purchase by a registered principal of the firm. Once your purchase is approved by the firm, we will process your initial Purchase Payment as described above. These arrangements are subject to a number of regulatory requirements, including that customer funds will be deposited in a segregated bank account and held by the insurer until such time that the insurer is notified of the firm’s principal approval and is provided with the application, or is notified of the firm principal’s rejection. In addition, the insurer must promptly return the customer’s funds at the customer’s request prior to the firm’s principal approval or upon the firm’s rejection of the application.
ALLOCATION OF PURCHASE PAYMENTS
Initial Purchase Payment(s): Issuance of an Annuity represents our acceptance of an initial Purchase Payment. On the Issue Date, we allocate your initial Purchase Payment to the Transfer Account, Index Strategy(ies) and/or the Fixed Account we make available, according to your instructions. No interest accrues or is paid on funds in the Transfer Account. Allocations must be made in whole percentages and must equal 100%. The minimum amount allocable to any Index Strategy is $2,000, and the minimum amount allocable to the Fixed Account is $50.
Index Effective Date: The first day of the first allocation to an Index Strategy and/or the Fixed Account will be known as the Index Effective Date. Once an Index Effective Date, and subsequent Index Anniversary Dates are established, they cannot be changed for any reason and will remain the same for the life of the contract.

You can elect one of the following on your application:
(1)Index Effective Date on the earlier of (A) all Purchase Payment sources received or (B) 45 days from the application signed date: We will issue your Contract and allocate your Purchase Payment to the Transfer Account. Upon the earlier of receiving all Purchase Payments or day 45, we will automatically transfer any Account Value in the Transfer Account to the Index Strategies and/or Fixed Account per your instructions on the application. This option is intended for multiple Purchase Payments that may be received at different times.
(2)Index Effective Date on the Contract Issue Date: We will issue your Contract and allocate your first Purchase Payment to any Index Strategies and/or Fixed Account selected on the application, which will establish the Index Effective Date. This option is intended for a single Purchase Payment.
In addition, if option (1) is elected, at least one business day prior to 45 days from your Application Sign Date, you may manually request to defer your Index Effective Date up to 90 days from the Application Sign Date.
Upon receipt of all paperwork we require in Good Order, and the initial Purchase Payment, if you elect to defer your allocation to the Index Strategies and/or Fixed Account, your initial Purchase Payment will be allocated to the Transfer Account. The Transfer Account is available for a period of time not to exceed the maximum Transfer Account Period, which is 90 days from the application sign date. It is used to accumulate/aggregate premiums from multiple sources prior to establishing the Index Effective Date.
If there is Account Value allocated to the Transfer Account at the end of the Transfer Account Period, those funds will be transferred to the allocations elected on the application, establishing the Index Effective Date. If there is no Account Value allocated to the Transfer Account on the last Valuation Day of the Transfer Account Period, no transfer will occur.
If the Index Effective Date is not a Valuation Day, the initial index value for the Index Effective Date will be the following Valuation Day that the Index is calculated and published.
An Index Effective Date can be any calendar date except February 29th.
RATE DETERMINATION
In order for you to receive the Rates associated with the Index Strategies and Fixed Account reflected on the rate sheet found on our website at www.prudential.com/flexguard2-rates , your Annuity Application Sign Date must be on or after the date set forth on the rate sheet and before a new rate sheet is established. From your Application Sign Date, we must also receive your paperwork in Good Order within 15 calendar days, and the Index Effective Date must be within 45 calendar days from your Application Sign Date. If these conditions are not met, and you decide to proceed with the purchase of the Annuity, you will receive the Index Strategy and Fixed Account Rates that are in effect on your Index Effective Date. Under certain circumstances we may waive these conditions or extend these time periods in a nondiscriminatory manner.
SUBSEQUENT PURCHASE PAYMENT(S)
Subsequent Purchase Payments received on an Index Anniversary Date may be used to start a new Index Strategy. Subsequent Purchase Payment(s) received between Index Anniversary Dates will be allocated to the Fixed Account. Fixed Account Value may be transferred to any Index Strategy on the next Index Anniversary Date or sooner as provided pursuant to the Flexible Allocation feature. See Reallocation/Transfer Guidelines in the “Managing Your Account Value” section below.
Subsequent Purchase Payments must be at least $100 ($50 minimum for electronic funds transfer (“EFT”) purchases). After the first Contract Anniversary, subsequent Purchase Payments are limited to a maximum of $100,000 per Contract Year without prior approval from us.
You may make subsequent Purchase Payments, at any time before the earlier of (i) the Annuity Date and (ii) the oldest Owner’s 86th birthday (the Annuitant’s 86th birthday, if the Annuity is owned by an entity). We will allow Purchase Payments at least prior to the first anniversary of the Issue Date regardless of the oldest Owner’s age, unless otherwise required by applicable law or regulation to maintain the tax status of the Annuity. No subsequent Purchase Payments are allowed if the Annuity is held as a Beneficiary Annuity. We will apply any subsequent Purchase Payment to the Fixed Account as of the Valuation Day that we receive it at our Service Center in Good Order.
We reserve the right to limit, suspend or reject any subsequent Purchase Payment at any time, but would do so only on a non-discriminatory basis.
When you purchase the Annuity and determine the amount of your initial Purchase Payment, you should consider the fact that we may suspend, reject or limit subsequent Purchase Payments at some point in the future. Depending on the tax status of your Annuity (e.g., if you own the Annuity through an IRA), there may be annual contribution limits dictated by applicable law. Please see “Taxes” for additional information on these contribution limits.
Subsequent Purchase Payments may also be limited if the total Purchase Payments under the Annuity and other Annuity equals or exceeds $1,000,000.00, as described in more detail in the “Initial Purchase Payment” section. Should you request a transaction that would leave less than the minimum Index Strategy amount or Fixed Account amount, we may, to the extent permitted by law, add the balance of your Account Value in the applicable Allocation Option to the transaction and close out your balance in the Allocation Option.

RIGHT TO CANCEL
You may cancel (or “Free Look”) your Annuity for a refund by notifying us in Good Order or by returning the Annuity to our Service Center or to the representative who sold it to you within 10 days after you receive it (or such other period as may be required by applicable law). The Annuity can be mailed or delivered either to us, at our Service Center, or to the representative who sold it to you. Return of the Annuity by mail is effective on being postmarked, properly addressed and postage prepaid. If the Annuity is a replacement contract, you may cancel your Annuity using the same method within thirty days beginning on the date the contract is received by you, or any longer period as may be required by applicable law in the state where the contract is delivered or issued for delivery.
Subject to applicable law, the amount of the refund will equal a return of Purchase Payments for amounts invested in the Index Strategies, Transfer Account and Fixed Account as of the Valuation Day we receive the returned Annuity at our Service Center or the cancellation request in Good Order, plus any fees or Tax Charges deducted from the Purchase Payment upon allocation to the Annuity or imposed under the Annuity, less any applicable federal and state income tax withholding.

MANAGING YOUR ACCOUNT VALUE
TRANSFER AND REALLOCATION GUIDELINES
Full and partial reallocations are allowed subject to the guidelines below.
From Index Strategy(ies) to Index Strategy(ies)
•You may transfer Account Value among Index Strategy(ies) on an Index Strategy End Date
•You may transfer Interim Value among Index Strategy(ies) on the Index Anniversary Date following Performance Lock
•You may transfer Interim Value among Index Strategy(ies) anytime more than 15 days prior to an Index Anniversary Date as provided pursuant to the Flexible Allocation feature
•Minimum required amount to reallocate to any one Index Strategy is $2,000.
From Index Strategy(ies) to the Fixed Account
•You may transfer Account Value from Index Strategy(ies) to the Fixed Account on an Index Strategy End Date
•You may transfer Interim Value from Index Strategy(ies) to the Fixed Account on the Index Anniversary Date following Performance Lock
•Minimum required amount to reallocate to the Fixed Account is $50.
From the Fixed Account to Index Strategy(ies)
•You may transfer Fixed Account Value to the Index Strategy(ies) on an Index Anniversary Date
•You may transfer Fixed Account Value to the Index Strategy(ies) anytime more than 15 days prior to any Index Anniversary Date as provided pursuant to the Flexible Allocation feature
•Minimum required amount to reallocate to any one Index Strategy is $2,000
The table below shows when transfers to or from the Index Strategies and the Fixed Account are permitted.

From	To	Any Time*	Index Anniversary Dates	Index Strategy End Date
Index Strategy(ies)	Index Strategy(ies)	X – with Flexible Allocation	X – with Performance Lock	X
Index Strategy(ies)	Fixed Account	Not Allowed	X – with Performance Lock	X
Fixed Account	Index Strategy(ies)	X – with Flexible Allocation	X	Not Applicable
*Subject to Flexible Allocation rules.
Renewals: You will receive a Reallocation Notice approximately 30 days prior to each Index Anniversary Date. The Reallocation Notice will include, in addition to instructions and information regarding reallocation, a list of Index Strategies and/or Fixed Account Value that are eligible for reallocation at the upcoming Index Anniversary Date and the most recent standing allocation instructions on-file. You may submit reallocation instructions at any time (by any method allowable). New reallocation instructions must be submitted in Good Order no later than the Index Anniversary Date to be processed on the Index Anniversary Date. You will be able to make/update reallocation selections via mail, phone, or through online access.
The minimum required amount allocated to any Index Strategy at the time of renewal or reallocation into a new Index Strategy is $2,000 and $50 for the Fixed Account. In the event that the Account Value allocated to an Index Strategy falls below $2,000, is not combined with other allowable allocations to meet the $2,000 minimum or reallocated to the Fixed Account, these funds will automatically be renewed into the same Index Strategy.
You may not reallocate to an Index Strategy where the Index Strategy End Date is after your Maximum Annuity Date. If there is less than one year until the Maximum Annuity Date, reallocations can only be made to the Fixed Account. If you have not provided instructions for any Account Value in an Index Strategy that would extend beyond the Maximum Annuity Date, we will transfer that Account Value to the Fixed Account.
Performance Lock: For any Index Strategy(ies) where a Performance Lock has occurred, we will transfer the locked Interim Value plus any applicable fixed interest on the next Index Anniversary Date according to your current instructions, and any resulting Index Strategy will become available for a new Performance Lock Request.
If the same Index Strategy is no longer available upon renewal, or the Index Strategy Term goes beyond the Maximum Annuity Date, the Account Value in the locked Index Strategy will automatically be allocated to the Fixed Account.

Flexible Allocation: Although not required, Flexible Allocation can be used in conjunction with Performance Lock to reallocate locked Interim Value back into Index Strategies immediately. The Flexible Allocation Date will align with the new Index Strategy Start Date for the new Index Strategy. All Index Strategy(ies) Interim Values and Fixed Account Values are eligible for Flexible Allocation more than 15 days prior to Index Anniversary Date. You can fully or partially reallocate Index Strategy Interim Value or Fixed Account Value to Index Strategy(ies) as long as dollar minimums are met for each Allocation Option. Flexible Allocation cannot be used to reallocate to the Fixed Account. If you want to reallocate Index Strategy Account Value to the Fixed Account, you must wait until the next Index Anniversary Date after a Performance Lock to do so. See “Flexible Allocation” above for more information.
Default Reallocations/Transfers
If no new reallocation instructions are received, Index Strategies that have reached the Index Strategy End Date will be reallocated according to the most recent standing allocations instructions on-file; and, Fixed Account Value will remain allocated to the Fixed Account.
If an Index Strategy is no longer available upon renewal and no new instructions are received, the funds associated with the closed Index Strategy will be transferred to the Fixed Account, where they may be allocated into another Index Strategy on the next Index Anniversary Date or sooner as provided pursuant to the Flexible Allocation feature. We reserve the right to stop offering any Index Strategy at any time. We will always make the Fixed Account available.
Following Performance Lock, if no new reallocation instructions are received, locked Interim Value plus any applicable fixed interest will be reallocated on the next Index Anniversary Date to the same Index Strategy for a new Index Term, subject to then applicable renewal rates.
FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS
If you have provided the necessary authorization on the application for your Annuity, the individual who signed the application for your Annuity may forward instructions regarding the allocation of your Account Value and request financial transactions involving the Fixed Account and Index Strategies. We refer to this person as your Financial Professional. We will follow all instructions received from authorized persons in the order in which we receive them. If your Financial Professional has this authority, we deem that all such transactions that are directed by your Financial Professional, as applicable, with respect to your Annuity have been authorized by you. You will receive a confirmation of any financial transaction involving your Annuity. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these authorizations at any time. In addition, we may restrict the Index Strategies available for transfers or allocation of Purchase Payments by such Financial Professional. We will notify you and your Financial Professional if we implement any such restrictions or prohibitions.
We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our website (www.prudential.com/annuities). Limitations that we may impose on your Financial Professional under the terms of an administrative agreement (e.g., a custodial agreement) do not apply to financial transactions requested by an Owner on his or her own behalf, except as otherwise described in this prospectus.

ACCESS TO ACCOUNT VALUE
TYPES OF DISTRIBUTIONS AVAILABLE TO YOU
During the Savings Stage you can access your Account Value through partial withdrawals, systematic withdrawals, and where required for tax purposes, Required Minimum Distributions. You can also surrender your Annuity at any time. Withdrawals and surrenders may be subject to a Market Value Adjustment. See “Market Value Adjustment” for more information. Depending on your instructions, we may deduct a portion of the Account Value being withdrawn or surrendered as a Surrender Charge. If you surrender your Annuity, in addition to any Surrender Charge and/or MVA, we may deduct any Tax Charge that applies. If a withdrawal is taken from an Index Strategy before the Index Strategy End Date, the withdrawal will be based on the Interim Value. See “Interim Value of Index Strategies” for more information.
Certain amounts may be available to you each Annuity Year that are not subject to a Surrender Charge or MVA. These are called “Free Withdrawal Amounts.” Unless you notify us differently as permitted, partial withdrawals will be deducted on a proportional basis from all Allocation Options. You can also request self-directed withdrawals from Fixed Account Value and Index Strategies of your choosing. Each of these types of distributions is described more fully below.
PARTIAL WITHDRAWALS AND INTERIM VALUE OF INDEX STRATEGIES
Any time a partial withdrawal occurs between Index Strategy Start and End Dates, the Index Strategy Base will be reduced in the same proportion that the total withdrawal reduced the Interim Value. A proportional reduction in your Index Strategy Base could be larger than the dollar amount of the withdrawal when the Index Strategy Base is greater than the Interim Value. Here are examples where the Index Strategy Base is less than the Interim Value and then exceeds the Interim Value:
Example 1:
Index Strategy Start Date: 9/3/2026
Index Strategy Base: $50,000
Withdrawal Date: 3/3/2027
Interim Value: $70,000
Withdrawal: $50,000 gross
Withdrawal divided by Interim Value: $50,000 / $70,000 = 71.429%
Index Strategy Base Adjustment Amount: $50,000 x 71.429% = $35,714.29
Index Strategy Base after Withdrawal: $50,000 - $35,714.29 = $14,285.71
Example 2:
Index Strategy Base: $14,285.71
Withdrawal Date: 5/3/2027
Interim Value: $14,000
Withdrawal: $14,000 gross
Withdrawal divided by Interim Value: $14,000 / $14,000 = 100%
Index Strategy Base Adjustment Amount: $14,285.71 x 100% = $14,285.71
Index Strategy Base after Withdrawal: $0
FREE WITHDRAWAL AMOUNTS
The Free Withdrawal Amount is the amount that can be withdrawn from your Annuity each Annuity Year without the application of any Surrender Charge and/or MVA. Free Withdrawal Amounts are not available if you surrender your Annuity. You may withdraw up to 10% of your total Purchase Payments each year as a Free Withdrawal Amount without being subject to MVA, and up to 10% of Purchase Payments within Surrender Charge Period without being subject to Surrender Charge. Withdrawals made within an Annuity Year reduce the Free Withdrawal Amount available for the remainder of the Annuity Year. If you do not make a Free Withdrawal during an Annuity Year, you are not allowed to carry over the Free Withdrawal Amount to the next Annuity Year.
•The Free Withdrawal Amount is not available if you choose to surrender your Annuity. Amounts withdrawn as a Free Withdrawal do not reduce the amount of Surrender Charge and/or MVA that may apply upon a subsequent withdrawal or surrender of your Annuity.
•You can also make partial withdrawals in excess of the Free Withdrawal Amount, subject to Surrender Charge and/or MVA. The minimum partial withdrawal you may request is $100.

Example: This example assumes that no withdrawals have previously been taken.
On January 3rd, to purchase your Annuity, you make an initial Purchase Payment of $25,000.
On January 3rd of the following calendar year, you make a subsequent Purchase Payment to your Annuity of $10,000.
•In Annuity Year 1 your initial Purchase Payment of $25,000 is still within the Surrender Charge schedule (see “Annuity Owner Transaction Expenses”). Your Free Withdrawal amount in Annuity Year 1 equals $25,000 × 0.10, or $2,500. As for MVA, your Free Withdrawal amount = $25,000 x 0.10 = $2,500.
•In Annuity Year 2 both your initial Purchase Payment of $25,000 and your subsequent Purchase Payment of $10,000 are still within the Surrender Charge schedule (see “Annuity Owner Transaction Expenses”), your Free Withdrawal amount in Annuity Year 2 equals $25,000 × 0.10, plus $10,000 × 0.10, or $2,500 + $1,000 for a total of $3,500. As of MVA, your Free Withdrawal amount = ($25,000 +$10,000) x 0.10 = $3,500.
•In Annuity Year 7, your initial Purchase payment of $25,000 is out of Surrender Charge Schedule (all $25,000 can be withdrawn free of
Surrender Charge) and your subsequent Purchase Payment of $10,000 is within the Surrender Charge Schedule, your Free Withdrawal amount in Annuity Year 7 =$25,0000 + $10,000 x 0.10 = $26,000. As for MVA, your Free Withdrawal amount = ($25,000 + $10,000) x 0.10 = $3,500.
To determine if a Surrender Charge applies to partial withdrawals, we first determine if you have previously withdrawn all Purchase Payments. If so, no Surrender Charge applies. If you have not previously withdrawn all Purchase Payments, we:
1.First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to the Surrender Charge.
2.Next determine what, if any, remaining amounts are in excess of the Free Withdrawal amount. These amounts will be treated as withdrawals of Purchase Payments, as described in “Fees, Charges and Deductions – Surrender Charge” earlier in this prospectus. These amounts may be subject to the Surrender Charge. Purchase Payments are withdrawn on a first-in, first-out basis.
3.Withdraw any remaining amounts from other Surrender Value.
To determine if a MVA applies to partial withdrawals, we first determine if you have previously withdrawn all Purchase Payments. If so, no MVA applies. If you have not previously withdrawn all Purchase Payments, we:
1.First determine what, if any, amounts qualify as a Free Withdrawal. These amounts are not subject to MVA.
2.Next determine what, if any, remaining amounts are in excess of the Free Withdrawal amount. These amounts will be subject to a MVA (MVA can be positive and negative), as described in “MVA ” earlier in this prospectus. Positive or negative MVA will adjust the Purchase Payments and are withdrawn on a first-in, first-out basis.
3.Withdraw any remaining amounts from other Surrender Value.
Your withdrawal will include the amount of any applicable Surrender Charge and MVA. You can request a partial withdrawal as either a “gross” or “net” withdrawal. In a “gross” withdrawal, you request a specific withdrawal amount, with the understanding that the amount you actually receive is reduced by any applicable Surrender Charge or tax withholding and adjusted by the MVA. Therefore, you may receive less than the dollar amount you specify. In a “net” withdrawal, you request a withdrawal for an exact dollar amount, with the understanding that any applicable deduction for Surrender Charge or tax withholding and adjustment for MVA is taken from your remaining Account Value. Therefore, a larger amount may be deducted from your Account Value than the amount you specify. If you do not provide instruction on how you want the withdrawal processed, we will process the withdrawal as a gross withdrawal. We will deduct the partial withdrawal from your Account Value in accordance with your instructions.
SYSTEMATIC WITHDRAWALS DURING THE SAVINGS STAGE
Our systematic withdrawal program is an administrative program designed for you to withdraw a specified amount from your Annuity on an automated basis at the frequency you select. This program is available to you at no additional charge. We may cease offering this program or change the administrative rules related to the program at any time on a non-discriminatory basis.
You may not have a systematic withdrawal program, as described in this section, if you are receiving substantially equal periodic payments under Sections 72(t) and 72(q) of the Code or Required Minimum Distributions.
You may terminate your systematic withdrawal program at any time. Ownership changes to, and assignment of, your Annuity will terminate any systematic withdrawal program on the Annuity as of the effective date of the change or assignment. Requesting partial withdrawals while you have a systematic withdrawal program may also terminate your systematic withdrawal program as described below.
Systematic withdrawals can be made from your Account Value allocated to the Fixed Account or Index Strategies. Please note that systematic withdrawals may be subject to any applicable Surrender Charge and/or MVA. We will determine whether a Surrender Charge and/or MVA applies and the amount in the same way as we would for a partial withdrawal. In addition, systematic withdrawals taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. Please see “Interim Value of Index Strategies” for more information. Any time a systematic withdrawal occurs before the Index Strategy End Date, the Index Strategy Base will also be reduced in the same proportion that the total withdrawal reduced the Interim Value.

The minimum amount for each systematic withdrawal is $100. If any scheduled systematic withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled systematic withdrawal.
In the absence of instructions, systematic withdrawals will be taken on a proportional basis from all Allocation Options.
SYSTEMATIC WITHDRAWALS UNDER SECTIONS 72(t)/72(q) OF THE INTERNAL REVENUE CODE
If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b), 408 or 408A of the Code, Section 72(t) of the Code may provide an exception to the 10% additional tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of “substantially equal periodic payments.” For Annuities issued as nonqualified Annuities, Section 72(q) of the Code may provide a similar exemption from additional tax. Systematic withdrawals under Sections 72(t)/72(q) may be subject to a CDSC and MVA. In addition, systematic withdrawals under Sections 72(t)/72(q) taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. Please see “Interim Value of Index Strategies” for more information. Any time a systematic withdrawal occurs before the Index Strategy End Date, the Index Strategy Base will also be reduced in the same proportion that the total withdrawal reduced the Interim Value. To request a program that complies with Sections 72(t)/72(q), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t)/72(q) withdrawals. There is no minimum Surrender Value we require to allow you to begin a program for withdrawals under Sections 72(t)/72(q). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.
You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% additional tax.
Please note that if a withdrawal under Sections 72(t) or 72(q) is scheduled to be affected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will implement the withdrawal on the last Valuation Day prior to December 25th of that year.
REQUIRED MINIMUM DISTRIBUTIONS
Required Minimum Distributions are a type of systematic withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner’s lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make systematic withdrawals in amounts that satisfy the minimum distribution rules under the Code. We do not assess a Surrender Charge or MVA (if applicable) on Required Minimum Distributions from your Annuity if you are required by law to take such Required Minimum Distributions from your Annuity at the time it is taken, provided the amount withdrawn is the amount we calculate as the Required Minimum Distribution and is paid out through a program of systematic withdrawals that we make available. However, a Surrender Charge and MVA (if applicable) may be assessed on that portion of a systematic withdrawal that is taken to satisfy the Required Minimum Distribution rules in relation to other savings or investment plans under other qualified retirement plans. In addition, Required Minimum Distribution withdrawals taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. Please see “Interim Value of Index Strategies” for more information. Any time a Required Minimum Distribution withdrawal occurs before the Index Strategy End Date, the Index Strategy Base will also be reduced in the same proportion that the total withdrawal reduced the Interim Value.
The amount of the Required Minimum Distribution for your particular situation may depend on other Annuity, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to systematic withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken on a quarterly, semi-annual or annual basis.
If you choose to take your Required Minimum Distribution from this Annuity, unless we receive other instructions from you, we will take each Required Minimum Distribution on a proportional basis from all Allocation Options. If the amount of the Required Minimum Distribution reduces your Account Value below $2,000, we may treat the distribution as a full Surrender of the Annuity. After the Annuity Date, we will view the annuity payments as your Required Minimum Distributions with respect to the Annuity.
You may also annuitize your Annuity and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution rules under the Code.
In any year in which the requirement to take Required Minimum Distributions is suspended by law, we reserve the right, in our sole discretion and regardless of any position taken on this issue in a prior year, to treat any amount that would have been considered as a Required Minimum Distribution if not for the suspension as eligible for treatment as described herein.
Please note that if a Required Minimum Distribution is scheduled to be affected between the last Valuation Day prior to December 25th and December 31st of a given year, then we will process the Required Minimum Distribution on the last Valuation Day prior to December 25th of that year.

SURRENDERS
SURRENDER VALUE
During the Savings Stage you can surrender your Annuity at any time and will receive the Surrender Value. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity. Your Surrender Value is equal to the Account Value less any applicable Surrender Charge and any applicable Tax Charges, adjusted for any applicable MVA.
We apply as a threshold, in certain circumstances, a minimum Surrender Value of $2,000. We will not allow you to take any withdrawals that would cause your Annuity’s Account Value, after taking the withdrawal, to fall below the minimum Surrender Value. See “Annuity Options” for information on the impact of the minimum Surrender Value at annuitization.
Your Surrender Value taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. Please see “Interim Value of Index Strategies” for more information.
MEDICALLY-RELATED WITHDRAWALS
Where permitted by law, you may request a withdrawal from or to surrender your Annuity prior to the Annuity Date without application of any otherwise applicable Surrender Charge and/or MVA upon occurrence of a Medically-Related “Contingency Event” as described below (a “Medically-Related Withdrawal”). The availability and requirements of such a surrender and waiver may vary by state.
If you request a surrender under the Medically-Related Withdrawal provision, the amount payable will be your Account Value as of the date we receive, in Good Order, your request to surrender your Annuity. For a Medically-Related Withdrawal taken from an Index Strategy before the Index Strategy End Date, the surrender will be based on the Interim Value. Although a Surrender Charge and MVA will not apply to qualifying Medically-Related Withdrawals, please be aware that a withdrawal from the Annuity before you have reached age 59 ½ may be subject to a 10% additional tax and other tax consequences – see “Taxes”.
This waiver of any applicable Surrender Charge and MVA is subject to our rules in place at the time of your request, which currently include but are not limited to the following:
•If the Owner is an entity, the Annuitant must have been named or any change of Annuitant must have been accepted by us, prior to the “Contingency Event” described below in order to qualify for a Medically-Related Withdrawal;
•If the Owner is an entity, the Annuitant must be alive as of the date we pay the proceeds of such request;
•If the Owner is one or more natural persons, all such Owners must also be alive at such time;
•We must receive satisfactory proof of the Owner’s (or the Annuitant’s if entity-owned) confinement in a Medical Care Facility or Fatal Illness in writing on a form satisfactory to us;
•No subsequent Purchase Payments can be made to the Annuity; and
•Proceeds will only be sent by check or electronic fund transfer directly to the Owner.
We reserve the right to impose a maximum amount of Medically-Related Withdrawals (equal to $500,000), but we do not currently impose that maximum. That is, if the amount of a Medically-Related Withdrawal request, when added to the aggregate amount of Medically-Related Withdrawals you have taken previously under the Annuity and any other Annuity we and/or our affiliates have issued to you, exceeds that maximum amount, we reserve the right to treat the amount exceeding that maximum as not an eligible Medically-Related Withdrawal. A “Contingency Event” occurs if the Owner (or Annuitant if entity-owned) is:
•first confined in a “Medical Care Facility” after the Issue Date and while the Annuity is in force, remains confined for at least 90 consecutive days, and remains confined on the date we receive the Medically-Related Withdrawal request at our Service Center; or
•first diagnosed as having a “Fatal Illness” after the Issue Date and while the Annuity is in force. We may require a second or third opinion by a licensed physician chosen by us regarding a diagnosis of Fatal Illness. We will pay for any such second or third opinion.
“Fatal Illness” means a condition (a) diagnosed by a licensed physician; and (b) that is expected to result in death within 24 months after the diagnosis in 80% of the cases diagnosed with the condition. “Medical Care Facility” means a facility operated and licensed pursuant to the laws of any United States jurisdiction providing medically necessary in-patient care, which is (a) prescribed by a licensed physician in writing; (b) recognized as a general hospital or long-term care facility by the proper authority of the United States jurisdiction in which it is located; (c) recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; and (d) certified as a hospital or long-term care facility; OR (e) a nursing home licensed by the United States jurisdiction in which it is located and offers the services of a Registered Nurse (RN) or Licensed Practical Nurse (LPN) 24 hours a day that maintains control of all prescribed medications dispensed and daily medical records. This waiver is not currently available in California. See Appendix C for additional information.

DEATH BENEFITS
TRIGGERS FOR PAYMENT OF THE DEATH BENEFIT
The Annuity provides a Death Benefit prior to Annuitization. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the death of the Owner (or the first to die, if there are multiple Owners). If a Contingent Annuitant was designated before an Annuitant’s death and the Annuitant dies, and the Contingent Annuitant is the spouse, then the spouse Contingent Annuitant may choose to become the Annuitant and continue the Contract, in which case a Death Benefit will not be paid or elect to receive the Death Benefit. If a Nonqualified Annuity is owned by an entity (for example, a non-natural person), the Death Benefit is payable upon the first Annuitant’s death. The person upon whose death the Death Benefit is paid is referred to below as the “decedent”. A Death Benefit is payable only if your Account Value at the time of the decedent’s death is greater than zero. Death claims taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. See “Interim Value of Index Strategies” for more information.
Where an Annuity is issued to a trust, and such trust is characterized as a grantor trust under the Code, such Annuity shall not be considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Nonqualified Annuity held by a natural person. At this time, we will not issue an Annuity to grantor trusts with more than two grantors.
You may name as the Owner of the Annuity a grantor trust with one grantor only if the grantor is designated as the Annuitant. You may name as the Owner of the Annuity, subject to state availability, a grantor trust with two grantors only if the oldest grantor is designated as the Annuitant. We will not issue the Annuity to grantor trusts with more than two grantors. If co-grantors are named, the second grantor may be designated as Joint Annuitant. If a non-Annuitant co-grantor passes away, then the Death Benefit will not be payable.
We determine the amount of the Death Benefit as of the date we receive Due Proof of Death. Any given Beneficiary must submit the written information we require in order to be paid his/her share of the Death Benefit.
Once we have received Due Proof of Death, each eligible Beneficiary may take his/her portion of the Death Benefit in one of the forms described in this prospectus under “Payment of Death Benefits” below.
After our receipt of Due Proof of Death, we automatically transfer any remaining Death Benefit to the Fixed Account. However, between the date of death and the date that we transfer any remaining Death Benefit to the Fixed Account, the amount of the Death Benefit is subject to market fluctuations.
COMMON DISASTER: If an Owner and a Beneficiary die in a common disaster, it must be proved to our satisfaction that the Owner died first, and the Beneficiary survived the Owner(s) (or Annuitant if entity owned) by at least 30 days. In this situation, the Death Benefit proceeds will be payable to the Beneficiary’s estate upon our receipt of Due Proof of Death of the Decedent. When there is insufficient evidence to determine the order of death, then, unless prohibited by law, we will deem the Owner to have survived the Beneficiary.
If: (a) the Owner is an entity; (b) no Contingent Annuitant or Joint Annuitant has been designated, we will deem the Annuitant to be the last survivor and pay the proceeds to any remaining Beneficiary, or if none, to any remaining contingent Beneficiary, or if none, to the Owner.
THE RETURN OF PURCHASE PAYMENTS DEATH BENEFIT
The Annuity provides a Death Benefit called the Return of Purchase Payments Death Benefit and will be attached to your Annuity Contract once issued.
The amount of the death benefit under the Return of Purchase Payments Death Benefit is equal to the greater of:
•The Return of Purchase Payments Amount, defined below; and
•The Account Value on the date we receive Due Proof of Death.
Calculation of the Return of Purchase Payments Amount
Initially, the Return of Purchase Payment amount is equal to the sum of all Purchase Payments allocated to the Annuity on its Issue Date. Thereafter, the Return of Purchase Payments Amount is:
•Increased by subsequent Purchase Payments allocated to the Annuity, and
•Reduced for any partial withdrawals. A withdrawal will cause a proportional reduction to the Return of Purchase Payments Amount equal to the ratio of the amount of the withdrawal to the Account Value immediately prior to the withdrawal.
The proportional reduction in the Return of Purchase Payments Amount could be less or greater than the actual withdrawal based upon the level of the Account Value. If the Account Value exceeds the Return of Purchase Payments Amount prior to the withdrawal, then the impact on the Return of Purchase Payments Amount would be less than the reduction in the Account Value. If the Return of Purchase Payments Amount exceeds the Account Value prior to the withdrawal, then the impact on the Return of Purchase Payments Amount would exceed the reduction in the Account Value. This is outlined in the below examples.

Example 1:
Return of Purchase Payments Amount: $100,000
Gross Withdrawal: $18,000
Account Value at time of Withdrawal: $118,000
Return of Purchase Payments Amount Reduction Percent for Withdrawal: 15.25% ($18,000/$118,000)
Return of Purchase Payments Amount after Withdrawal: $84,750 ($100,000 x (1 - 15.25%))
Example 2:
Return of Purchase Payments Amount: $100,000
Gross Withdrawal: $18,000
Account Value at time of Withdrawal: $90,000
Return of Purchase Payments Amount Reduction Percent for Withdrawal: 20% ($18,000/$90,000)
Return of Purchase Payments Amount after Withdrawal: $80,000 ($100,000 x (1- 20%))
EXCEPTIONS TO THE RETURN OF PURCHASE PAYMENT AMOUNT
There are certain exceptions to the amount of the Death Benefit under the Return of Purchase Payments Death Benefit.
Submission of Due Proof of Death after One Year. If we receive Due Proof of Death more than one year after the date of death, we reserve the right to limit the Death Benefit to the Account Value on the date we receive Due Proof of Death. Although we do not currently limit the Death Benefit to the Account Value, if we decide to do so, the beneficiaries designated under your Annuity would receive an amount equal to the Account Value and not an amount equal to the greater of the Return of Purchase Payment amount and the Account Value.
•Beneficiary Annuity. With respect to a Beneficiary Annuity, the Death Benefit is triggered by the death of the beneficial Owner (or the Key Life, if entity-owned). However, if the Annuity is held as a Beneficiary Annuity, the Owner is an entity, and the Key Life is already deceased, then no Death Benefit is payable upon the death of the beneficial Owner.
SPOUSAL CONTINUATION OF ANNUITY
Unless you designate a Beneficiary other than your spouse, upon the death of either spousal Owner, the surviving spouse may elect to continue ownership of the Annuity instead of taking the Death Benefit payment ("Spousal Continuation") subject to our rules and subject to our receipt of Due Proof of Death. The Account Value (which may be based on the Interim Value for amounts held in the Index Strategies) as of the date of Due Proof of Death will be equal to the Death Benefit that would have been payable. Any amount added to the Account Value will be allocated to the Fixed Account. The spouse may transfer the Fixed Account Value to a new Index Strategy on the next Index Anniversary Date or sooner as provided pursuant to the Flexible Allocation feature. No Surrender Charge or MVA will apply to Purchase Payments made prior to the effective date of a spousal continuance. However, any subsequent Purchase Payments applied after the date the continuance is effective will be subject to all provisions of the Annuity, including the Surrender Charge and MVA when applicable.
Upon Spousal Continuation, the Account Value is increased to the Return of Purchase Payment Amount, if greater.
Subsequent to Spousal Continuation, the amount of the Death Benefit will be equal to the Account Value on the date we receive Due Proof of Death.
We allow a spouse to continue the Annuity even though he/she has reached or surpassed the Latest Annuity Date. However, upon such a spousal continuance, annuity payments would begin immediately. Spousal continuation is only permitted once under the Annuity.
PAYMENT OF DEATH BENEFITS
Alternative Death Benefit Payment Options – Annuity owned by Individuals (not associated with Tax-Favored Plans)
Except in the case of a Spousal Continuation as described above, upon your death, certain distributions must be made under the Non-Qualified Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. In the event of the decedent’s death before the Annuity Date, the Death Benefit must be distributed:
•within five (5) years of the date of death (the “five-year deadline”); or
•as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death. If the Beneficiary does not begin installments by such time, then no partial withdrawals will be permitted thereafter, and we require that the Beneficiary take the Death Benefit as a lump sum within the five-year deadline. If we do not receive instructions on where to send the payment within five-years of the date of death, the funds will be escheated.
•If the Beneficiary is the surviving spouse of the Owner, the spouse may elect to continue the Annuity.
If the Annuity is held as a Beneficiary Annuity, the payment of the Death Benefit must be distributed as a lump sum payment.
The Owner may elect the method of payment to each Beneficiary, subject to our then current rules, prior to the date of death of the decedent. When no such election is made as to a specific Beneficiary, such Beneficiary must elect the method of payment within 60 days of the date we receive all required documentation in Good Order in order to pay the Death Benefit to that Beneficiary. If no election is made within 60 days, the default will be distribution within five years of the date of death of the decedent as noted above. If the Beneficiary is the surviving spouse of the owner, the spouse may elect to continue the Annuity as noted above.
You may elect to have any amount of the proceeds due to a Beneficiary applied under any of the Annuity Options described in the “Annuity Options” section, or any other option we then make available. If you make such an election, a Beneficiary may not alter such an election. However, if you have not previously made such an election, a Beneficiary may make such an election as to the proceeds due that Beneficiary. The Beneficiary will be the “measuring life” for determining the amount of any annuity payments dependent on the continuation of life. We may require evidence satisfactory to us of the age of the measuring life prior to commencement of any annuity payments.
In the event of death on or after the Annuity Date, we distribute any payments due subsequent to an Owner’s or Annuitant’s death at least as rapidly as under the method of distribution in effect as of the date of such Owner’s or Annuitant’s death.
Alternative Death Benefit Payment Options – Annuity Held by Tax-Favored Plans
Upon your death under an IRA or Roth IRA, any remaining interest must be distributed in accordance with federal income tax requirements. The post-death distribution requirements were amended, applicable generally with respect to deaths occurring after 2019, by the Further Consolidated Appropriations Act of 2020 (which includes the "Setting Every Community Up for Retirement Enhancement" Act (SECURE Act)), and further clarified by the associated final and proposed regulations. We reserve our rights to implement any additional regulations addressing these requirements in the future. The post-death distribution requirements under prior law continue to apply in certain circumstances. The following rules generally apply to deaths after 2019:
•10-year rule: If you have a designated Beneficiary, any remaining interest must be distributed within 10 years after your death, unless the designated Beneficiary is an “eligible designated Beneficiary” (“EDB”) or some other exception applies.
•Eligible designated beneficiaries: A designated Beneficiary is any individual designated as a Beneficiary by the IRA owner. An EDB is any designated Beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An individual’s status as an EDB is generally determined on the date of your death.
•Other applicable rules: This 10-year post-death distribution period applies regardless of whether you die before your required beginning date, or you die on or after that date (including after distributions have commenced in the form of an annuity). However, if you die on or after the required beginning date, then annual distributions will be required from the Annuity during the 10-year period. If the Beneficiary is an EDB and the EDB dies before the entire interest is distributed under this 10-year rule, the remaining interest must be distributed within 10 years after the EDB’s death (i.e., a new 10-year distribution period begins).
Instead of taking distributions under the 10-year rule, an EDB can stretch distributions over life, or over a period not extending beyond life expectancy, provided that such distributions commence within one year of your death, subject to certain special rules. In addition, if your minor child is an EDB, the child will cease to be an EDB on the date the child reaches the age of 21, and any remaining interest must be distributed with 10 years after that date (regardless of whether the remaining distribution period under the stretch rule was more or less than 10 years).
It is important to note that under prior law, annuity payments that commenced under a method that satisfied the distribution requirements while the IRA Owner was alive could continue to be made under that method after the death of the IRA owner. However, under the current law, if you commence taking distributions in the form of an annuity that can continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the current law might need to be commuted at the end of that period (or otherwise modified after your death if permitted under federal tax law and by Prudential) in order to comply with the post-death distribution requirements.
The post-death distribution requirements do not apply if annuity payments that comply with prior law commenced prior to December 20, 2019. Also, even if annuity payments have not commenced prior to December 20, 2019, the requirements generally do not apply to an immediate annuity contract purchased prior to that date, if you have made an irrevocable election before that date as to the method and amount of the annuity.
If your Beneficiary is not an individual, such as a charity, your estate, or a trust, any remaining interest after your death generally must be distributed under prior law in accordance with the 5-year rule or the at-least-as-rapidly rule, as applicable (but not the lifetime payout rule). You may wish to consult a professional tax advisor about the federal income tax consequences of your Beneficiary designations.

In addition, the current post-death distribution requirements generally do not apply if the IRA Owner died prior to January 1, 2020. However, if the designated Beneficiary of the deceased IRA Owner dies after January 1, 2020, any remaining interest must be distributed within 10 years of the designated Beneficiary’s death. Hence, this 10-year rule will apply to (1) a contract issued prior to 2020 which continues to be held by a designated Beneficiary of an IRA Owner who died prior to 2020, and (2) an inherited IRA issued after 2019 to the designated Beneficiary of an IRA Owner who died prior to 2020.
•Spousal continuation. Under the current law, as under prior law, if your Beneficiary is your spouse, such surviving spouse can delay the application of the post-death distribution requirements until after their death by transferring the remaining interest tax-free to their own IRA, or by treating your IRA as their own IRA subject to specific limits under the regulations. The post-death distribution requirements are complex in numerous respects. In addition, the manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax advisor for tax advice as to your particular situation.
For more information, see “Taxes.” You may wish to consult a professional tax advisor about the federal income tax consequences of your Beneficiary designations.

ANNUITY OPTIONS
Annuitization involves converting your Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option. We currently make annuity options available that provide fixed annuity payments only. Fixed annuity payments provide the same amount with each payment. You must annuitize your entire Account Value; partial Annuitizations are not allowed. If you annuitize between Index Anniversary Dates, your annuity payments taken from an Index Strategy before the Index Strategy End Date will be based on the Interim Value. See “Interim Value of Index Strategies” for more information.
You have a right to choose your annuity start date, provided that it is no later than the first day of the calendar month next following the 95th birthday of the oldest of any Owner and Annuitant whichever occurs first, the Maximum Annuity Date, and no earlier than the earliest permissible Annuity Date. Your choice of Annuity Date and Annuity Option may be limited, depending on your use of the Annuity. If you do not request an earlier Annuity Date in writing, then your Annuity Date will be the Latest Annuity Date. You may choose one of the annuity options described below, and the frequency of annuity payments. Certain annuity options and/or periods certain may not be available, depending on the age of the Annuitant. If a Surrender Charge is still remaining on your Annuity, any period certain must be at least 10 years (or the maximum period certain available, if life expectancy is less than 10 years). You may change your choices up to 30 days before the Annuity Date. We must receive your request in Good Order.
If needed, we will require proof in Good Order of the Annuitant’s age before commencing annuity payments. Likewise, we may require proof in Good Order that an Annuitant is still alive, as a condition of our making subsequent annuity payments while the Annuitant lives. We will seek to recover any life income annuity payments that we made after the death of the Annuitant.
On the Annuity Date we apply the Account Value, less any applicable Tax Charges, to the Annuity Option you select. Surrender Charges and MVA do not apply to annuitizations. If you have not selected an Annuity Option, the default Annuity Option will be Option 1 with a certain period of 10 years (but not to exceed the life expectancy of the Annuitant at the time the Annuity Option becomes effective, as computed under applicable IRS tables).
If the initial annuity payment would be less than $100, we will not allow you to annuitize (except as otherwise specified by applicable law). Instead, we will pay you your current Account Value in a lump sum and terminate your Annuity. Similarly, we reserve the right to pay your Account Value in a lump sum, rather than allow you to annuitize, if the Surrender Value of your Annuity is less than $2,000 on the Annuity Date.
Once annuity payments begin, your death benefit, if any, is determined solely under the terms of the applicable annuity payment option and you may no longer receive the Death Benefits as described below. See the “Death Benefits” section of this prospectus.
Please note that you may not annuitize under one of the Fixed Annuity Options within the first three Annuity Years (except as otherwise specified by applicable law).
For Beneficiary Annuity, no annuity payments are available and all references to Annuity Date are not applicable.
Fixed Annuity Options
We currently make annuity options available that provide fixed annuity payments only.
Option 1
Life Income Annuity Option with a Period Certain - Under this option, income is payable equally monthly, quarterly, semiannually, or annually for the Annuitant’s life or a period certain, subject to our then current rules, whichever is longer. Should the Owner or Annuitant die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or your estate if no Beneficiary is named, until the end of the period certain. If an annuity option is not selected by the Annuity Date, this is the option we will automatically select for you. We will use a period certain of 10 years, or a shorter duration if the Annuitant’s life expectancy at the time the annuity option becomes effective, as computed under applicable IRS tables, is less than 10 years. In addition, for qualified annuities, the period certain option may be limited to 10 years or less depending on the circumstances. If in these instances the duration of the period certain is prohibited by applicable law, then we will pay you a lump sum in lieu of this option.
Option 2
Joint Life Annuity Option - Under the joint lives option, income is payable monthly, quarterly, semiannually, or annually, as you choose, during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the Annuitants occurs before the date the second payment was due, and no other payments or death benefits would be payable.
Other Annuity Options We May Make Available
At the Annuity Date, we may make available other annuity options not described above. However, Options 1 and 2 above will always remain available. The additional options we currently offer are:
1.Life Annuity Option. We currently make available an annuity option that makes payments for the life of the Annuitant. Under that option, income is payable monthly, quarterly, semiannually, or annually, as you choose, until the death of the Annuitant. No additional annuity payments are made after the death of the Annuitant. No minimum number of payments is guaranteed. It is possible that only one payment will be payable if the death of the Annuitant occurs before the date the second payment was due, and no other payments nor death benefits would be payable.
2.Joint Life Annuity Option with a Period Certain. Under this option, income is payable monthly, quarterly, semiannually, or annually for the number of years selected (the “period certain”), subject to our current rules, and thereafter during the joint lifetime of two Annuitants, ceasing with the last payment prior to the death of the second to die of the two Annuitants. If the Annuitants’ joint life expectancy is less than the period certain, we will institute a shorter period certain, determined according to applicable IRS tables. Should the two Annuitants die before the end of the period certain, the remaining period certain payments are paid to any surviving Owner, or if there is no surviving Owner, the named Beneficiary, or to your estate if no Beneficiary is named, until the end of the period certain.
3.Annuity Payments for a Period Certain: Under this option, we will make equal payments for the period chosen (the “period certain”), up to 25 years (but not to exceed the life expectancy of the Annuitant at the time the annuity option becomes effective, as computed under applicable IRS tables). The annuity payments may be made equally monthly, quarterly, semiannually, or annually, as you choose, for the fixed period. If the Owner dies before the end of the period certain, payments will continue to any surviving Owner, or if there is no surviving Owner, the named Beneficiary or your estate if no Beneficiary is named for the remainder of the period certain.
For qualified annuities, the period certain option may be limited to 10 years or less depending on the circumstances. We reserve the right to cease offering any of these other annuity options. If we do so, we will amend this prospectus to reflect the change. We reserve the right to make available other annuity options. If there is a misstatement of age or sex on which life annuity rates are calculated and we have to make a correction/adjustment to prior payments, we will use an interest rate not to exceed 6% to remedy any underpayments.

TAXES
The tax considerations associated with an Annuity vary depending on whether the Annuity is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of Annuities below. The discussion is general in nature and describes only federal income tax law. We generally do not describe state, local, foreign or other federal tax laws. It is based on current law and interpretations which may change. The information provided is not intended as tax advice. The federal income tax treatment of the Annuity is unclear in certain circumstances, and you should always consult a qualified tax advisor regarding the application of law to individual circumstances. Generally, the cost basis in an Annuity is the amount you pay into your Annuity, or into an annuity exchanged for your Annuity, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible contributions to a traditional IRA. We do not track cost basis for tax-favored retirement plans, which is the responsibility of the Owner.
On advisory products, you may establish an advisory fee deduction program for a qualified or Non-qualified Annuity with no living benefit such that charges for investment advisory fees are not taxable to the Annuity Owner. Please note that there are additional requirements that must be satisfied in order for investment advisory fee charges paid from a Non-qualified Annuity to be treated as not taxable. Charges for investment advisory fees that are taken from a qualified or Non-qualified Annuity with a living benefit are treated as a partial withdrawal from the Annuity and will be tax reported as such to the Annuity Owner.
The discussion below generally assumes that the Annuity is issued to the Annuity Owner. For Annuities issued under the Beneficiary Continuation Option or as a Beneficiary Annuity, refer to the Taxes Payable by Beneficiaries for a Non-qualified Annuity and Required Distributions Upon Your Death for Qualified Annuities sections below.
NON-QUALIFIED ANNUITIES
In general, as used in this prospectus, a Non-qualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.
Taxes Payable by You
We believe the Annuity is an Annuity for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the Annuity. Generally, all Annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one Annuity for purposes of determining the amount of any withdrawal that is subject to tax under the rules described below. We treat advisory fee payments as an expense of the Annuity and not a taxable distribution if your Non-qualified Annuity satisfies the requirements of a Private Letter Ruling issued to us by the Internal Revenue Service (“IRS”). In accordance with the PLR, advisory fee payments from your Non-qualified Annuity are treated as an expense as long as your advisor attests to us that the PLR requirements have been met, including that the advisory fees will not exceed 1.5% of the Annuity’s cash value and the Annuity only pays the advisor for fees related to investment advice with respect to the Annuity and no other services. The PLR does not generally allow such favorable tax treatment of advisory fee payments where a commission is also paid on the Annuity.
It is possible that the IRS could assert that some or all of the charges for the optional living or death benefits under the Annuity should be treated for federal income tax purposes as a partial withdrawal from the Annuity. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable income to the extent there are earnings in the Annuity. Additionally, for Owners under age 59½, the taxable income attributable to the charge for the benefit could be subject to the 10% additional tax. If the IRS determines that the charges for one or more benefits under the Annuity are taxable withdrawals, then the sole, primary, or surviving Owner will be provided with a notice from us describing available alternatives regarding these benefits.
Taxes on Withdrawals and Surrender Before Annuity Payments Begin
If you make a withdrawal from your Annuity or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as a return of cost basis, until all gain has been withdrawn. At any time there is no gain in your Annuity, payments will be treated as a nontaxable return of cost basis until all cost basis has been returned. After all cost basis is returned, all subsequent amounts will be taxed as ordinary income.
You will generally be taxed on any withdrawals from the Annuity while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefits or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your Annuity as collateral for a loan, the part assigned generally will be treated as a withdrawal and subject to income tax to the extent of gain. If the entire Account Value is assigned or pledged, subsequent increases in the Account Value are also treated as withdrawals for as long as the assignment or pledge remains in place. The cost basis is increased by the amount includible in income with respect to such assignment or pledge. If you transfer your Annuity for less than full consideration, such as by gift, you will also trigger tax on any gain in the Annuity. This rule does not apply if you transfer the Annuity to your spouse or under most circumstances if you transfer the Annuity incident to divorce.

If you choose to receive payments under an interest payment option, or a Beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the Annuity to income tax and possibly the 10% additional tax.
Taxes on Annuity Payments
If you select an annuity payment option as described in the “Access to Account Value” section earlier in this prospectus, a portion of each annuity payment you receive will be treated as a partial return of your cost basis and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your cost basis (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the Annuity. After the full amount of your cost basis has been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the Annuitant before the full amount of your cost basis has been recovered, a tax deduction may be allowed for the unrecovered amount. Under the Tax Cuts and Jobs Act of 2017, this deduction is suspended until after 2025.
If your Account Value is reduced to zero but the Annuity remains in force due to a benefit provision, further distributions from the Annuity will be reported as annuity payments, using an exclusion ratio based upon the undistributed cost basis in the Annuity and the total value of the anticipated future payments until such time as all cost basis has been recovered.
Maximum Annuity Date
You must commence annuity payments no later than the first day of the calendar month following the maximum Annuity Date for your Annuity. Upon reaching the maximum Annuity Date you can no longer make Purchase Payments, surrender, exchange, or transfer your contract. The maximum Annuity Date may be the same as the Latest Annuity Date as described elsewhere in this prospectus. For some of our Annuities, you can choose to defer the Annuity Date beyond the default or Latest Annuity Date, as applicable, described in your Annuity. However, the IRS may not then consider your Annuity to be an Annuity under the tax law.
Please refer to your Annuity contract for the maximum Annuity Date.
Partial Annuitization
We do not currently permit partial annuitization.
Medicare Tax on Net Investment Income
The Code includes a Medicare tax on investment income. This tax assesses a 3.8% surtax on the lesser of (1) net investment income or (2) the excess of “modified adjusted gross income” over a threshold amount. The “threshold amount” is $250,000 for married taxpayers filing jointly or qualifying widow(er) with dependent child, $125,000 for married taxpayers filing separately, $200,000 for all others, and approximately $15,650 for estates and trusts. The taxable portion of payments received as a withdrawal, surrender, annuity payment, death benefit payment or any other actual or deemed distribution under the Annuity will be considered investment income for purposes of this surtax.
10% Additional Tax for Early Withdrawal from a Non-Qualified Annuity
You may owe a 10% additional tax on the taxable part of distributions received from your Non-qualified Annuity. Amounts are not subject to this additional tax if:
•the amount is paid on or after you reach age 59½;
•the amount is paid on or after your death (or the death of the Annuitant when the owner is not an individual);
•the amount received is attributable to your becoming disabled (as defined in the Code);
•generally, the amount paid or received is in the form of substantially equal periodic payments (as defined in the Code) not less frequently than annually (please note that substantially equal periodic payments must continue until the later of reaching age 59½ or five years and the impermissible modification of payments during that time period will result in retroactive application of the 10% additional tax); or
•the amount received is paid under an immediate Annuity (within the meaning of the Code) and the annuity start date is no more than one year from the date of purchase (the first monthly annuity payment being required to be paid within 13 months).
Other exceptions to this tax may apply. You should consult your tax advisor for further details.
Special Rules in Relation to Tax-free Exchanges Under Section 1035
Section 1035 of the Code permits certain tax-free exchanges of a life insurance contract, Annuity or endowment contract for an Annuity, including tax-free exchanges of annuity death benefits for a Beneficiary Annuity. Partial exchanges may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of the partially exchanged amount as well as the 10% additional tax on pre-age 59½ withdrawals. In Revenue Procedure 2011-38, the IRS indicated that, for partial exchanges on or after October 24, 2011, where there is a surrender or distribution from either the initial Annuity or receiving Annuity within 180 days of the date on which the partial exchange was completed (other than an amount received as an annuity for a period of 10 years or more or during one or more lives), the IRS may not treat the transaction as a tax-free Section 1035 exchange. The IRS will apply general tax rules to determine the substance and treatment of the transaction in such cases. We strongly urge you to discuss any partial exchange transaction of this type with your tax advisor before proceeding with the transaction.
If an Annuity is purchased through a tax-free exchange of a life insurance contract, Annuity or endowment contract that was purchased prior to August 14, 1982, then any Purchase Payments made to the original contract prior to August 14, 1982 will be treated as made to the new Annuity prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a return of cost basis first until Purchase Payments made before August 14, 1982 are withdrawn. Moreover, income allocable to Purchase Payments made before August 14, 1982, is not subject to the 10% additional tax.
After you elect an Annuity Payout Option, we do not allow you to exchange your Annuity.
Taxes Payable by Beneficiaries for a Non-Qualified Annuity
If an Owner dies before the Annuity Date, the Death Benefit distributions are taxed at ordinary income tax rates. The value of the Death Benefit, as determined under federal law, is also included in the Owner’s estate for federal estate tax purposes. Generally, the same income tax rules described above would also apply to amounts received by your Beneficiary. Choosing an option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the Beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit:
•As a lump sum payment, the Beneficiary is taxed in the year of payment on gain in the Annuity.
•Within 5 years of death of Owner, the Beneficiary is taxed on the lump sum payment. The Death Benefit must be taken as one lump sum payment within 5 years of the death of the Owner. Partial withdrawals are not permitted to be paid to Beneficiaries under our Annuity contracts.
•Under an Annuity or Annuity settlement option where distributions begin within one year of the date of death of the Owner, the Beneficiary is taxed on each payment with part as gain and part as return of cost basis. After the full amount of cost basis has been recovered tax-free, the full amount of the annuity payments will be taxable.
After the Annuity Date, if a period certain remains under the annuity option and the Annuitant dies before the end of that period, any remaining payments made to the Beneficiary will be fully excluded from income until the remaining investment in the contract is recovered and all annuity payments thereafter are fully includible in income. If we allow the Beneficiary to commute the remaining payments in a lump sum, the proceeds will be taxable as a surrender.
Considerations for Contingent Annuitants: We may allow the naming of a contingent Annuitant when a Non-qualified Annuity is held by a pension plan or a tax favored retirement plan or held by a Custodial Account (as defined earlier in this prospectus). In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity continues after the death of the Annuitant. However, tax deferral should be provided instead by the pension plan, tax favored retirement plan, or Custodial Account. We may also allow the naming of a contingent annuitant when a Non-qualified Annuity is held by an entity owner when such Annuities do not qualify for tax deferral under the current tax law. This does not supersede any benefit language which may restrict the use of the contingent annuitant.
Reporting and Withholding on Distributions
Amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity payment, we apply default withholding under the applicable tax rules unless you designate a different withholding status. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide. If you are a U.S. person (which includes a resident alien), and you request a payment be delivered outside the United States or do not provide a U.S. taxpayer identification number, we are required to withhold income tax.
State income tax withholding rules vary, and we will withhold based on the rules of your state of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.
Regardless of the amount withheld by us, you are liable for payment of income taxes (including any estimated taxes that may be due) on the taxable portion of distributions from the Annuity. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.
Entity Owners
Where an Annuity is held by a non-natural person (e.g., a corporation, partnership), other than as an agent or nominee for a natural person (or in other limited circumstances), increases in the value of the Annuity over its cost basis will be subject to tax annually.
Where an Annuity is issued to a Charitable Remainder Trust (CRT), increases in the value of the Annuity over its cost basis will be subject to tax reporting annually. As there are charges for the optional living and death benefits described elsewhere in this prospectus, and such charges reduce the contract value of the Annuity, trustees of the CRT should discuss with their legal advisors whether election of such optional living or death benefits violates their fiduciary duty to the remainder beneficiary.

Where an Annuity is issued to a trust, and such trust is characterized as a grantor trust under the Code, such Annuity is generally not considered to be held by a non-natural person and will be subject to the tax reporting and withholding requirements generally applicable to a Non-qualified Annuity held by a natural person, provided that all grantors of the trust are natural persons. At this time, we will not issue an Annuity to grantor trusts with more than two grantors.
Where the Annuity is owned by a grantor trust, the Annuity must be distributed within five years after the date of the first grantor’s death (or the Annuitant’s death in certain instances) under Section 72(s) of the Code. See the “Death Benefits” section for scenarios where a Death Benefit or Surrender Value is payable depending upon the underlying facts.
Trusts are required to complete and submit a Certificate of Entity form, and we will tax report based on the information provided on this form.
Annuity Qualification
Diversification And Investor Control. In order to qualify for the tax rules applicable to Annuities described above, the investment assets in the Non-qualified Annuity Sub-accounts must be diversified according to certain rules under the Code. Each Portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment, and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the U.S. or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the Portfolios underlying the variable Investment Options of the Annuity meet these diversification requirements.
An additional requirement for qualification for the tax treatment described above is that we, and not you as the Annuity Owner, must have sufficient control over the underlying assets to be treated as the Owner of the underlying assets for tax purposes. The tax law limits the amount of control you may have over choosing investments for your Annuity. If this “investor control” rule is violated your Annuity assets will be considered owned directly by you and lose the favorable tax treatment generally afforded to annuities.
While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an Annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable Annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the Investment Options offered pursuant to this prospectus. We reserve the right to take any action, including modifications to your Annuity or the Investment Options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected Owners and will be made with such notice to affected Owners as is feasible under the circumstances.
Required Distributions Upon Your Death for a Non-Qualified Annuity
Upon your death, certain distributions must be made under the Annuity. The required distributions depend on whether you die before you start taking annuity payments under the Annuity or after you start taking annuity payments under the Annuity. If you die on or after the Annuity Date, the remaining portion of the interest in the Annuity must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the Annuity must be distributed within five years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated Beneficiary (provided such payments begin within one year of your death). If the Beneficiary does not begin installments within one year of the date of death, no partial withdrawals will be permitted thereafter, and we require that the Beneficiary take the Death Benefit as a lump sum within the five-year deadline. Your designated Beneficiary is the person to whom benefit rights under the Annuity pass by reason of death and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the Annuity may be continued with your spouse as the Owner. For Non-qualified Annuities owned by a non-natural person, the required distribution rules generally apply upon the death of the Annuitant. This means, for example, that for an Annuity held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitant to die.
Changes To Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an Annuity for tax purposes. Any such changes will apply to all Annuity Owners, and you will be given notice to the extent feasible under the circumstances.
QUALIFIED ANNUITIES
In general, as used in this prospectus, a Qualified Annuity is an Annuity with applicable endorsements for a tax-favored plan or a Non-Qualified Annuity held by a tax-favored retirement plan.
The following is a general discussion of the tax considerations for Qualified Annuities. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your financial professional prior to purchase to confirm if this Annuity is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this Annuity.

A Qualified Annuity may have been purchased for use in connection with:
•Individual retirement accounts and annuities (IRAs), including inherited IRAs (which we refer to as a Beneficiary IRA), which are subject to Sections 408(a) and 408(b) of the Code;
•Roth IRAs, including inherited Roth IRAs (which we refer to as a Beneficiary Roth IRA) under Section 408A of the Code;
•A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
•H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code);
•Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax Deferred Annuities or TDAs);
•Section 457 plans (subject to 457 of the Code).
A Non-qualified Annuity may have been purchased by a 401(a) trust, a custodial IRA or a custodial Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.
You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in Annuities. This means that when a tax favored plan invests in an Annuity, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).
Types of Tax-favored Plans
IRAs. The “IRA Disclosure Statement” and “Roth IRA Disclosure Statement” which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (the material terms are summarized in this prospectus and in those Disclosure Statements), the IRS requires that you have a “Free Look” after making an initial contribution to the Annuity. During this time, you can cancel the Annuity by notifying us in writing, and we will refund the greater of all purchase payments under the Annuity or the Account Value, less any applicable federal and state income tax withholding.
Contribution Limits/Rollovers. Subject to the minimum purchase payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a “rollover” of amounts from a qualified retirement plan, as a transfer from another IRA, by making a contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the later applicable due date of your federal income tax return, without extension), or as a current year contribution. Contribution amounts are indexed for inflation. The IRS generally provides contribution limits for the subsequent year in the fourth quarter of the current year. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The $1,000 catch-up contribution for IRA owners age 50 or older is indexed for inflation starting in 2024 in accordance with the Consolidated Appropriations Act, 2023 (which includes SECURE 2.0 of 2022 (“SECURE 2.0”). Go to www.irs.gov for the contribution limits for each year.
The “rollover” rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally “roll over” certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law and the terms of the Annuity). For IRA rollovers, an individual can only make an IRA to IRA rollover if the individual has not made a rollover involving any IRAs owned by the individual in the prior 12 months. An IRA transfer is a tax-free trustee-to-trustee “transfer” from one IRA account to another. IRA transfers are not subject to this 12-month rule. There is no age limitation with regard to contributions to a traditional IRA as long as the earned income requirements are met.
In some circumstances, non-spouse Beneficiaries may roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans. However, the rollover rules applicable to non-spouse Beneficiaries under the Code are more restrictive than the rollover rules applicable to Owner/participants and spouse Beneficiaries. Generally, non-spouse Beneficiaries may roll over distributions from tax favored retirement plans only as a direct rollover. An inherited IRA must be directly rolled over from the employer plan or transferred from an IRA and must be titled in the name of the deceased (i.e., John Doe deceased for the benefit of Jane Doe). No additional contributions can be made to an inherited IRA. In this prospectus, an inherited IRA is also referred to as a Beneficiary Annuity.
Required Provisions. Annuities that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
•You, as Owner of the Annuity, must be the “Annuitant” under the contract (except in certain cases involving the division of property under a decree of divorce);
•Your rights as Owner are non-forfeitable;
•You cannot sell, assign or pledge the Annuity;
•The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts or amounts transferred by trustee-to-trustee transfer);
•The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn the applicable age (see the Required Minimum Distribution rules for more details); and

•Death and annuity payments must meet Required Minimum Distribution rules described below.
Usually, the full amount of any distribution from an IRA (including a distribution from this Annuity) which is not a transfer or rollover is taxable. As taxable income, these distributions are subject to the general income tax withholding rules described earlier regarding an Annuity in the Non-qualified Annuity section. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
•A 10% early withdrawal additional tax described below;
•Liability for “prohibited transactions” if you, for example, borrow against the value of an IRA; or
•Failure to take a Required Minimum Distribution, also described below.
Simplified Employee Pensions (SEP). SEPs are a variation on a standard IRA, and Annuities issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:
•If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of (a) the annual employer contribution limit as indexed for inflation, or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer’s SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. Go to www.irs.gov for the current year contribution limit and compensation limit.
•SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
•SEPs that contain a salary reduction or “SARSEP” provision prior to 1997 may permit salary deferrals from employee income. Contribution amounts are indexed for inflation. The IRS generally provides contribution limits for the subsequent year in the fourth quarter of the current year. with the employer making these contributions to the SEP. However, no new “salary reduction” or “SARSEPs” can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year are permitted to contribute an additional catch-up contribution amount. These amounts are indexed for inflation and may depend on the participant’s age. Go to www.irs.gov for the current year contribution limit and catch-up contribution limit. Not all Annuities issued by us are available for SARSEPs. You will also be provided the same information, and have the same “Free Look” period, as you would have if you purchased the Annuity for a standard IRA.
•Roth contributions are permitted for SEP IRAs starting in 2023. Under SECURE 2.0, employers may offer employees the ability to elect to treat employee and employer SEP contributions (in whole or in part) as made to a Roth IRA. The Company does not currently offer Roth contributions for SEP IRAs, but we reserve the right to offer this contribution type in the future.
ROTH IRAs. The “Roth IRA Disclosure Statement” contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
•Contributions to a Roth IRA cannot be deducted from your gross income;
•“Qualified distributions” from a Roth IRA are excludable from gross income. A “qualified distribution” is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the Owner of the IRA attains age 59½; (b) after the Owner’s death; (c) due to the Owner’s disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the Owner. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.
•If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA during your lifetime, and distributions are not required during the owner’s lifetime.
Subject to the minimum Purchase Payment requirements of an Annuity, you may purchase an Annuity for a Roth IRA in connection with a “rollover” of amounts of another traditional IRA, SEP, SIMPLE-IRA (subject to a timing restriction), employer sponsored retirement plan (under Sections 401(a) or 403(b) of the Code) or Roth IRA. You may also purchase an Annuity for a Roth IRA, if you meet certain income limitations, by making a contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year during the period from January 1 to April 15 (or the applicable due date of your federal income tax return, without extension), or as a current year contribution. The Code permits persons who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a “rollover” of all or any part of the amount of such distribution to a Roth IRA which they establish (a “conversion”). The conversion of non-Roth accounts triggers current taxation (but is not subject to a 10% early distribution additional tax unless a distribution that is allocable to the rollover contribution is distributed within 5 years of the conversion).
In addition, SECURE 2.0 amends the Code to allow for tax and penalty free rollovers from 529 accounts to Roth IRAs, under certain conditions. Starting in 2024, beneficiaries of 529 college savings accounts would be permitted to roll over up to $35,000 over the course of their lifetime from any 529 account in their name to their Roth IRA. These rollovers generally are also subject to Roth IRA annual contribution limits, and the 529 account must have been open for more than 15 years, among other requirements.

The Code also permits the recharacterization of current year contribution amounts from a traditional IRA into a Roth IRA, or from a Roth IRA to a traditional IRA. Recharacterization is accomplished through a trustee-to-trustee transfer of a contribution (or a portion of a contribution) plus earnings, between different types of IRAs. A properly recharacterized contribution is treated as a contribution made to the second IRA instead of the first IRA. Such recharacterization must be completed by the applicable tax return due date (with extensions). However, no recharacterizations of conversions can be made.
Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law and the terms of the Annuity. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Non-spouse Beneficiaries receiving a distribution from an employer sponsored retirement plan under Sections 401(a) or 403(b) of the Code can also directly roll over contributions to a Roth IRA. However, it is our understanding of the Code that non-spouse Beneficiaries cannot “rollover” benefits from a traditional IRA to a Roth IRA.
TDAs. In general, you may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) Annuity) if you are an employee of a tax-exempt organization (as defined under Code Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your employer maintains such a plan and your rights to the Annuity are non-forfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement subject to specific limits. Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional amount. This amount is indexed for inflation. Go to www.irs.gov for the current year contribution limit and catch-up contribution limit. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a governmental 457(b) plan. An Annuity may generally only qualify as a TDA if distributions of salary deferrals (other than “grandfathered” amounts held as of December 31, 1988) may be made only on account of:
•Your attainment of age 59½;
•Your severance of employment;
•Your death;
•Your total and permanent disability; or
•Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).
In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn the applicable age or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the Annuity, or to any “direct transfer” of your interest in the Annuity to another employer’s TDA plan or mutual fund “custodial account” described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to “qualified” retirement plans.
Caution: Under IRS regulations we can accept contributions, transfers and rollovers only if we have entered into an information-sharing agreement, or its functional equivalent, with the applicable employer or its agent. In addition, in order to comply with the regulations, we will only process certain transactions (e.g., transfers, withdrawals, hardship distributions and, if applicable, loans) with employer approval. This means that if you request one of these transactions, we will not consider your request to be in Good Order, and will not therefore process the transaction, until we receive the employer’s approval in written or electronic form.
Late Rollover Self-Certification
You may be able to apply a rollover contribution to your IRA or qualified retirement plan after the 60-day deadline through a self-certification procedure established by the IRS. Please consult your tax or legal advisor regarding your eligibility to use this self-certification procedure. As indicated in this IRS guidance, we, as a financial institution, are not required to accept your self-certification for waiver of the 60-day deadline.
Required Minimum Distributions and Payment Options
If you hold the Annuity under an IRA (or other tax-favored plan), Required Minimum Distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach the applicable age (“required beginning date”) and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% Owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner’s lifetime.

If you were born...	Your “applicable age” is...
Before July 1, 1949	70½
After June 30, 1949 and before 1951	72
After 1950 and before 1960	73
If you were born...	Your “applicable age” is...
After 1959	75

The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the Required Minimum Distribution deadline so that a timely distribution is made. Please note that there is a 25% excise tax (a 50% excise tax applied prior to the 2023 taxable year) on the amount of any required minimum distribution not made in a timely manner. The excise tax on failure is further reduced from 25% to 10% if corrected in a timely manner and certain other conditions are met in accordance with SECURE 2.0.
Required Minimum Distributions are calculated based on the sum of the Account Value and the actuarial present value of any additional living and death benefits from optional riders that you have purchased under the Annuity. As a result, the Required Minimum Distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity Owner, and a reduction of payments under the living and death benefit optional riders.
You can use the Minimum Distribution option to satisfy the Required Minimum Distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. Under this option, we will distribute to you the Required Minimum Distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the Annuity as of December 31 of the prior year but is determined without regard to other Annuities you may own. If a trustee-to-trustee transfer or direct rollover of the full contract value is requested when there is an active Required Minimum Distribution program running, the Required Minimum Distribution will be removed and sent to the Owner prior to the remaining funds being sent to the transfer institution.
Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. In accordance with SECURE 2.0, a new optional method for calculating your RMDs may be available if you have an IRA in an annuity payout (or partial annuity payout), and an IRA in the deferral stage. Please contact your tax advisor to determine if this calculation method is appropriate for you. In addition, if you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your non-Roth IRAs. If you inherit more than one IRA or more than one Roth IRA from the same Owner, similar rules apply.
Charitable IRA Distributions.
Certain qualified IRA distributions used for charitable purposes are eligible for an exclusion from gross income, up to $100,000 (indexed for inflation beginning after 2023), for otherwise taxable IRA distributions from a traditional or Roth IRA. A qualified charitable distribution is a distribution that is made (1) directly by the IRA trustee to certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70½. Distributions that are excluded from income under this provision are not taken into account in determining the individual’s deductions, if any, for charitable contributions. Effective 2020, the amount of your qualified charitable distributions that are excluded from income for a tax year is reduced (but not below zero) by the excess of: (1) the total amount of your IRA deductions allowed for all tax years ending on or after the date you attain age 70½, over (2) the total amount of reductions for all tax years preceding the current tax year. You should consult your tax advisor about whether a one-time distribution up to $50,000 (indexed for inflation beginning after 2023) that is made from your IRA to a “split-interest entity” can be excluded from your gross income.
The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements of the charitable giving incentive. Consistent with the applicable IRS instructions, we report these distributions as normal IRA distributions on Form 1099-R. Individuals are responsible for reflecting the distributions as charitable IRA distributions on their personal tax returns.
Required Distributions Upon Your Death for a Qualified Annuity
Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, any remaining interest must be distributed in accordance with federal income tax requirements. For Owner and Beneficiary deaths prior to 2020, please consult your tax advisor regarding the applicable post-death distribution requirements.
The information provided below applies to Owner and Beneficiary deaths after 2019. In addition, if you are an employee under a governmental plan, such as a section 403(b) plan of a public school or a governmental 457(b) plan, this law applies if you die after 2021. In addition, if your plan is maintained pursuant to one or more collective bargaining agreements, this law generally applies if you die after 2021 (unless the collective bargaining agreements terminate earlier).
•Death before your required beginning date. If you die before your required beginning date, and you have a designated beneficiary, any remaining interest must be distributed within 10 years after your death, unless the designated beneficiary is an “eligible designated beneficiary” (“EDB”) or some other exception applies. A designated beneficiary is any individual designated as a beneficiary by the employee or IRA owner. An EDB is any designated beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An individual’s status as an EDB is generally determined on the date of your death. An EDB (other than a minor child) can generally stretch distributions over their life or life expectancy if payments begin by the end of the calendar year following the year of your death and continuing over the EDB’s remaining life expectancy after the EDB’s death. However, all amounts must be fully distributed by the end of the year containing the 10th anniversary of the EDB’s death. Special rules apply to minors and Beneficiaries that are not individuals. Additional special rules apply to surviving spouses, see “Spousal Continuation” below.

•Death on or after your required beginning date. In general, if you die on or after your required beginning date, and you have a designated beneficiary who is not an EDB, any remaining interest in your Qualified Annuity must continue to be distributed over the longer of your remaining life expectancy and your designated beneficiary’s life expectancy (or more rapidly), but all amounts must be distributed within 10 years of your death. If your Beneficiary is an EDB (other than a minor child), distributions must continue over the longer of your remaining life expectancy and the EDB’s life expectancy (or more rapidly), but all amounts must be distributed within 10 years of the EDB’s death. Special rules apply to EDBs who are minors, EDBs who are older than the Owner, and Beneficiaries that are not individuals.
•Annuity payments. If you commence taking distributions in the form of an annuity that can continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the law might need to be commuted at the end of that period (or otherwise modified after your death if permitted under federal tax law and by us) in order to comply with the post-death distribution requirements.
•Other rules. The post-death distribution requirements do not apply if the employee or IRA owner elected annuity payments that comply with prior law commenced prior to December 20, 2019. Also, even if annuity payments have not commenced prior to December 20, 2019, the requirements generally do not apply to an immediate annuity purchased prior to that date, if you have made an irrevocable election before that date as to the method and amount of the annuity.
If your beneficiary is not an individual, such as a charity, your estate, or a trust, any remaining interest after your death generally must be distributed in accordance with the 5-year rule or the at-least-as-rapidly rule, as applicable (but not the lifetime payout rule). You may wish to consult a professional tax advisor about the federal income tax consequences of your beneficiary designations.
In addition, these post-death distribution requirements generally do not apply if the employee or IRA owner died prior to January 1, 2020. However, if the designated beneficiary of the deceased employee or IRA owner dies after January 1, 2020, and the designated beneficiary had elected the lifetime payout rule or was under the at-least-as rapidly rule, any remaining interest must be distributed within 10 years of the designated beneficiary’s death. Hence, this 10-year rule will apply to (1) a contract issued prior to 2020 which continues to be held by a designated beneficiary of an employee or IRA owner who died prior to 2020, and (2) an inherited IRA issued after 2019 to the designated beneficiary of an employee or IRA owner who died prior to 2020.
•Spousal continuation. If your beneficiary is your spouse, such surviving spouse can delay the application of the post-death distribution requirements until after their death by transferring the remaining interest tax-free to their own IRA, or by electing to treat your IRA as their own IRA. However, in certain circumstances the surviving spouse may have to take “hypothetical RMDs” (i.e. catch-up amounts required in accordance with the regulations).
The post-death distribution requirements are complex in numerous respects. Treasury has issued final and proposed regulations that may impact these required minimum distribution requirements. We reserve the right to make changes in order to comply with the final and proposed regulations, or any final regulations published in the future. Any such changes will apply uniformly to affected Owners or Beneficiaries and will be made with such notice to affected Owners or Beneficiaries as is feasible under the circumstances. In addition, the manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax advisor for tax advice as to your particular situation.
Unless payments are being made in the form of an annuity, a Beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.
Note that in 2014, the U.S. Supreme Court ruled that Inherited IRAs, other than IRAs inherited by the owner’s spouse, do not qualify as retirement assets for purposes of protection under the federal bankruptcy laws.
Until withdrawn, amounts in a Qualified Annuity continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.
For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the required beginning date.
10% Additional Tax for Early Withdrawals from a Qualified Annuity
You may owe a 10% additional tax on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan. Amounts are not subject to this additional tax if:
•the amount is paid on or after you reach age 59½ or die;
•the amount received is attributable to your becoming disabled; or
•generally the amount paid or received is in the form of substantially equal periodic payments (as defined in the Code) not less frequently than annually. (Please note that substantially equal periodic payments must continue until the later of reaching age 59½ or five years. Certain modification of payments or additional contributions to the Annuity during that time period will result in retroactive application of the 10% additional tax.)

There are a number of other exceptions to this tax that may apply. In addition, distributions that satisfy certain exceptions to this tax may be repaid in certain circumstances. You should consult your tax advisor for further details.
Withholding
For 403(b) Tax Deferred annuities, we will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is “directly” rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, governmental 457(b) plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a governmental 457(b) plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated Beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. We will not withhold for payments made from trustee owned Annuities or for payments under a 457 plan. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
•For any annuity payments not subject to mandatory withholding, you will have taxes withheld under the applicable default withholding rules; and
•For all other distributions, we will withhold at a 10% rate.
If no U.S. taxpayer identification number is provided, no election out of withholding will be allowed, and we will automatically withhold using the default withholding rules. In addition, if you are a U.S. person (which includes a resident alien), and you request a payment be delivered outside the U.S., we are required to withhold income tax.
We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes (including any estimated tax liabilities) on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.
Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien’s country.
ERISA Requirements
ERISA (the “Employee Retirement Income Security Act of 1974”) and the Code prevent a fiduciary and other “parties in interest” with respect to a plan (and, for these purposes, an IRA would also constitute a “plan”) from receiving any benefit from any party dealing with the plan, as a result of the sale of the Annuity. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the Annuity. This information has to do primarily with the fees, charges, discounts and other costs related to the Annuity, as well as any commissions paid to any agent selling the Annuity. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this prospectus. Information about sales representatives and commissions may be found in the sections of this prospectus addressing distribution of the Annuities.
Other relevant information required by the exemptions is contained in the contract and accompanying documentation. Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.
Spousal Consent Rules for Retirement Plans – Qualified Annuities
If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your Beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.
Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a “qualified joint and survivor annuity” (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life, and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an Annuity for your spouse’s lifetime and is called a “qualified pre-retirement survivor annuity” (QPSA). If the plan pays Death Benefits to other Beneficiaries, you may elect to have a Beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate Beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your Beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an Annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.
IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required unless specifically required under the terms of the plan. Upon your death, any Death Benefit will be paid to your designated Beneficiary.
ADDITIONAL CONSIDERATIONS
Reporting and Withholding for Escheated Amounts
Revenue Rulings 2018-17 and 2020-24 provide that an amount transferred from an IRA or 401(a) qualified retirement plan to a state’s unclaimed property fund is subject to federal income tax withholding at the time of transfer. The amount transferred is also subject to federal tax reporting. Consistent with these Rulings, we will withhold federal and state income taxes and report to the applicable Owner or Beneficiary as required by law when amounts are transferred to a state’s unclaimed property fund. Non-qualified annuity contracts generally are subject to the same or similar federal income tax reporting and withholding requirements as IRAs and qualified retirement plans. As a result, we may determine in the future that we have an obligation to follow similar guidelines with respect to any amounts escheated from your Non-qualified Annuity.
Gifts and Generation-skipping Transfers
If you transfer your Annuity to another person for less than adequate consideration, there may be gift tax consequences in addition to income tax consequences. Also, if you transfer your Annuity to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37½ years younger than you, there may be generation-skipping transfer tax consequences.
Civil Unions and Domestic Partnerships
U.S. Treasury Department regulations provide that for federal tax purposes, the term “spouse” does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship that is not denominated as a marriage under the laws of the state where the relationship was entered into, regardless of domicile. As a result, if a Beneficiary of a deceased Owner and the Owner were parties to such a relationship, the Beneficiary will be required by federal tax law to take distributions from the Contract in the manner applicable to non-spouse Beneficiaries and will not be able to continue the Contract. Please consult with your tax or legal advisor before electing the Spousal Benefit for a civil union partner or domestic partner.

ADDITIONAL INFORMATION
RESERVED RIGHTS
In addition to rights specifically reserved elsewhere in this Annuity, we reserve the right to perform any or all of the following: (a) combine the Separate Account with other “non-unitized,” “non-insulated” separate accounts; (b) make changes required by any change in the federal securities laws, including, but not limited to, the Securities Act, the Exchange Act, the Investment Company Act, or any changes to the Securities and Exchange Commission’s interpretation thereof; (c) make changes that are necessary to maintain the tax status of your Annuity, any optional benefit, amendment or endorsement attached hereto or any charge or distribution from your Annuity under the Code; (d) to establish a provision for federal income taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Separate Account; (e) make any changes required by Federal or state laws with respect to annuity contracts; We reserve the right to modify this Annuity without receiving your prior consent, except as may be required by any applicable law, if we are required to make changes necessary to comply with state regulatory requirements, Internal Revenue Service ("IRS") requirements or other federal requirements.
If an Index is no longer available to us, or if the manner by which the Index is determined substantially changes, we will substitute a comparable Index. We would obtain any required regulatory prior approval. We will notify you and any assignee of the substitution.
CLAIMS OF CREDITORS
To the extent permitted by law, no payment or value under this Annuity is subject to the claims of your creditors or those of any other Owner, any Annuitant, or any Beneficiary.
DEFERRAL OF TRANSACTIONS
We may defer any annuity payment for a period not to exceed the lesser of 6 months or the period permitted by law. If we defer a distribution or transfer from any annuity payout for more than thirty days, we will pay interest as required by state law.
FACILITY OF PAYMENT
Subject to applicable law, we reserve the right, in settlement of full liability, to make payments to a guardian, conservator or other legal representative if a payee is legally incompetent.
TAX REPORTING AND WITHHOLDING
Events giving rise to such tax reporting and withholding include but are not limited to: (a) annuity payments; (b) payment of Death Benefits; (c) other distributions from the Annuity; and (d) transfers and assignments.
WHO DISTRIBUTES ANNUITIES OFFERED BY PRUCO LIFE?
Prudential Annuities Distributors, Inc. (PAD), a wholly owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the Annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products and the AST Portfolios. PAD’s principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker/dealer under the Securities Exchange Act of 1934 (Exchange Act) and is a member of the Financial Industry Regulatory Authority (FINRA). Each Annuity is offered on a continuous basis. PAD enters into distribution agreements with both affiliated and unaffiliated broker/dealers who are registered under the Exchange Act (collectively, “Firms”). The affiliated broker-dealer, Pruco Securities, LLC is an indirect wholly owned subsidiary of Prudential Financial that sells variable annuity and variable life insurance (among other products) through its registered representatives. Applications for each Annuity are solicited by registered representatives of the Firms. PAD utilizes a network of its own registered representatives to wholesale the Annuities to Firms. Because the Annuities offered through this prospectus are insurance products as well as securities, all registered representatives who sell the Annuities are also appointed insurance agents of Pruco Life.
In connection with the sale and servicing of the Annuity, Firms may receive cash compensation and/or non-cash compensation. Cash compensation includes discounts, concessions, fees, service fees, commissions, asset-based sales charges, loans, overrides, or any cash employee benefit received in connection with the sale and distribution of variable contracts. Non-cash compensation includes any form of compensation received in connection with the sale and distribution of variable contracts that is not cash compensation, including but not limited to merchandise, gifts, travel expenses, meals and lodging.
Under the selling agreements, cash compensation in the form of commissions is paid to Firms on sales of the Annuity according to one or more schedules. The selling registered representative will receive all or a portion of the cash compensation, depending on the practice of his or her Firm. Commissions are generally based on a percentage of Purchase Payments. Alternative compensation schedules are available that generally provide a lower initial commission plus ongoing quarterly compensation based on all or a portion of Unadjusted Account Value. We may also provide cash compensation to the distributing Firm for providing ongoing service to you in relation to the Annuity. These payments may be made in the form of percentage payments based upon “Assets under Management” or “AUM,” (total assets), subject to certain criteria in certain Pruco Life products. These payments may also be made in the form of percentage payments based upon the total amount of money received as Purchase Payments under Pruco Life annuity products sold through the Firm.

In addition, in an effort to promote the sale of our products (which may include the placement of Pruco Life and/or the Annuity on a preferred or recommended company or product list and/or access to the Firm's registered representatives), we, or PAD, may enter into non-cash compensation arrangements with certain Firms with respect to certain or all registered representatives of such Firms under which such Firms may receive fixed payments or reimbursement. These types of fixed payments are made directly to or in sponsorship of the Firm and may include, but are not limited to payment for: training of sales personnel; marketing and/or administrative services and/or other services they provide to us or our affiliates; educating customers of the firm on the Annuity's features; conducting due diligence and analysis; providing office access, operations, systems and other support; holding seminars intended to educate registered representatives and make them more knowledgeable about the Annuities; conferences (national, regional and top producer); sponsorships; speaker fees; promotional items; a dedicated marketing coordinator; priority sales desk support; expedited marketing compliance approval and preferred programs to PAD; and reimbursements to Firms for marketing activities or other services provided by third-party vendors to the Firms and/or their registered representatives. To the extent permitted by FINRA rules and other applicable laws and regulations, we or PAD may also pay or allow other promotional incentives or payments in other forms of non-cash compensation (e.g., gifts, occasional meals and entertainment, sponsorship of due diligence events). Under certain circumstances, Portfolio advisers/subadvisers or other organizations with which we do business (“Entities”) may also receive incidental non-cash compensation, such as meals and nominal gifts. The amount of this non-cash compensation varies widely because some may encompass only a single event, such as a conference, and others have a much broader scope.
Cash and/or non-cash compensation may not be offered to all Firms and Entities and the terms of such compensation may differ between Firms and Entities. In addition, we or our affiliates may provide such compensation, payments and/or incentives to Firms or Entities arising out of the marketing, sale and/or servicing of variable annuities or life insurance offered by different Prudential business units.
HOW WILL I RECEIVE STATEMENTS AND REPORTS?
We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you at
www.prudential.com/PLAZ-FlexGuard2.0-S3 or any other electronic means. We generally send a confirmation statement to you each time a financial transaction is made affecting Account Value, such as making subsequent Purchase Payments, transfers, exchanges or withdrawals. We may also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, such as Systematic Withdrawals (including 72(t)/72(q) payments and required minimum distributions) and electronic funds transfer in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports or copies of reports previously sent. We reserve the right to charge up to $50 for each such additional report or previously sent report. Any errors or corrections on transactions for your Annuity must be reported to us at our Office as soon as possible to assure proper accounting to your Annuity. For transactions that are confirmed immediately, we assume all transactions are accurate unless you notify us otherwise within 30 days from the date you receive the confirmation. For transactions that are first confirmed on the quarterly statement, we assume all transactions are accurate unless you notify us within 30 days from the date you receive the quarterly statement. All transactions confirmed immediately or by quarterly statement are deemed conclusive after the applicable 30-day period.
HOW TO CONTACT US
Please communicate with us using the telephone number and addresses below for the purposes described. Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
Prudential’s Annuity Service Center
Call our Customer Service Team at 1-888-PRU-2888 during normal business hours.
Internet
Access information about your Annuity at: www.prudential.com/contact-us.
Correspondence Sent by Regular Mail
Prudential Annuities Service Center
P.O. Box 7960
Philadelphia, PA 19176
Correspondence Sent by Overnight*, Certified or Registered Mail
Prudential Annuities Service Center
1600 Malone Street
Millville, NJ 08332

*Please note that overnight correspondence sent through the United States Postal Service may be delivered to the P.O. Box listed above, which could delay receipt of your correspondence at our Service Center. Overnight mail sent through other methods (e.g., Federal Express, United Parcel Service) will be delivered to the address listed below.
Correspondence sent by regular mail to our Service Center should be sent to the address shown above. Your correspondence will be picked up at this address and then delivered to our Service Center. Your correspondence is not considered received by us until it is received at our Service Center. Where this Prospectus refers to the day when we receive a Purchase Payment, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last requirement needed for us to process that item) arrives in complete and proper form at our Service Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives at our Service Center (1) on a day that is not a business day, or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day.
You can obtain account information by calling our automated response system, and at www.prudential.com/contact-us, our website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or your Financial Professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity, or you may establish or change your PIN by calling our automated response system, www.prudential.com/contact-us, our website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.
Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.
Pruco Life does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Pruco Life reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.
INDEMNIFICATION
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
LEGAL PROCEEDINGS
Litigation and Regulatory Matters
Pruco Life is subject to legal and regulatory actions in the ordinary course of our business. Pending legal and regulatory actions include proceedings specific to Pruco Life and proceedings generally applicable to business practices in the industry in which we operate. Pruco Life is subject to class action lawsuits and other litigation involving a variety of issues and allegations involving sales practices, claims payments and procedures, premium charges, policy servicing and breach of fiduciary duty to customers. Pruco Life is also subject to litigation arising out of its general business activities, such as its investments, contracts, leases and labor and employment relationships, including claims of discrimination and harassment, and could be exposed to claims or litigation concerning certain business or process patents. In addition, Pruco Life, along with other participants in the businesses in which it engages, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus.
Pruco Life’s litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, their outcome cannot be predicted. In some of Pruco Life’s pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. It is possible that Pruco Life's results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of Pruco Life’s litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on Pruco Life’s financial position.

Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on: the ability of PAD to perform its contract with Pruco Life; or Pruco Life's ability to meet its obligations under the Contracts.

APPENDIX A – INTERIM VALUE OF INDEX STRATEGIES
On each Valuation Day during the year, other than the Index Strategy Start Date and Index Strategy End Date, each Index Strategy is valued using an Interim Value formula. The Interim Value formula is used to calculate amounts available for withdrawal (including systematic withdrawals), surrender, reallocation, Performance Lock, annuitization or payment of a death claim. Below is additional information regarding the Interim Value calculation and several examples.
The Interim Value for the applicable Index Strategy is equal to the sum of (1) and (2) where:
(1)The Fixed Income Asset Proxy, or book value of the hypothetical fixed income assets backing an Index Strategy, is calculated as:
Fixed Income Asset Proxy = A × (1 - B) × (1 + C)D where:
A = The Index Strategy Base on the Valuation Day of the calculation;
B = The initial cost of the replicating portfolio of options, expressed as a percentage of the Index Base on the Index Strategy Start Date;
C = The annual yield that allows the Fixed Income Asset Proxy to accrue to the Index Strategy Base at the end of the Index Strategy Term.
D = The time elapsed since the Index Strategy Start Date; and
(2)The Derivative Asset Proxy = the current value of the replicating portfolio of options
When we calculate the Interim Value, we obtain market data for option pricing each business day from outside vendors. If we are delayed in receiving these values, and cannot calculate a new Interim Value, we will use the prior business day’s market data for option pricing to calculate the Interim Value.
The value of the replicating portfolio of options for each Index Strategy is determined according to the following formulas:
•For the Cap Rate Index Strategy, the replicating portfolio of options is equal to AMC – OMC – OMP
•For the Enhanced Cap Rate Index Strategy, the replicating portfolio of options is equal to OMC1 – OMC2 - OMP
•For the Step Rate Plus Index Strategy, the replicating portfolio of options is equal to (Step Rate x BC) + (Participation Rate x OMC) – OMP
•For the Tiered Participation Rate Index Strategy, the replicating portfolio of options is equal to AMC + [(2nd Tier Participation Rate – 1st Tier Participation Rate) x OMC] – OMP
•For the Dual Directional Index Strategy, the replicating portfolio of options is equal to AMC + AMP – (OMC + 2 x OMP +Buffer x OMBP)
•For Participation Rate with Cap Index Strategy, the replicating portfolio of options is equal to Participation Rate x (AMC – OMC) – OMP
Where:
•AMC is an At-the-money call option
•OMC, OMC1, and OMC2 are Out-of-the-money call options
•OMP is an Out-of-the-money put option, and
•BC is a Binary call option (inclusive of the bull spread)
•AMP is an At-the-money put option
•OMBP is an Out-of-money binary put option
The examples below outline the impact on your values within the Annuity if you have remained in the Index Strategy for only 3 months as well as if you remained in the Index Strategy with only 3 months left in the Index Strategy Term as compared to staying in the Index Strategy until the end of the Index Strategy Term. The examples look at levels of positive, flat (zero), and negative index performance.

Example 1: One Year Index Strategy Term Lengths
Index Effective Date: 12/1/2022
Purchase Payment: $400,000
Allocated to:
•25% 1-Year Cap Rate; S&P 500; Cap Rate 10%; Buffer 10%
•25% 1-Year Step Rate Plus; S&P 500; Step Rate 5%; Participation Rate 90%; Buffer 5%
•25% 1-Year Dual Directional; S&P 500; Cap Rate 12%; Buffer 10%
•25% 1-Year Enhanced Cap Rate; S&P 500; Cap Rate 15%; Buffer 10%; Spread 2%

On the Index Effective Date	Cap Rate	Step Rate Plus	Dual Directional	Enhanced Cap Rate
Index Strategy Term (in days)	365	365	365	365
Index Strategy Base	$100,000	$100,000	$100,000	$100,000
Starting Index Value	1,000
Total Account Value	$400,000

INDEX RETURN IS NEGATIVE

3 months into Index Strategy Term	Cap Rate	Step Rate Plus	Dual Directional	Enhanced Cap Rate
Days elapsed since Index Strategy Start Date	89	89	89	89
Index Value on Calculation Date	700
Index Return on Calculation Date	-30%
1. Fixed Income Asset Proxy	$99,271	$96,833	$98,193	$98,279
2. Derivative Asset Proxy	(17,306)	(22,008)	(17,134)	(17,308)
Interim Value for each Strategy	$81,965	$74,825	$81,059	$80,971
Total Account Value	$318,820

3 months left in Index Strategy Term	Cap Rate	Step Rate Plus	Dual Directional	Enhanced Cap Rate
Days elapsed since Index Strategy Start Date	273	273	273	273
Index Value on Calculation Date	700
Index Return on Calculation Date	-30%
1. Fixed Income Asset Proxy	$99,756	$98,933	$99,394	$99,423
2. Derivative Asset Proxy	(18,976)	(23,899)	(18,977)	(18,973)
Interim Value for each Strategy	$80,780	$75,034	$80,417	$80,450
Total Account Value	$316,681

Index Strategy End Date	Cap Rate	Step Rate Plus	Dual Directional	Enhanced Cap Rate
Days elapsed since Index Strategy Start Date	365	365	365	365
Index Value on Calculation Date	700
Index Return on Calculation Date	-30%
Index Credit Rate	-20%	-25%	-20%	-20%
Index Credit Amount	$(20,000)	$(25,000)	$(20,000)	$(20,000)
Index Base + Index Credit	$80,000	$75,000	$80,000	$80,000
Total Account Value	$315,000

INDEX RETURN IS FLAT (ZERO)

3 months into Index Strategy Term	Cap Rate	Step Rate Plus	Dual Directional	Enhanced Cap Rate
Days elapsed since Index Strategy Start Date	89	89	89	89
Index Value on Calculation Date	1,000
Index Return on Calculation Date	0%
1. Fixed Income Asset Proxy	$99,271	$96,833	$98,193	$98,279
2. Derivative Asset Proxy	2,335	3,625	3,631	2,996
Interim Value for each Strategy	$101,606	$100,458	$101,824	$101,275
Total Account Value	$405,163

3 months left in Index Strategy Term	Cap Rate	Step Rate Plus	Dual Directional	Enhanced Cap Rate
Days elapsed since Index Strategy Start Date	273	273	273	273
Index Value on Calculation Date	1,000
Index Return on Calculation Date	0%
1. Fixed Income Asset Proxy	$99,756	$98,933	$99,394	$99,423
2. Derivative Asset Proxy	2,497	2,666	3,605	1,443
Interim Value for each Strategy	$102,253	$101,599	$102,999	$100,866
Total Account Value	$407,717

Index Strategy End Date	Cap Rate	Step Rate Plus	Dual Directional	Enhanced Cap Rate
Days elapsed since Index Strategy Start Date	365	365	365	365
Index Value on Calculation Date	1,000
Index Return on Calculation Date	0%
Index Credit Rate	0%	5%	0%	0%
Index Credit Amount	$0.00	$5,000.00	$0.00	$0.00
Index Base + Index Credit	$100,000	$105,000	$100,000	$100,000
Total Account Value	$405,000

INDEX RETURN IS POSITIVE

3 months into Index Strategy Term	Cap Rate	Step Rate Plus	Dual Directional	Enhanced Cap Rate
Days elapsed since Index Strategy Start Date	89	89	89	89
Index Value on Calculation Date	1,300
Index Return on Calculation Date	30%
1. Fixed Income Asset Proxy	$99,271	$96,833	$98,193	$98,279
2. Derivative Asset Proxy	7,539	29,525	9,367	11,357
Interim Value for each Strategy	$106,810	$126,358	$107,560	$109,636
Total Account Value	$450,364

3 months left in Index Strategy Term	Cap Rate	Step Rate Plus	Dual Directional	Enhanced Cap Rate
Days elapsed since Index Strategy Start Date	273	273	273	273
Index Value on Calculation Date	1,300
Index Return on Calculation Date	30%
1. Fixed Income Asset Proxy	$99,756	$98,933	$99,394	$99,423
2. Derivative Asset Proxy	9,535	27,907	11,439	14,188
Interim Value for each Strategy	$109,291	$126,840	$110,833	$113,611
Total Account Value	$460,575

Index Strategy End Date	Cap Rate	Step Rate Plus	Dual Directional	Enhanced Cap Rate
Days elapsed since Index Strategy Start Date	365	365	365	365
Index Value on Calculation Date	1,300
Index Return on Calculation Date	30%
Index Credit Rate	10%	27%	12%	15%
Index Credit Amount	$10,000	$27,000	$12,000	$15,000
Index Base + Index Credit	$110,000	$127,000	$112,000	$115,000
Total Account Value	$464,000

Example 2: Six Year Index Strategy Term Lengths
Index Effective Date: 12/1/2022
Purchase Payment: $400,000
Allocated evenly (1/4) to:
•6-Year Cap Rate; S&P 500; Cap Rate 75%; Buffer 10%
•6-Year Tiered Participation Rate; S&P 500; Tier 1 100%; Tier 2 140%; Tier Level 30%; Buffer 10%
•6-Year Dual Directional; S&P 500; Cap Rate 125%; Buffer 10%
•6-Year Participation Rate with Cap; S&P 500; Participation Rate 120%; Cap Rate 60%; Buffer 10%

On the Index Effective Date	Cap Rate	Tiered Participation Rate	Dual Directional	Participation Rate with Cap
Index Strategy Term (in days)	2,192	2,192	2,192	2,192
Index Strategy Base	$100,000	$100,000	$100,000	$100,000
Starting Index Value	1,000
Total Account Value	$400,000

INDEX RETURN IS NEGATIVE

3 months into Index Strategy Term	Cap Rate	Tiered Participation Rate	Dual Directional	Participation Rate with Cap
Days elapsed since Index Strategy Start Date	89	89	89	89
Index Value on Calculation Date	700
Index Return on Calculation Date	-30%
1. Fixed Income Asset Proxy	$88,739	$78,798	$84,966	$89,028
2. Derivative Asset Proxy	(9,310)	(8,214)	(9,152)	(8,430)
Interim Value for each Strategy	$79,429	$70,584	$75,814	$80,598
Total Account Value	$306,425

3 months left in Index Strategy Term	Cap Rate	Tiered Participation Rate	Dual Directional	Participation Rate with Cap
Days elapsed since Index Strategy Start Date	2129	2129	2129	2129
Index Value on Calculation Date	700
Index Return on Calculation Date	-30%
1. Fixed Income Asset Proxy	$99,643	$99,289	$99,513	$99,652
2. Derivative Asset Proxy	(19,277)	(19,277)	(19,281)	(19,277)
Interim Value for each Strategy	$80,366	$80,012	$80,232	$80,375
Total Account Value	$320,985

Index Strategy End Date	Cap Rate	Tiered Participation Rate	Dual Directional	Participation Rate with Cap
Days elapsed since Index Strategy Start Date	2192	2192	2192	2192
Index Value on Calculation Date	700
Index Return on Calculation Date	-30%
Index Credit Rate	-20%	-20%	-20%	-20%
Index Credit Amount	$(20,000)	$(20,000)	$(20,000)	$(20,000)
Index Base + Index Credit	$80,000	$80,000	$80,000	$80,000
Total Account Value	$320,000

INDEX RETURN IS FLAT (ZERO)

3 months into Index Strategy Term	Cap Rate	Tiered Participation Rate	Dual Directional	Participation Rate with Cap
Days elapsed since Index Strategy Start Date	89	89	89	89
Index Value on Calculation Date	1,000
Index Return on Calculation Date	0%
1. Fixed Income Asset Proxy	$86,739	$78,798	$84,966	$89,028
2. Derivative Asset Proxy	12,830	21,946	15,705	14,515
Interim Value for each Strategy	$101,569	$100,744	$100,671	$103,543
Total Account Value	$406,527

3 months left in Index Strategy Term	Cap Rate	Tiered Participation Rate	Dual Directional	Participation Rate with Cap
Days elapsed since Index Strategy Start Date	2129	2129	2129	2129
Index Value on Calculation Date	1,000
Index Return on Calculation Date	0%
1. Fixed Income Asset Proxy	$99,643	$99,289	$99,513	$99,652
2. Derivative Asset Proxy	2,431	2,432	3,470	3,008
Interim Value for each Strategy	$102,074	$101,721	$102,983	$102,660
Total Account Value	$409,438

Index Strategy End Date	Cap Rate	Tiered Participation Rate	Dual Directional	Participation Rate with Cap
Days elapsed since Index Strategy Start Date	2192	2192	2192	2192
Index Value on Calculation Date	1,000
Index Return on Calculation Date	0%
Index Credit Rate	0%	0%	0%	0%
Index Credit Amount	$0	$0	$0	$0
Index Base + Index Credit	$100,000	$100,000	$100,000	$100,000
Total Account Value	$400,000

INDEX RETURN IS POSITIVE

3 months into Index Strategy Term	Cap Rate	Tiered Participation Rate	Dual Directional	Participation Rate with Cap
Days elapsed since Index Strategy Start Date	89	89	89	89
Index Value on Calculation Date	1,300
Index Return on Calculation Date	30%
1. Fixed Income Asset Proxy	$86,739	$78,798	$84,966	$89,028
2. Derivative Asset Proxy	28,393	57,140	38,068	28,022
Interim Value for each Strategy	$117,132	$135,938	$123,034	$117,050
Total Account Value	$493,154

3 months left in Index Strategy Term	Cap Rate	Tiered Participation Rate	Dual Directional	Participation Rate with Cap
Days elapsed since Index Strategy Start Date	2129	2129	2129	2129
Index Value on Calculation Date	1,300
Index Return on Calculation Date	30%
1. Fixed Income Asset Proxy	$99,643	$99,289	$99,513	$99,652
2. Derivative Asset Proxy	30,744	32,258	30,725	36,928
Interim Value for each Strategy	$130,387	$131,547	$130,238	$136,580
Total Account Value	$528,752

Index Strategy End Date	Cap Rate	Tiered Participation Rate	Dual Directional	Participation Rate with Cap
Days elapsed since Index Strategy Start Date	2192	2192	2192	2192
Index Value on Calculation Date	1,300
Index Return on Calculation Date	30%
Index Credit Rate	30%	30%	30%	36%
Index Credit Amount	$30,000	$30,000	$30,000	$36,000
Index Base + Index Credit	$130,000	$130,000	$130,000	$136,000
Total Account Value	$526,000

APPENDIX B – IMPORTANT INFORMATION ABOUT THE INDICES
S&P 500®:
“The S&P 500 Index is a product of S&P Dow Jones Indices LLC (“SPDJI”) and has been licensed for use by Pruco Life Insurance Company.  Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Pruco Life Insurance Company. Prudential FlexGuard are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Prudential FlexGuard or any member of the public regarding the advisability of investing in securities generally or in Prudential FlexGuard particularly or the ability of the S&P 500 Index to track general market performance.  S&P Dow Jones Indices’ only relationship to Pruco Life Insurance Company with respect to the S&P 500 Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices or its licensors.  The S&P 500 Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Pruco Life Insurance Company or the Prudential FlexGuard S&P Dow Jones Indices have no obligation to take the needs of Pruco Life Insurance Company or the owners of Prudential FlexGuard into consideration in determining, composing or calculating the S&P 500 Index.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Prudential FlexGuard or the timing of the issuance or sale of Prudential FlexGuard or in the determination or calculation of the equation by which Prudential FlexGuard is to be converted into cash, surrendered or redeemed, as the case may be.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Prudential FlexGuard. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.  Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to Prudential FlexGuard currently being issued by Pruco Life Insurance Company, but which may be similar to and competitive with Prudential FlexGuard.  In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the S&P 500 Index.
S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY PRUCO LIFE INSURANCE COMPANY, OWNERS OF THE PRUDENTIAL FLEXGUARD, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND PRUCO LIFE INSURANCE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.”
MSCI EAFE:
THE PRUDENTIAL FLEXGUARD IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"). ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREA TING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY PRUDENTIAL. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF PRUDENTIAL FLEXGUARD OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING GENERALLY OR PURCHASING PRUDENTIAL FLEXGUARD OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO PRUDENTIAL FLEXGUARD OR THE ISSUER OR OWNERS OF PRUDENTIAL FLEXGUARD OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF PRUDENTIAL FLEXGUARD OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF PRUDENTIAL FLEXGUARD TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHlCH PRUDENTIAL FLEXGUARD IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF PRUDENTIAL FLEXGUARD OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FUND.
ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALlTY,

ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF PRUDENTIAL FLEXGUARD, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILlTY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARITES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILlTY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILlTY OF SUCH DAMAGES. No purchaser, seller or holder of this product or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCl's permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
Bloomberg U.S. Intermediate Credit Index:
“Bloomberg®” and Bloomberg U.S. Intermediate Credit Index are service marks of Bloomberg Finance L.P. and its affiliates, including Bloomberg Index Services Limited (“BISL”), the administrator of the index (collectively, “Bloomberg”), and have been licensed for use for certain purposes by Pruco Life Insurance Company.
Prudential FlexGuard is not sponsored, endorsed, sold or promoted by Bloomberg. Bloomberg does not make any representation or warranty, express or implied, to the owners of or counterparties to the Prudential FlexGuard or any member of the public regarding the advisability of investing in securities generally or in Prudential FlexGuard particularly. The only relationship of Bloomberg to Pruco Life Insurance Company is the licensing of certain trademarks, trade names and service marks and of the Bloomberg U.S. Intermediate Credit Index, which is determined, composed and calculated by BISL without regard to Pruco Life Insurance Company or Prudential FlexGuard. Bloomberg has no obligation to take the needs of Pruco Life Insurance Company or the owners of the Prudential FlexGuard into consideration in determining, composing or calculating the Bloomberg U.S. Intermediate Credit Index. Bloomberg is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Prudential FlexGuard to be issued. Bloomberg shall not have any obligation or liability, including, without limitation, to Prudential FlexGuard customers, in connection with the administration, marketing or trading of the Prudential FlexGuard.
BLOOMBERG DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA RELATED THERETO AND SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. BLOOMBERG DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY PRUCO LIFE INSURANCE COMPANY, OWNERS OF THE PRUDENTIAL FLEXGUARD OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA RELATED THERETO. BLOOMBERG DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS, AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES—WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE—ARISING IN CONNECTION WITH THE PRUDENTIAL FLEXGUARD OR BLOOMBERG U.S. INTERMEDIATE CREDIT INDEX OR ANY DATA OR VALUES RELATING THERETO—WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.
Invesco QQQ ETF:
Invesco Capital Management LLC (“ICM”) serves as sponsor of Invesco QQQ TrustSM, Series 1 (“Invesco QQQ ETF”) and Invesco Distributors, Inc. (“IDI”), an affiliate of ICM serves as distributor for Invesco QQQ ETF. The mark “Invesco” is the property of Invesco Holding Company Limited and is used under license. That trademark and the ability to offer a product based on Invesco QQQ ETF have been licensed for certain purposes by Pruco Life Insurance Company and its wholly owned subsidiaries and affiliates (collectively, “Prudential”). Products offered by Prudential are not sponsored, endorsed, sold or promoted by ICM or Invesco Holding Company Limited, and purchasers of such products do not acquire any interest in Invesco QQQ ETF nor enter into any relationship with ICM or its affiliates. ICM makes no representations or warranties, express or implied, to the owners of any products offered by Prudential. ICM has no obligation or liability for any errors, omissions, interruptions or use of Invesco QQQ ETF or any data related thereto, or with the operation, marketing trading or sale of any products or services offered by Prudential.
Nasdaq®, Nasdaq-100®, Nasdaq-100 Index®, and QQQ®, are registered trademarks of Nasdaq, Inc. (which with its affiliates is referred to as the “Corporations”) and are licensed for use for certain purposes by Pruco Life Insurance Company and its wholly owned subsidiaries and affiliates (collectively, “Prudential”). Prudential FlexGuard (“Product”) has not been passed on by the Corporations as to their legality or suitability. The Product is not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE PRODUCT(S).
iShares® Russell 2000 ETF:
The iShares® Russell 2000 ETF is distributed by BlackRock Investments, LLC. iShares® and BlackRock®, and the corresponding logos, are registered trademarks of BlackRock, Inc. and its affiliates (“BlackRock”) and are used under license. BlackRock has licensed certain trademarks and trade names of BlackRock to Pruco Life Insurance Company for certain purposes. Pruco Life Insurance Company’s products and services are not sponsored, endorsed, sold, or promoted by BlackRock, and purchasers of such products do not acquire any interest in the iShares® Russell 2000 ETF nor enter into any relationship of any kind with BlackRock. BlackRock makes no representations or warranties, express or implied, to the owners of any products offered by Pruco Life Insurance Company or any member of the public regarding the advisability of purchasing any product or service offered by Pruco Life Insurance Company. BlackRock has no obligation or liability for any errors, omissions, interruptions or use of the iShares® Russell 2000 ETF or any data related thereto, or in connection with the operation, marketing, trading or sale of any Pruco Life Insurance Company product or service offered by Pruco Life Insurance Company.
All rights in the Russell®2000 Index (the “Index”) vest in the relevant LSE Group company which owns the Index. Russell®2000 is a trademark of the relevant LSE Group company and is used by any other LSE Group company under license.
The Index is calculated by or on behalf of Frank Russell Company or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of reliance on or any error in the Index or (b) investment in or operation of Prudential FlexGuard. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from Prudential FlexGuard or the suitability of the Index for the purpose to which it is being put by Pruco Life Insurance Company.
AB 500 Plus IndexSM
The AB 500 Plus IndexSM (the “Index”) is a rules-based index based upon several US and global equity indices. The Index seeks to tactically allocate to certain indices when their expected return potential is elevated as compared to the expected return potential of the largest US public companies. By following proprietary positioning signals, the index aims to keep a low tracking error to the largest US public companies, while providing differentiated returns via its tactical selection.
The Index is calculated by a third party (“Calculation Agent”) using a methodology developed by AllianceBernstein L.P. (“AB”). The Prudential FlexGuard 2.0 registered index-linked annuity to which this disclosure applies (the “Product”) has been developed solely by Pruco Life Insurance Company (“Licensee”). The Product is not in any way connected to or sponsored, endorsed, sold or promoted by AB or its affiliates. AB does not provide investment advice to the Product or the owners of the Product, and in no event shall any contract owner of a Product be deemed to be a client of AB. AB and Calculation Agent shall have no liability whatsoever to any person arising out of (a) the use of, reliance on, or any error in, the Index or (b) the purchase of, or operation of, the Product. AB makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by Licensee.
Indices and related information provided by AB or its affiliates, as well as the names “AllianceBernstein” and “AB”, the name of the Index, any related trademarks, are intellectual property owned by, licensed from, AB and may not be copied, or used without AB’s prior written approval. AB provides Index information to Licensee; any further use of this information is subject to the laws and regulations applicable to Licensee, and Licensee is solely responsible for ensuring that its use of the Index complies with all applicable laws and regulations.
ISHARES® AND BLACKROCK® ARE REGISTERED TRADEMARKS OF BLACKROCK, INC. AND ITS AFFILIATES (“BLACKROCK”) AND ARE USED UNDER LICENSE. BLACKROCK MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE ADVISABILITY OF INVESTING IN ANY PRODUCT OR THE USE OF ANY SERVICE OFFERED BY ALLIANCE BERNSTEIN. BLACKROCK HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE OPERATION, MARKETING, TRADING OR SALE OF ANY PRODUCT OR SERVICE OFFERED BY ALLIANCE BERNSTEIN.
INVESCO CAPITAL MANAGEMENT LLC (“ICM”) SERVES AS SPONSOR OF INVESCO QQQ TRUSTSM, SERIES 1 (“INVESCO QQQ ETF”). THE MARK “INVESCO” IS THE PROPERTY OF INVESCO HOLDING COMPANY LIMITED AND IS USED WITH PERMISSION. PRODUCTS OFFERED BY PRUCO LIFE INSURANCE COMPANY, INCLUDING PRUDENTIAL FLEXGUARD 2.0 REGISTERED INDEX-LINKEDANNUITY, ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY ICM OR INVESCO HOLDING COMPANY LIMITED, AND PURCHASERS OF SUCH PRODUCTS DO NOT ACQUIRE ANY INTEREST IN INVESCO QQQ ETF NOR ENTER INTO ANY RELATIONSHIP WITH ICM OR ITS AFFILIATES. ICM MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRUDENTIAL FLEXGUARD 2.0 REGISTERED INDEX-LINKEDANNUITY AND ICM HAS NO OBLIGATION OR LIABILITY FOR ANY ERRORS, OMISSIONS, INTERRUPTIONS OR USE OF INVESCO QQQ ETF OR ANY DATA RELATED THERETO. THE PRUDENTIAL FLEXGUARD 2.0 REGISTERED INDEX-LINKED ANNUITY IS ISSUED, MARKETED, OPERATED, AND MANAGED BY THE PRUCO LIFE INSURANCE COMPANY WHO IS SOLELY AND EXCLUSIVELY RESPONSIBLE FOR THE PRUDENTIAL FLEXGUARD 2.0 REGISTERED INDEX-LINKED ANNUITY.
THE "S&P 500 INDEX" IS A PRODUCT OF S&P DOW JONES INDICES LLC OR ITS AFFILIATES ("SPDJI") AND/OR THEIR LICENSORS (AS APPLICABLE), AND HAS BEEN LICENSED FOR USE BY ALLIANCEBERNSTEIN L.P. STANDARD & POOR'S® AND S&P® ARE REGISTERED TRADEMARKS OF STANDARD & POOR'S FINANCIAL SERVICES LLC ("S&P"); DOW JONES® IS A REGISTERED TRADEMARK OF DOW JONES TRADEMARK HOLDINGS LLC ("DOW JONES"); AND THESE TRADEMARKS HAVE BEEN LICENSED FOR USE BY SPDJI AND SUBLICENSED FOR CERTAIN PURPOSES BY ALLIANCEBERNSTEIN L.P. AB 500 PLUS INDEX IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY SPDJI, DOW JONES, S&P, THEIR RESPECTIVE AFFILIATES, OR THEIR THIRD PARTY LICENSORS (AS APPLICABLE) AND NONE OF SUCH PARTIES MAKE ANY REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN SUCH PRODUCT(S) NOR DO THEY HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS OF THE “S&P 500 INDEX."
Any data shown for the Index prior to its inception is hypothetical and back casted using criteria applied retroactively, and it has several inherent limitations. Pre-inception data does not represent actual changes in the Index value. It benefits from hindsight, and the Index rules were selected with knowledge of factors that would affect the performance of the Index. Had the Index rules been established at the start of the period shown, the

Index criteria may have been different and may not have produced the Index values shown. There are frequently significant differences between hypothetical Index values and the actual Index values.
The rules for computing the Index value include an annual 0.75% reduction. The published Index value is inclusive of this reduction.
PAST CHANGES IN THE VALUE OF THE INDEX IS NOT A GUARANTEE OR A RELIABLE INDICATOR OF FUTURE RESULTS. NEITHER HISTORICAL NOR HYPOTHETICAL HISTORICAL CHANGES IN VALUE OF THE INDEX SHOULD BE TAKEN AS AN INDICATION OF FUTURE RESULTS.
AB MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO ANY INDEX, ANY RELATED INFORMATION, OR THE PRODUCT(S) (INCLUDING WITHOUT LIMITATION, THE QUALITY, ACCURACY, SUITABILITY AND/OR COMPLETENESS OF SUCH INDEX, RELATED INFORMATION OR PRODUCTS). FURTHER, AB MAKES NO EXPRESS OR IMPLIED WARRANTY OF ANY KIND, AND AB HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH AB INDEX AND ANY DATA INCLUDED THEREIN.
Dimensional International Equity Focus Index
The Dimensional International Equity Focus Index (the “Index”) is sponsored and published by Dimensional Fund Advisors LP (“Dimensional”). References to Dimensional include its respective directors, officers, employees, representatives, delegates or agents. The use of “Dimensional” in the name of the Index and the related stylized mark(s) are service marks of Dimensional and have been licensed for use by Pruco Life Insurance Company (“PRUCO”). PRUCO has entered into a license agreement with Dimensional providing for the right to use the Index and related trademarks in connection with the FlexGuard 2.0 registered index-linked annuity (the “Financial Product”). The Financial Product is not sponsored, endorsed, sold or promoted by Dimensional, and Dimensional makes no representation regarding the advisability of the purchase of such Financial Product. Dimensional has no responsibilities, obligations or duties to purchasers of the Financial Product, nor does Dimensional make any express or implied warranties, including, but not limited to, any warranties of merchantability or fitness for a particular purpose or use with respect to the Index, or as to results to be obtained by a Financial Product or any other person or entity from the use of the Index, trading based on the Index, the levels of the Index at any particular time on any particular date, or any data included therein, either in connection with the Financial Product or for any other use. Dimensional has no obligation or liability in connection with the administration, marketing or selling of the Financial Product. In certain circumstances, Dimensional may suspend or terminate the Index. Dimensional has appointed a third-party agent (the “Index Calculation Agent”) to calculate and maintain the Index. While Dimensional is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent. Dimensional does not guarantee the accuracy, timeliness or completeness of the Index, or any data included therein or the calculation thereof or any communications with respect thereto. Dimensional has no liability for any errors, omissions or interruptions of the Index or in connection with its use. In no event shall Dimensional have any liability of whatever nature for any losses, damages, costs, claims and expenses (including any special, punitive, direct, indirect or consequential damages [including lost profits]) arising out of matters relating to the use of the Index, even if notified of the possibility of such damages. Dimensional has provided PRUCO with all material information related to the Index methodology and the maintenance, operation and calculation of the Index. Dimensional makes no representation with respect to the completeness of information related to the Index provided by PRUCO in connection with the offer or sale of any Financial Product. Dimensional acts as principal and not as agent or fiduciary of any other person. Dimensional has not published or approved this document, nor does Dimensional accept any responsibility for its contents or use.

APPENDIX C – SPECIAL CONTRACT PROVISIONS FOR ANNUITIES ISSUED IN CERTAIN STATES
Certain features of your Annuity may be different than the features described earlier in this prospectus, if your Annuity is issued in certain states described below. Further variations may arise in connection with additional state reviews.

Jurisdiction	Special Provisions
California	Medically-Related Withdrawals are not available.
Florida	Annuitization available after one year.

C-1

APPENDIX D – MARKET VALUE ADJUSTMENT (MVA) FORMULA
MVA Factor [(1 + A) / (1 + B)]^C - 1
Where the defined terms are as follows:
A = the yield associated with the Market Value Index Rate at the beginning of the MVA Period;
B = the yield associated with the Market Value Index Rate at the current date; and
C = the total days remaining in the MVA Period divided by 365, capped at the duration of the MVA period
MVA Amount Initial =
The MVA Amount Initial is determined by multiplying the MVA Factor by the Sum of the Fixed Income Asset Proxy. If necessary, this amount is adjusted for any limitations on the Fixed Account required to be imposed based on the impact of the MGSV. This may limit the amount of MVA that can be applied at the time of a Withdrawal or Surrender. Otherwise, there is no limit to the amount of the MVA.
Fixed Income Asset Proxy: Fixed Income Asset Proxy represents the book value of fixed income assets backing the product. The Fixed Income Asset Proxy for the Fixed Account is equal to the Fixed Account Value. For the Index Strategies, the Fixed Income Asset Proxy is the Index Strategy Base, less the unamortized initial option cost. See the Interim Value formula in the section titled "Interim Value of Index Strategies".
The MVA Amount may be further adjusted for a MVA cap or floor based on a comparison of the Fixed Account Value and the MGSV applicable to the Fixed Account (FA).
MVA Amount Full (FA) = Fixed Income Asset Proxy of the Fixed Account x MVA Factor
MVA Floor = MGSV – (Fixed Income Asset Proxy of the Fixed Account – Surrender Charges proportionally allocated to the Fixed Account based on the Fixed Account Value as a percentage of the total Account Value) and will never be greater than zero.
MVA Cap = -MVA Floor
MVA Adjustment = Min (MVA Cap, Max (MVA Amount Full (FA), MVA Floor)) – MVA Amount Full (FA)
Final MVA Amount = MVA Amount Initial + MVA Adjustment
EXAMPLE 1: FULL SURRENDER WITH NEGATIVE MVA
MVA Period End Date: 7/1/2030
Full Surrender Date: 7/1/2025

Derivative Asset Proxy for Index Strategies immediately prior to Full Surrender	$11,400.00
Fixed Income Asset Proxy for Index Strategies immediately prior to Full Surrender	$97,700.00
Fixed Income Asset Proxy for Fixed Account immediately prior to Full Surrender	$103,000.00
MVA Factor (a)	-2.39%
Surrender Charge for Full Surrender (b)	$16,000.00
Minimum Guaranteed Surrender Value (MGSV)	$90,125.00
MVA Floor for Fixed Account (c)	-$5,105.08
MVA Cap for Fixed Account (d)	$5,105.08
Full Surrender Requested	$212,100.00
MVA Amount applicable to Index Strategies (e)	-$2,338.48
MVA Amount applicable to Fixed Account (f)	-$2,465.33
Total MVA Amount for Full Surrender (g)	-$4,803.81
Net Withdrawal (h)	$191,296.19
a)MVA Factor [(1+A)/(1+B)] ^C where
A = 3.00%
B = 3.50%
C = (MVA Period End Date – Valuation Date)/365 = (1826)/365 = 5.0027
MVA Factor = [(1+3.00%)/ (1+3.50%)] ^5.0027 - 1 = -2.39%
b)Maximum Surrender Charge for Full Surrender = Premiums in Surrender Charge × Surrender Charge Rate for each premium based on premium age = $200,000 × 8.00% = $16,000

c)MVA Floor for Fixed Account = MGSV – (Fixed Income Asset Proxy of the Fixed Account – Surrender Charges proportionally allocated to the Fixed Account based on the Fixed Account Value as a percentage of the total Account Value) = $90,125 -($103,000 - $16,000 × ($103,000/ $212,100)) = -$5,105.08
d)MVA Cap for Fixed Account = - MVA Floor for Fixed Account = $5,105.08
e)MVA Amount applicable to Index Strategies = Fixed Income Asset Proxy for Index Strategies × MVA Factor = $97,700 × (-2.39%) = -$2,338.48
f)MVA Amount applicable to Fixed Account = Min (MVA Cap, Max (Fixed Income Asset Proxy for Fixed Account × MVA Factor, MVA Floor)) = Min ($5,105.08, Max ($103,000 × (-2.39%), -$5,105.08)) = -$2,465.33
g)Total MVA Amount for Full Surrender = MVA Amount applicable to Index Strategies + MVA Amount applicable to Fixed Account = -$2,338.48 + (-$2,465.33) = -$4,803.81
h)Net Withdrawal = Amount Requested – Surrender Charges + MVA = $212,100 - $16,000 + (-$4,803.81) = $191,296.19
EXAMPLE 2: FULL SURRENDER WITH POSITIVE MVA
MVA Period End Date: 7/1/2030
Full Surrender Date: 7/1/2025

Derivative Asset Proxy for Index Strategies immediately prior to Full Surrender	$11,400.00
Fixed Income Asset Proxy for Index Strategies immediately prior to Full Surrender	$97,700.00
Fixed Income Asset Proxy for Fixed Account immediately prior to Full Surrender	$103,000.00
MVA Factor (a)	2.46%
Surrender Charge for Full Surrender (b)	$16,000.00
Minimum Guaranteed Surrender Value (MGSV)	$90,125.00
MVA Floor for Fixed Account (c)	-$5,105.08
MVA Cap for Fixed Account (d)	$5,105.08
Full Surrender Requested	$212,100.00
MVA Amount applicable to Index Strategies (e)	$2,407.62
MVA Amount applicable to Fixed Account (f)	$2,538.23
Total MVA Amount for Full Surrender (g)	$4,945.85
Net Withdrawal (h)	$201,045.85
a)MVA Factor [(1+A)/(1+B)] ^C where
A = 3.00%
B = 2.50%
C = (MVA Period End Date – Valuation Date)/365 = (1826)/365 = 5.0027
MVA Factor = [(1+3.00%)/ (1+2.50%)] ^5.0027 - 1 = 2.46%
b)Maximum Surrender Charge for Full Surrender = Premiums in Surrender Charge × Surrender Charge Rate for each premium based on premium age = $200,000 × 8.00% = $16,000
c)MVA Floor for Fixed Account = MGSV – (Fixed Income Asset Proxy of the Fixed Account – Surrender Charges proportionally allocated to the Fixed Account based on the Fixed Account Value as a percentage of the total Account Value) = $90,125 -($103,000 - $16,000 × ($103,000/ $212,100)) = -$5,105.08
d)MVA Cap for Fixed Account = - MVA Floor for Fixed Account = $5,105.08
e)MVA Amount applicable to Index Strategies = Fixed Income Asset Proxy for Index Strategies × MVA Factor = $97,700 × 2.46% = $2,407.62
f)MVA Amount applicable to Fixed Account = Min (MVA Cap, Max (Fixed Income Asset Proxy for Fixed Account × MVA Factor, MVA Floor)) = Min ($5,105.08, Max ($103,000 × 2.46%, -$5,105.08)) = $2,538.23
g)Total MVA Amount for Full Surrender = MVA Amount applicable to Index Strategies + MVA Amount applicable to Fixed Account = $2,407.62 + $2,538.23 = $4,945.85
h)Net Withdrawal = Amount Requested – Surrender Charges + MVA = $212,100 - $16,000 + $4,945.85 = $201,045.85

EXAMPLE 3: NET WITHDRAWAL
Contract is within 1st year of Surrender Charge period when withdrawal is requested. No tax withholding is assumed.

Fixed Income Asset Proxy	$58,000.00
Derivative Asset Proxy	$7,000.00
Account Value/Interim Value	$65,000.00
Purchase Payment	$60,000.00
Surrender Charge (SC) rate	8.00%
Free Withdrawal for Surrender Charge (a)	$6,000.00
Free Withdrawal for MVA (b)	$6,000.00
Requested Amount	$47,000.00
Withdrawal Amount above the Free Withdrawal Amount ( c)	$41,000.00

A	2.00%
B	5.00%
C	0.8
MVA Factor (d)	-2.29%

Ratio of Fixed Income Asset Proxy to Interim Value (e)	89.23%
Fixed income Asset Proxy applicable to Withdrawal amount above the Free Withdrawal Amount (f)	$36,584.62
Grossed up Fixed Income Asset Proxy (g)	$37,348.56
MVA amount (h)	-$856.15
Total Withdrawal amount above the Free Withdrawal Amount after MVA (i)	$41,856.15

Amount Subject to Surrender Charge (j)	$45,495.81
Surrender Charge amount (k)	$3,639.67
Total Withdrawal Amount (incl SC & MVA) (l)	$51,495.81
Account Value/Interim Value After Withdrawal (m)	$13,504.19
Client Check Amount (n)	$47,000.00
(a)    Purchase Payments in Surrender Charge Period x 10% = $60,000.00 x10% = $6,000
(b)    Total Purchase Payments x 10% = $60,000.00 x10% = $6,000
(c)    Requested Amount – Free Withdrawal = $47,000.00 - $6,000.00 = $41,000.00
(d)    MVA Factor =( (1+A)/(1+B))^C -1) = (((1+2.00%)/(1+5.00%))^0.8-1) = -2.29%
(e)    Ratio of Fixed Income Asset Proxy to Interim Value = Fixed Income Asset Proxy / Interim Value = $58,000.00/$65,000.00 =89.23%
(f)    Fixed income Asset Proxy applicable to Withdrawal amount above the Free Withdrawal Amount = Withdrawal Amount above the Free Withdrawal Amount x Ratio of Fixed Income Asset Proxy to Interim Value = (c ) x (e) = $41,000.00 × 89.23% = $36,584.62
(g)    Grossed up Fixed Income Asset Proxy = (f) /( 1-(d) x (e)) = $36,584.62/(1+(-2.29%) × 89.23%) = $37,348.56
(h)    MVA amount = Grossed up Fixed Income Asset Proxy x MVA Factor = (g) x (d) = $37,348.56 × (-2.29%) = -$856.15
(i)    Total Withdrawal amount above the Free Withdrawal Amount after MVA = $41,000 - (-$856.15) = $41, 856.15
(j)    Grossed up (i) with SC Rate = (i) /(1-SC Rate) = $41,856.15/ (1 – 8.00%) = $45,495.81
(k)    Surrender Charge = Grossed up (i) with SC Rate x SC Rate = (j) x SC Rate = $45,495.81 × 8.00% = $3,639.67
(l)    Total Withdrawal Amount (incl SC & MVA) = Requested Amount + Surrender Charge – MVA amount = $47,000 + (k) – (h) = $47,000.00 + $3,639.67 - (-$856.15) = $51,495.81
(m)    Interim Value After Withdrawal = Interim Value before withdrawal – Total Withdrawal(incl SC & MVA) = $65,000.00 - $51,495.81 = $13,504.19
(n)     Client Check Amount = Requested Amount = $47,000.00

EXAMPLE 4: GROSS WITHDRAWAL
Contract is within 1st year of Surrender Charge period when withdrawal is requested. No tax withholding is assumed.

Fixed Income Asset Proxy	$58,000.00
Derivative Asset Proxy	$7,000.00
Account Value/Interim Value	$65,000.00
Purchase Payment	$60,000.00
Surrender Charge (SC) Rate	8.00%
Free Withdrawal for Surrender Charge (a)	$6,000.00
Free Withdrawal for MVA (b)	$6,000.00
Requested Amount	$47,000.00
Withdrawal Amount above the Free Withdrawal Amount (c)	$41,000.00

Amount Subject to Surrender Charge	$41,000.00
Surrender Charge (d)	$3,280.00

A	2.00%
B	5.00%
C	0.8
MVA Factor (e)	-2.29%

Ratio of Fixed Income Asset Proxy to Interim Value (f)	89.23%
Fixed Income Asset Proxy applicable to Withdrawal amount above the Free Withdrawal Amount (g)	$33,657.85
MVA amount (h)	-$771.55

Total Withdrawal Amount (incl SC & MVA) (i)	$47,000.00
Account Value/Interim Value After Withdrawal (j)	$18,000.00
Client Check Amount (k)	$42,948.45
(a)    Purchase Payments in Surrender Charge x 10% = $60,000.00 x10% = $6,000
(b)    Total Purchase Payments x 10% = $60,000.00 x10% = $6,000
(c)    Requested Amount – Free Withdrawal = $47,000.00 - $6,000.00 = $41,000.00
(d)    Surrender Charge = Withdrawal Amount above the Free Withdrawal Amount x SC Rate = (c) x 8.00% = $41,000.00 x 8.00% = $3,280.00
(e)    MVA Factor =( (1+A)/(1+B))^C -1) = (((1+2.00%)/(1+5.00%))^0.8-1) = -2.29%
(f)    Ratio of Fixed Income Asset Proxy to Interim Value = Fixed Income Asset Proxy / Interim Value = $58,000.00 / $65,000.00 =89.23%
(g)    Fixed Income Asset Proxy applicable to Withdrawal amount above the Free Withdrawal Amount = (Withdrawal Amount above the Free Withdrawal Amount - Surrender Charge ) x Ratio of Fixed Income Asset Proxy to Interim Value = ( (c) – (d) ) x (f) = ($41,000.00 - $3,280.00) x 89.23% = $33,657.85
(h)    MVA amount = Fixed Income Asset Proxy applicable to Withdrawal amount above the Free Withdrawal Amount x MVA Factor = (g) x (e) = $33,657.85 × (-2.29%) = -$771.55
(i)    Total Withdrawal Amount (incl SC & MVA) = Requested Amount = $47,000.00
(j)    Interim Value After Withdrawal = Interim Value before withdrawal – Total Withdrawal(incl SC & MVA) = $65,000.00 – (i) = $65,000.00 – $47,000.00 = $18,000.00
(k)     Client Check Amount = Requested Amount - Surrender Charge + MVA amount = $47,000.00 – (d) + (h) = $47,000.00 - $3,280.00 + (-$771.55) = $42, 948.45

The Prudential Insurance Company of America 751 Broad Street Newark, NJ 07102-3777

PART II
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

Accountant’s Fees & Expenses:	$20,000.00
Legal Fees & Expenses:	$20,000.00
Printing Fees & Expenses:	$5,000.00
Registration Fee:	$552,400.00
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Registrant, in conjunction with certain of its affiliates, maintains insurance on behalf of any person who is or was a trustee, director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as a trustee, director, officer, employee or agent of such other affiliated trust or corporation, against any liability asserted against and incurred by him or her arising out of his or her position with such trust or corporation.
Arizona, being the state of organization of Pruco Life Insurance Company (“Pruco”), permits entities organized under its jurisdiction to indemnify directors and officers with certain limitations. The relevant provisions of Arizona law permitting indemnification can be found in Section 10-850 et seq. of the Arizona Statutes Annotated. The text of Pruco’s By-law, Article VIII, which relates to indemnification of officers and directors, is incorporated by reference to Exhibit 3(ii) to Form 10-Q filed on August 15, 1997 on behalf of Pruco Life Insurance Company.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
ITEM 16. EXHIBITS
(1)Underwriting Agreement between Prudential Annuities Distributors, Inc. and Pruco Life Insurance Company. (Note 2)
(2) Plan of acquisition, reorganization, arrangement, liquidation or succession. N/A
(4)(a) Annuity Contract (ICC25-FG(11/25)). (Note 1)
(b) Annuity Schedule Page (ICC25-FG-SCH(11/25)). (Note 1)
(c) Beneficiary Annuity Schedule Page (ICC25-FG-BENE-SCH(11/25)). (Note 1)
(d) Index Strategies Specifications Schedule Page (ICC25-FG-SCH-SPC(11/25)). (Note 3)
(e) Return of Purchase Payments Death Benefit Rider (ICC25-RID-FG-ROP(11/25)). (Note 1)
(f) Step Rate Plus Index Strategy Endorsement (ICC25-FG-SRP(11/25)). (Note 3)
(g) Participation Rate with Cap Index Strategy Endorsement (ICC25-FG-PAR(11/25)). (Note 3)
(h)Tiered Participation Rate Index Strategy Endorsement (ICC25-FG-TPAR(11/25)). (Note 3)
(i) Flexible Allocation Annuity Endorsement (ICC25-FG-FR(11/25)). (Note 3)
(j) Dual Directional Index Strategy Endorsement (ICC25-FG-DD(11/25)). (Note 3)
(k) Cap Rate with Spread Index Strategy Endorsement (ICC25-FG-CWS(11/25)). (Note 3)
(l) Cap Rate Index Strategy Endorsement (ICC25-FG-CAP(11/25)). (Note 3)
(m) Beneficiary Roth Individual Retirement Annuity Endorsement (ICC25-ROTHBEN(11/25)). (Note 1)
(n) Roth Individual Retirement Annuity Endorsement (ICC25-ROTH(11/25)). (Note 1)
(o) Beneficiary Individual Retirement Annuity Endorsement (ICC25-IRABEN(11/25)). (Note 1)
(p) Individual Retirement Annuity Endorsement (ICC25-IRA(11/25)). (Note 1)
(5) Opinion of Counsel as to legality of the securities being registered. (Note 1)

(8) Opinion re: tax matters. None
(15) Letter re unaudited interim financial information. None.
(23) Written consent of Independent Registered Public Accounting Firm. (Note 1)
(24) Power of Attorney for Reshma V. Abraham, Markus Coombs, Alan M. Finkelstein, Scott E. Gaul, Bradley O. Harris, Salene Hitchcock-Gear and Dylan J. Tyson. (Note 1)
(96) Technical report summary. N/A
(99) Additional exhibits.
(107) Filing Fee Table. (Note 1).
(Note 1)    Filed herewith.
(Note 2)    Incorporated by reference to Form S-3/A, Registration No. 333-220118, filed September 29, 2017 on behalf of the Pruco Life Insurance Company.
(Note 3) Incorporated by reference to Form S-3, Registration No. 333-288504, filed July 3, 2025 on behalf of the Pruco Life Insurance Company.

ITEM 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) Not Applicable
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) – (g) Not Applicable
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 4th day of December 2025.

PRUCO LIFE INSURANCE COMPANY
(Registrant)

By:	Dylan J. Tyson*
Dylan J. Tyson
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
Reshma V. Abraham*	Director and Vice President	December 4, 2025
Reshma V. Abraham
Markus Coombs*	Chief Financial Officer, Chief Accounting Officer, Vice President and Director	December 4, 2025
Markus Coombs
Alan M. Finkelstein*	Director and Treasurer	December 4, 2025
Alan M. Finkelstein
Scott E. Gaul*	Director and Vice President	December 4, 2025
Scott E. Gaul
Bradley O. Harris*	Director	December 4, 2025
Bradley O. Harris
Salene Hitchcock-Gear*	Director	December 4, 2025
Salene Hitchcock-Gear
Dylan J. Tyson*	Director, President and Chief Executive Officer	December 4, 2025
Dylan J. Tyson

By:	/s/Richard H. Kirk
Richard H. Kirk
    Attorney-in-Fact

*	Executed by Richard H. Kirk on behalf of those indicated pursuant to Power of Attorney.